Exhibit 1.1

innogy Finance B.V.

‘s-Hertogenbosch

CONSENT SOLICITATION MEMORANDUM dated 13 August 2020

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

CONSENT SOLICITATION /

INVITATION TO VOTE IN THE VOTES WITHOUT MEETING

(Aufforderung zur Stimmabgabe in den Abstimmungen ohne Versammlung)

by

INNOGY FINANCE B.V.

to holders of its outstanding

GBP 570,000,000 6.500% Fixed Rate Notes due April 2021 (ISIN: XS0127992336) (the April 2021 Notes)

EUR 1,000,000,000 6.500% Fixed Rate Notes due August 2021 (ISIN: XS0412842857) (the August 2021 Notes)

GBP 500,000,000 5.500% Fixed Rate Notes due July 2022 (ISIN: XS0437307464) (the July 2022 Notes)

EUR 750,000,000 0.750% Fixed Rate Notes due November 2022 (ISIN: XS1829217428) (the November 2022 Notes)

GBP 487,500,000 5.625% Fixed Rate Notes due December 2023 (ISIN: XS0170732738) (the December 2023 Notes)

EUR 800,000,000 3.000% Fixed Rate Notes due January 2024 (ISIN: XS0982019126) (the January 2024 Notes)

EUR 750,000,000 1.000% Fixed Rate Notes due April 2025 (ISIN: XS1595704872) (the April 2025 Notes)

EUR 500,000,000 1.625% Fixed Rate Notes due May 2026 (ISIN: XS1829217345) (the May 2026 Notes)

EUR 850,000,000 1.250% Fixed Rate Notes due October 2027 (ISIN: XS1702729275) (the October 2027 Notes)

EUR 1,000,000,000 1.500% Fixed Rate Notes due July 2029 (ISIN: XS1761785077) (the July 2029 Notes)

GBP 760,000,000 6.250% Fixed Rate Notes due June 2030 (ISIN: XS0147048762) (the June 2030 Notes)

EUR 600,000,000 5.750% Fixed Rate Notes due February 2033 (ISIN: XS0162513211) (the February 2033 Notes)

USD 17,400,000 3.800% Fixed Rate Notes due April 2033 (ISIN: XS0909427782) (the April 2033 Notes)

GBP 600,000,000 4.750% Fixed Rate Notes due January 2034 (ISIN: XS0735770637) (the January 2034 Notes)

GBP 1,000,000,000 6.125% Fixed Rate Notes due July 2039 (ISIN: XS0437306904) (the July 2039 Notes)

EUR 100,000,000 3.500% Fixed Rate Notes due December 2042 (ISIN: XS0858598898) (the December 2042 Notes)

EUR 150,000,000 3.550% Fixed Rate Notes due February 2043 (ISIN: XS0887582186) (the February 2043 Notes)

guaranteed by

innogy SE

(the Existing Guarantor or innogy)

(each a Series and together the Notes)

to consent to a replacement of the Existing Guarantor with E.ON SE as new guarantor (the New Guarantor or E.ON), the replacement of innogy Finance B.V. as existing issuer (the Existing Issuer) with E.ON International Finance B.V. as substitute issuer (the Substitute Issuer or E.ON International Finance) and certain amendments to the terms and conditions (the Conditions) of each Series (the Proposed Amendments and, if passed by way of resolution in the Votes Without Meeting (as defined herein), the Extraordinary Resolutions, and each an Extraordinary Resolution), all as further described in, and subject to the terms set out in, this Consent Solicitation Memorandum, in the Votes Without Meeting to be held

from 0.00 (CET) on 4 September 2020

until 23.59 (CET) on 11 September 2020

(each such invitation to a Vote Without Meeting a Consent Solicitation and together the Consent Solicitations)

Fee

0.05% of the principal amount in respect of the December 2023 Notes, the January 2024 Notes, the April 2025 Notes, the May 2026 Notes, the October 2027 Notes, the July 2029 Notes, the June 2030 Notes, the February 2033

Notes, the April 2033 Notes, the January 2034 Notes, the July 2039 Notes, the December 2042 Notes and the February 2043 Notes

The Notes and any new securities resulting from the Consent Solicitations have not been and will not be registered under the U.S. Securities Act of 1933 as amended (the Securities Act) and any such new securities are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 802, Section 4(a)(2) or Regulation S thereunder.

The Consent Solicitations are made with regard to the Notes of innogy Finance B.V, a private company with limited liability (besloten vennotschap) incorporated under Dutch law, guaranteed by innogy SE, a European Company (Societas Europaea) organised in the Federal Republic of Germany under German and European laws and are subject to German disclosure and procedural requirements that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with applicable accounting standards in Germany that may not be comparable to the financial statements of United States companies. The Consent Solicitations will be made in the United States in reliance on exemptions from Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended. As a result, the Consent Solicitations will be made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to the timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. It may be difficult for Noteholders to enforce their rights and any claim Noteholders may have arising under the federal securities laws, since the Substitute Issuer and the New Guarantor are located in non-U.S. jurisdictions, and some or all of their officers and directors may be residents of non-U.S. jurisdictions. Noteholders may not be able to sue the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor and their respective affiliates to subject themselves to a U.S. court’s judgement.

Noteholders should be aware that the Substitute Issuer may purchase the Notes otherwise than under the Consent Solicitations, such as in open market or privately negotiated purchases.

The Votes Without Meeting will be conducted by notary Dr. Christiane Mühe who has been appointed by the Existing Issuer for that purpose (the Scrutineer). The voting period (Voting Period) to cast votes at each Vote Without Meeting begins at 0.00 (CET) on 4 September 2020 and expires at 23.59 (CET) on 11 September 2020 (see “Indicative Timetable“).

NOTEHOLDERS ARE REQUESTED TO VOTE THROUGH THE TABULATION AND VOTING AGENT (AS DEFINED HEREIN) AS THEIR PROXY AT THE VOTES WITHOUT MEETING. In order to cast their vote through the Tabulation and Voting Agent as proxy, Noteholders must, by 23.59 (CET) on 3 September 2020 (the Registration and Instruction Deadline), (i) register on the Voting Platform (www.lucid-is.com/innogy) and (ii) submit, or arrange for submission of, a Consent Instruction (as defined herein) to the Clearing Systems (as defined herein) and procure that the Tabulation and Voting Agent receives such Consent Instruction via the Clearing Systems. Only Noteholders who have both (i) registered with, and instructed, the Tabulation and Voting Agent and (ii) submitted a Consent Instruction in due time before the Registration and Instruction Deadline will be eligible to vote through the Tabulation and Voting Agent (see “Procedures for Participating in the Votes Without Meeting—Voting through the Tabulation and Voting Agent“).

NOTEHOLDERS SHOULD INFORM THEMSELVES AND BE AWARE THAT THE DEADLINES SET BY ANY INTERMEDIARY OR CLEARING SYSTEM MAY BE EARLIER THAN THE DEADLINES SET OUT IN THIS DOCUMENT.

Noteholders who do not wish to cast their votes through the Tabulation and Voting Agent as proxy, may cast their votes either on their own behalf or by appointing a proxy, voting agent or other agent acting on their behalf (other than the Tabulation and Voting Agent) at the Votes Without Meeting by submitting a Voting Form (as defined herein) directly to the Scrutineer during the Voting Period. Any such Noteholder must arrange for its Noteholder Custodian (as defined herein) to submit a Blocking Confirmation (Sperrvermerk) (as defined herein) to the Scrutineer. It is each Noteholder’s responsibility to ensure that the Scrutineer receives the Voting Form within the Voting Period and the Blocking Confirmation by the End of the Voting Period (as defined herein) (see “ Procedures for Participating in the Votes Without Meeting—Direct Voting to the Scrutineer“).

Noteholders should take into account that restrictions on the transfer of Notes held by them will apply (i) from the time they submit, or arrange for submission of, Consent Instructions and that Consent Instructions shall be irrevocable save in certain limited circumstances as provided in this Consent Solicitation Memorandum and/or (ii) from the time of instructing the Noteholder Custodian to submit a Blocking Confirmation to the Scrutineer (see “Risk Factors relating to Votes Without Meeting—Blocking of Notes and Restrictions on Transfer “ and “- Irrevocability of Consent Instructions”).

This Consent Solicitation does not constitute an offer to sell securities, or a solicitation of an offer of securities, or to otherwise make securities available to any retail investor in the European Economic Area (EEA) or in the United Kingdom (UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended and superseded, the Prospectus Regulation). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the PRIIPs Regulation) for offering or selling securities or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

SOLICITATION AGENTS

CITIGROUP TABULATION AND VOTING AGENT LUCID ISSUER SERVICES LIMITED	NATWEST MARKETS SCRUTINEER DR. CHRISTIANE MÜHE, NOTARY

GENERAL

This Consent Solicitation Memorandum contains important information which should be read carefully before any decision is made with respect to any Consent Solicitation. If any Noteholder is in any doubt as to the action it should take or is unsure of the impact of the implementation of any Extraordinary Resolution, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the relevant vote without meeting (each such vote without meeting a Vote Without Meeting and together the Votes Without Meeting).

The Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor have appointed Citigroup Global Markets Limited and NatWest Markets N.V. as consent solicitation agents (the Solicitation Agents) under a solicitation agency agreement which contains certain provisions regarding the payment of fees, expense reimbursement and indemnity arrangements, Lucid Issuer Services Limited as tabulation and voting agent (the Tabulation and Voting Agent), and the Existing Issuer has appointed notary Dr. Christiane Mühe as scrutineer (the Scrutineer) in connection with the Votes Without Meeting.

The Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor each accept responsibility for the information contained in this Consent Solicitation Memorandum. To the best of the knowledge and belief of the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor (having taken all reasonable care to ensure that such is the case), the information contained in this Consent Solicitation Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information. None of the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any of their respective directors, officers, employees, affiliates or agents accepts any responsibility for the information contained in this Consent Solicitation Memorandum, has verified, or assumes any responsibility for the accuracy or completeness of, any of the information concerning the Consent Solicitations, the Proposed Amendments, the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor, the Notes or the factual statements contained in, or the effect or effectiveness of, this Consent Solicitation Memorandum or any other documents referred to in this Consent Solicitation Memorandum or assumes any responsibility for any failure by the Existing Issuer, the Existing Guarantor, the Substitute Issuer or the New Guarantor to disclose events that may have occurred and may affect the significance or accuracy of such information or the terms of any amendment to any Consent Solicitation.

The Solicitation Agents and their affiliates have provided and continue to provide certain investment banking services to the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor and their respective affiliates for which they have received and will receive compensation that is customary for services of such nature. In addition to their role as Solicitation Agents, Citigroup Global Markets Limited and NatWest Markets N.V. may also be custodians of some of the Notes. The Solicitation Agents may also, to the extent permitted by applicable law, have or hold a position in the Notes and make, or continue to make, a market in, or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Notes and other securities of the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor. The Solicitation Agents may also deliver Consent Instructions for their own account and on behalf of Noteholders or attend and vote at any Noteholder Meeting or otherwise make arrangements to be represented at any Noteholder Meeting for their own account and on behalf of Noteholders. To avoid any potential conflicts of interest, the Solicitation Agents will not be providing any recommendations on the merits of the Votes Without Meeting or the Proposed Amendments or any other financial advice in relation to the Votes Without Meeting.

The Solicitation Agents and their respective affiliates may contact Noteholders, regarding the Consent Solicitations and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Consent Solicitation Memorandum and related materials to Noteholders.

None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent or the Scrutineer is providing Noteholders with any legal, business, tax or other advice in this Consent Solicitation Memorandum. Noteholders should consult with their own advisors as needed to assist them in making a decision and to advise them whether they are legally permitted to participate in any Vote Without Meeting.

Noteholders must comply with all laws applicable and must obtain all applicable consents and approvals. None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent or the Scrutineer shall have any responsibility for Noteholders’ compliance with any of the foregoing legal requirements.

None of the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any of their respective directors, officers, employees or affiliates is acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Votes Without Meeting or the Proposed Amendments, and none of the Existing Issuer, the Existing Guarantor, the Susbtitute Issuer, the New Guarantor,

the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any of their respective directors, officers, employees or affiliates expresses any opinion on the merits of, or makes any representation or recommendation whatsoever regarding, any Consent Solicitation, any Proposed Amendment or this Consent Solicitation Memorandum, or makes any recommendation whether Noteholders should participate in the relevant Vote Without Meeting.

The delivery or distribution of this Consent Solicitation Memorandum shall not, under any circumstances, constitute a representation or create any implication that the information contained in this Consent Solicitation Memorandum is correct as of any time subsequent to the date of this Consent Solicitation Memorandum or that there has been no change in the information set out in this Consent Solicitation Memorandum or in the affairs of the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor since the date of this Consent Solicitation Memorandum or that the information in this Consent Solicitation Memorandum has remained accurate and complete since the date of this Consent Solicitation Memorandum.

No person has been authorised to make any recommendation on behalf of the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent or the Scrutineer in respect of this Consent Solicitation Memorandum, any Consent Solicitation, any Proposed Amendment or any Vote Without Meeting. No person has been authorised to give any information, or to make any representation in connection with any Consent Solicitation, Vote Without Meeting or Proposed Amendment, other than those contained in this Consent Solicitation Memorandum. If made or given, such recommendation or any such information or representation must not be relied upon as having been authorised by any of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any of their respective directors, officers, employees, affiliates or agents.

The Tabulation and Voting Agent is the agent of the Existing Issuer and does not owe any duty to any Noteholder.

An Extraordinary Resolution which is passed and implemented will be binding on all Noteholders of the relevant Series, whether or not they participate in the relevant Vote Without Meeting and irrespective of whether they voted in favour of or against the Proposed Amendments or whether they abstained from voting. The implementation of an Extraordinary Resolution is subject to the satisfaction of certain Conditions of Implementation. Even if the requisite majority of votes in favour of the Proposed Amendments are received, the Extraordinary Resolution will only be implemented if the Conditions of Implementation have either been satisfied or waived.

Each Noteholder is solely responsible for making its own independent appraisal of all matters as such Noteholder deems appropriate (including those relating to the Consent Solicitations) and each Noteholder must make its own decision whether to participate in the relevant Votes Without Meeting.

In particular, Noteholders should carefully consider the key risk factors set out below, together with the other information contained in this Consent Solicitation Memorandum, when deciding whether to participate in any Vote Without Meeting or how to vote with respect to any Proposed Amendment at the relevant Vote Without Meeting. The occurrence of any of the events described below under “Risk Factors Relating to the New Guarantor”, individually or together with other circumstances, could have a material adverse effect on the New Guarantor’s ability to fulfil its obligations under the New Guarantee.

The Votes Without Meeting will be held in accordance with the applicable provisions of the Act on Debt Securities. Noteholders are responsible for complying with all of the procedures for participating in the relevant Votes Without Meeting described in this Consent Solicitation Memorandum. None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent or the Scrutineer or any of their respective directors, officers, employees or affiliates assumes any responsibility for informing Noteholders of irregularities with respect to compliance with such procedures (see “Procedures for Participating in the Votes Without Meeting”).

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Notes as to when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to participate in a Vote Without Meeting by the deadlines specified in this Consent Solicitation Memorandum. The deadlines set by any such intermediary and each relevant Clearing System for the submission and (where permitted) revocation of Consent Instructions will be earlier than the relevant deadlines specified in this Consent Solicitation Memorandum (see “Procedures for Participating in the Votes Without Meeting”).

No acknowledgement of receipt of any votes cast will be given by the Scrutineer, the Tabulation and Voting Agent, the Solicitation Agents, the Existing Issuer, the Existing Guarantor, the Substitute Issuer or the New Guarantor.

Questions and requests for assistance in connection with (i) the Consent Solicitations and/or the Votes Without Meeting may be directed to the Solicitation Agents and the Tabulation and Voting Agent, (ii) the delivery of Voting Instructions or Consent Instructions may be directed to the Tabulation and Voting Agent, and (iii) the delivery of the Blocking Confirmations, Voting Forms or Forms of Proxy may be directed to the Scrutineer. The contact details of the Solicitation

Agents, the Tabulation and Voting Agent and the Scrutineer are shown at the end of this Consent Solicitation Memorandum.

Capitalised terms used in this Consent Solicitation Memorandum have the meaning given in “Definitions” below and any other definitions of such terms are for ease of reference only and shall not affect their interpretation. This Consent Solicitation Memorandum expresses and describes German legal concepts in English. Therefore, all words and expressions and legal terms used herein shall be governed by, and construed in accordance with, the laws of Germany.

Unless the context otherwise requires, all references in this Consent Solicitation Memorandum to a Noteholder or holder of Notes means each beneficial owner of the Notes holding such Notes, directly or indirectly, in an account in the name of a Direct Participant acting on such beneficial owner’s behalf.

In this Consent Solicitation Memorandum, references to (i) EUR are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended; (ii) GBP are to the lawful currency of the United Kingdom and (iii) USD are to the lawful currency of the United States.

TABLE OF CONTENTS

GENERAL		4

A.	ENGLISH LANGUAGE VERSION	9

SUMMARY OF THE CONSENT SOLICITATIONS		10

RATIONALE FOR THE CONSENT SOLICITATIONS		12

PROPOSED AMENDMENTS		13

FEE		14

RATINGS		15

INDICATIVE TIMETABLE		16

QUESTIONS AND ANSWERS ABOUT THE VOTES WITHOUT MEETING		18

DEFINITIONS		19

RISK FACTORS RELATING TO THE VOTES WITHOUT MEETING		23

PROCEDURES FOR PARTICIPATING IN THE VOTES WITHOUT MEETING		25

AMENDMENT AND TERMINATION		31

TAX CONSEQUENCES		33

INFORMATION ON THE NEW GUARANTOR		34

INFORMATION ON THE SUBSTITUTE ISSUER		35

RISK FACTORS RELATING TO THE NEW GUARANTOR		36

RISK FACTOR RELATING TO THE SUBSTITUTE ISSUER		38

ADDITIONAL INFORMATION AVAILABLE		39

B.	GERMAN LANGUAGE VERSION	40

ZUSAMMENFASSUNG DER AUFFORDERUNG ZUR STIMMABGABE		41

GRUND FÜR DIE AUFFORDERUNG ZUR STIMMABGABE		43

ÄNDERUNGSVORSCHLÄGE		44

GEBÜHR		45

RATINGS		46

VORLÄUFIGER ZEITPLAN		47

FRAGEN UND ANTWORTEN ZU DEN ABSTIMMUNGEN OHNE VERSAMMLUNG		49

DEFINITIONEN		50

RISIKOFAKTOREN IM ZUSAMMENHANG MIT ABSTIMMUNGEN OHNE VERSAMMLUNG		55

VERFAHREN FÜR DIE TEILNAHME AN DEN ABSTIMMUNGEN OHNE VERSAMMLUNG		58

ÄNDERUNG UND BEENDIGUNG		65

STEUERLICHE AUSWIRKUNGEN		67

INFORMATIONEN ÜBER DIE NEUE GARANTIN		68

INFORMATIONEN ÜBER DIE NACHFOLGESCHULDNERIN		69

RISIKOFAKTOREN IN BEZUG AUF DIE NEUE GARANTIN		70

RISIKOFAKTOR BETREFFEND DIE NACHFOLGESCHULDNERIN		72

ZUSÄTZLICHE INFORMATIONEN VERFÜGBAR		73

ANNEX 1 PROPOSED AMENDMENTS TO THE NOTES		74

German Language Version		75

ANNEX 2 FORM OF NEW GUARANTEE		76

German Language Version	79

ANNEX 3 STANDARD VOTING FORM	82

German Language Version	86

ANNEX 4 STANDARD BLOCKING CONFIRMATION	90

German Language Version	92

ANNEX 5 FORM OF PROXY	95

German Language Version	97

A. ENGLISH LANGUAGE VERSION

This Consent Solicitation Memorandum has been drafted in the English language and in parts in the German language. Where a German language version exists, such German language version shall be binding.

SUMMARY OF THE CONSENT SOLICITATIONS

•	E.ON offers to move all innogy notes to E.ON level with standardised conditions, ratings and transparent reporting.

•	E.ON SE shall be the guarantor and E.ON International Finance B.V. the issuer of a Series of Notes subject to an Extraordinary Resolution being passed and implemented for that Series of Notes.

•	Existing notes issued by innogy Finance B.V. will not be guaranteed by E.ON SE unless transferred to E.ON International Finance B.V. by noteholder consent in relation to the relevant Series.

•	S&P and Moody’s have positively confirmed that the degree of structural subordination for E.ON noteholders is not material and reduces further over time.

•

innogy has been assigned a solicited credit rating only by S&P. Contracts for other previously solicited credit ratings have run out or have been cancelled. E.ON Group plans the discontinuation of the remaining solicited credit rating of innogy.

•	innogy consolidated group financial reporting will be discontinued.

•	Future reorganizations will further reduce the role, activities, total assets and/or capitalization of innogy or innogy Finance.

•

One-time Fee of 0.05% of the principal amount payable to voting Noteholders if an Extraordinary Resolution is passed and implemented in respect of an Eligible Series (the December 2023 to February 2043 Notes).*

*

For the avoidance of doubt, no Fee will be paid in respect of the April 2021 Notes, the August 2021 Notes, the July 2022 Notes and the November 2022 Notes. The reason for this is their short remaining term until their respective maturity dates.

Simplified timeline of Votes without Meeting

The above summary is not meant to be a substitute for the information contained in the remainder of this Consent Solicitation Memorandum. Noteholders are urged to read this Consent Solicitation Memorandum in its entirety before making any decision.

RATIONALE FOR THE CONSENT SOLICITATIONS

In September 2019, the New Guarantor acquired a 76.8% stake in the Existing Guarantor from RWE AG. Furthermore, the New Guarantor together with its subsidiaries increased this share to more than 90% by way of a voluntary public takeover offer and the purchase of shares via the stock exchange.

An extraordinary general meeting of the Existing Guarantor approved the merger squeeze-out of the minority shareholders of the Existing Guarantor on 4 March 2020. Accordingly, the shares of the minority shareholders were transferred to E.ON Verwaltungs SE (then renamed to innogy SE in the context of the merger squeeze-out), a wholly owned subsidiary of the New Guarantor.

The squeeze-out under merger law became effective upon entry in the commercial register which occurred on 2 June 2020. Thus, the Existing Issuer and the Existing Guarantor both became wholly owned subsidiaries of the New Guarantor and are being fully integrated into the E.ON Group.

As part of this integration process, E.ON Group has started to centralise all financing and reporting activities of the Group. As a result, only the New Guarantor, being the ultimate parent, has become issuer or guarantor of all future capital markets debt of the E.ON Group. Furthermore, scheduled optimisation measures also encompass a reduction of financial reporting performed by the Existing Guarantor, which includes the discontinuation of preparing and publishing consolidated financials of the Existing Guarantor. Future reorganisations will further reduce the role, activities, total assets and/or capitalisation of the Existing Issuer and Existing Guarantor. In addition, any remaining rating contracts of the Existing Guarantor will be cancelled.

Following the acquisition of innogy Group by E.ON Group, both Standard & Poor’s and Moody’s have positively confirmed in recent publications that the degree of structural subordination for E.ON noteholders is not material and reduces further over time. It thus does not warrant a notching of the outstanding capital markets debt of the Substitute Issuer and the New Guarantor.

Notes already issued by the Substitute Issuer and the New Guarantor are issued under debt issuance programmes and are subject to largely standardised conditions. The New Guarantor wants to substantially align the Conditions of the Notes to the existing debt issuance programme of the New Guarantor. Furthermore, the New Guarantor and the Substitute Issuer want to harmonise the funding structure of E.ON Group by changing the Existing Issuer to the Substitute Issuer and to have the Notes guaranteed by the New Guarantor in lieu of the Existing Guarantor. In contrast, notes issued by the Existing Issuer are not guaranteed by the New Guarantor unless an Extraordinary Resolution is passed in relation to the relevant Series.

By doing so, E.ON Group wants to ensure that Noteholders are treated fairly and receive the option to move to the same level as the current E.ON noteholders and have the Notes governed by similar terms and conditions.

PROPOSED AMENDMENTS

All notes issued by companies of the E.ON Group shall going-forward either be issued by the Substitute Issuer with a guarantee from the New Guarantor or directly by the New Guarantor. In this context, the Notes shall be moved from the Existing Issuer to the Substitute Issuer.

Due payment of principal and interest and any other amounts payable under the Notes has been guaranteed by the Existing Guarantor under several guarantee agreements between the Existing Guarantor and Deutsche Bank Aktiengesellschaft as fiscal agent for the benefit of the Noteholders (each an Existing Guarantee and together the Existing Guarantees).

It is intended to release the Existing Guarantor from its obligations under the Existing Guarantees and to execute a new guarantee agreement between the New Guarantor and Deutsche Bank Aktiengesellschaft as fiscal agent for the benefit of the Noteholders, under which due payment of principal and interest and any other amounts payable under the Notes is guaranteed under similar terms as the Existing Guarantees (the New Guarantee). While the Noteholders are not a contractual party to the Existing Guarantees, they are third-party-beneficiaries of the Existing Guarantees and as such their consent is required for such replacement of guarantor under German law (the Consent to the Change of Guarantor).

The Conditions of the Notes shall further substantially be aligned to those of the existing debt issuance programme of the New Guarantor. In this context, the cross-default clause will be removed and the negative pledge clause will no longer cover material subsidiaries, thus aligned to the New Guarantor’s existing debt issuance programme.

The full text of these Proposed Amendments is contained in this Consent Solicitation Memorandum in “Annex 1 - Proposed Amendments in relation to the Notes” and the text of the New Guarantee is set out in “Annex 2 - Form of New Guarantee”. Noteholders should carefully consider these Annexes before making any decision with respect to any Proposed Amendment to be voted on at any Vote Without Meeting.

FEE

In the event that an Extraordinary Resolution in respect of an Eligible Series is passed and implemented, the Existing Issuer will make a one-time cash payment equal to 0.05% of the relevant specified denomination (e.g. EUR 50 per EUR 100,000) to all Noteholders of an Eligible Series who have validly delivered a vote (yes, no or abstention) to the Scrutineer during the Voting Period* (the Fee) after the implementation of the relevant Extraordinary Resolution (expected to be approx. 7 business days after the end of Statutory Contestation Period (as defined in the section “Indicative Timetable”)). No Fee will be paid if the Consent Solicitation is terminated, withdrawn or otherwise not consummated.

Eligible Series means each of the December 2023 Notes, the January 2024 Notes, the April 2025 Notes, the May 2026 Notes, the October 2027 Notes, the July 2029 Notes, the June 2030 Notes, the February 2033 Notes, the April 2033 Notes, the January 2034 Notes, the July 2039 Notes, the December 2042 Notes and the February 2043 Notes.

For the avoidance of doubt, no Fee will be paid in respect of the April 2021 Notes, the August 2021 Notes, the July 2022 Notes and the November 2022 Notes. The reason for this is the short remaining term until their respective maturity dates.

*

Important notice: Noteholders are requested to vote through the Tabulation and Voting Agent and must arrange for the submission of a Consent Instruction by the Registration and Instruction Deadline. Noteholders may also submit their votes directly to the Scrutineer (see “Direct Voting to the Scrutineer”).

RATINGS

S&P Global Ratings Europe Limited (Standard & Poor’s) has assigned an issuer credit rating of BBB (outlook: stable) and Moody’s France SAS (Moody’s) has assigned a Baa2 long-term rating (outlook: stable) to the New Guarantor.

The Existing Guarantor currently has only been assigned solicited credit rating by Standard and Poor’s. Contracts for other previously solicited credit ratings have run out or have been terminated. As part of the intended optimisation measures, E.ON Group plans the discontinuation of the remaining solicited credit rating of the Existing Guarantor.

Each of Standard & Poor’s and Moody’s is established in the European Union and is registered under Regulation (EC) No. 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended (the CRA Regulation).

The European Securities and Markets Authority publishes on its website (www.esma.europa.eu) a list of credit rating agencies registered in accordance with the CRA Regulation. That list is updated within five working days following the adoption of a decision under Article 16, 17 or 20 CRA Regulation. The European Commission shall publish that updated list in the Official Journal of the European Union within 30 days following such update.

A credit rating expresses the opinion of a credit rating agency about the ability and willingness of an issuer, such as a corporation, to meet its financial obligations in full and on time. It is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

INDICATIVE TIMETABLE

Set out below is an indicative timetable showing the timing of the Consent Solicitations and/or the Votes Without Meeting, assuming that the Extraordinary Resolutions will be passed and implemented.

Event	Timing
Launch Date of the Consent Solicitations

Consent Solicitation Memorandum (i) published on the Solicitation Website and (ii) sent for publication in the German Federal Gazette (Bundesanzeiger).	13 August 2020

Notices announcing the Consent Solicitations will also be published, or sent for publication, (i) through the Clearing Systems, (ii) on WM-Daten, (iii) on Bloomberg/Reuters, (iv) in the Luxemburger Wort, and (v) on the website of the LuxSE (www.bourse.lu).

Copies of the documents referred to under “Additional Information—Documents Available” will be available from the Tabulation and Voting Agent and on the Solicitation Website.

Registration and Instruction Deadline

Deadline for registration on, and submitting Voting Instructions to the Tabulation and Voting Agent via the Voting Platform and for receipt of Consent Instructions by the Tabulation and Voting Agent, if they wish to vote through the Tabulation and Voting Agent.

23.59 (CET) on 3 September 2020

For reasons of efficiency, Noteholders are requested to vote through the Voting Platform (www.lucid-is.com/innogy) and submit, or arrange for submission of, Consent Instructions to the Clearing Systems.

Noteholders may alternatively submit a Blocking Confirmation and Form of Proxy, if applicable, to the Scrutineer if they wish to cast votes directly to the Scrutineer.

Commencement of the Voting Period

Tabulation and Voting Agent provides votes received to the Scrutineer as the Noteholders’ proxy. Noteholders who have not used the Voting Platform may submit their votes directly to the Scrutineer.	0.00 (CET) on 4 September 2020

End of the Voting Period

Deadline for submitting Voting Forms and evidence of eligibility including Blocking Confirmations and Forms of Proxy, if applicable, to the Scrutineer.	23.59 (CET) on 11 September 2020

Announcement (Bekanntmachung) of Results of the Votes Without Meeting

Notices of whether the required quorum has been reached and/or Extraordinary Resolutions have been passed at the Votes Without Meeting will be published, or sent for publication, (i) in the German Federal Gazette (Bundesanzeiger), (ii) on the Solicitation Website, (iii) on WM-Daten, (iv) through the Clearing Systems, (v) on Bloomberg/Reuters, (vi) in the Luxemburger Wort and (vii) on the website of the LuxSE (www.bourse.lu).

As soon as reasonably practicable after the End of the Voting Period

End of Statutory Objection Period

Deadline for objecting to the results of the Votes Without Meeting.	Two weeks after the results of the Votes Without Meeting have been announced (bekanntgemacht)

End of Statutory Contestation Period

Deadline for contesting any Extraordinary Resolutions passed at any Vote Without Meeting (the Statutory Contestation Period).	One month after the results of the Votes Without Meeting have been announced (bekanntgemacht)

Implementation of Extraordinary Resolutions passed at the Votes Without Meeting

Scrutineer forwards the contents of the Extraordinary Resolutions recorded in the minutes of the Votes Without Meeting to the relevant Central Securities Depositary and instructs it to add such minutes to the relevant Notes held by such Central Securities Depositary.

As soon as reasonably practicable after the Conditions of Implementation with regard to the relevant Series have been fulfilled

Payment of Fee

Existing Issuer pays the Fee to the Clearing Systems for all eligible Noteholders.	After the implementation of the relevant Extraordinary Resolution (expected to be approx. 7 business days after the end of Statutory Contestation Period)

Announcement (Bekanntmachung) of Implementation of Extraordinary Resolutions

Notices that Extraordinary Resolutions have been implemented will be published, or sent for publication, (i) in the German Federal Gazette (Bundesanzeiger), (ii) on the Solicitation Website, (iii) on WM-Daten, (iv) through the Clearing Systems, (v) on Bloomberg/Reuters, (vi) in the Luxemburger Wort and (vii) on the website of the LuxSE (www.bourse.lu).

After the implementation of the relevant Extraordinary Resolution

Noteholders are advised to check with any bank, securities broker or other intermediary through which they hold their Notes as to when such intermediary would need to receive instructions from a Noteholder in order for such Noteholder to participate in the relevant Votes Without Meeting by the deadlines specified above. The deadlines set by any such intermediary and each relevant Clearing System for the submission and (where permitted) revocation of Consent Instructions will be earlier than the relevant deadlines above.

QUESTIONS AND ANSWERS ABOUT THE VOTES WITHOUT MEETING

The following are some of the questions that Noteholders may have in respect of the Consent Solicitations, the Votes Without Meeting and/or the Proposed Amendments, and answers to those questions. These questions and answers are not meant to be a substitute for the information contained in the remainder of this Consent Solicitation Memorandum, and this information is qualified in its entirety by the more detailed descriptions and explanations under the sections “Rationale”, “Proposed Amendments”, “Ratings”, “Risk Factors relating to the Votes Without Meeting”, “Procedures for Participating in the Votes Without Meeting”, “Information on the New Guarantor”, “Risk Factors relating to the New Guarantor”, “Information on the Substitute Issuer” and “Risk Factors relating to the Substitute Issuer”. Noteholders are urged to read this Consent Solicitation Memorandum in its entirety before making any decision.

1)	What are the Proposed Amendments that the Existing Issuer is inviting Noteholders to approve?

The Existing Issuer shall be replaced with the Substitute Issuer and the Existing Guarantor shall be replaced with the New Guarantor. Furthermore, the Conditions shall be substantially aligned to those of the existing debt issuance programme of the New Guarantor.

2)	Why is the Existing Issuer seeking approval of the Proposed Amendments?

As part of the integration of the innogy Group in the E.ON Group, all outstanding notes of the innogy Group shall forthwith either be issued or guaranteed by the parent, the New Guarantor.

3)	Will the Existing Issuer pay any consideration in return for the participation in the Votes Without Meeting and when will such consideration be paid?

In the event that an Extraordinary Resolution in respect of an Eligible Series is passed and implemented, the Existing Issuer will make a one-time cash payment equal to 0.05% of the relevant specified denomination (e.g. EUR 50 per EUR 100,000) to all Noteholders of an Eligible Series who have validly delivered a vote (yes, no or abstention) to the Scrutineer during the Voting Period after the implementation of the relevant Extraordinary Resolution (expected to be approx. 7 business days after the end of Statutory Contestation Period). No Fee will be paid in respect of the April 2021 Notes, the August 2021 Notes, the July 2022 Notes and the November 2022 Notes. The reason for this is the short remaining term until their respective maturity dates.

Furthermore, the Existing Issuer is of the view that the proposed amendments are favourable to the Noteholders since they will benefit from a guarantee of the ultimate parent, unconfined reporting and rating coverage.

4)	What happens if no Extraordinary Resolution is passed at a Vote Without Meeting?

If an Extraordinary Resolution is not passed (e.g. because the quorum is not met or the required majority is not reached) or not implemented (e.g. because the relevant Conditions of Implementation are not satisfied), the relevant Conditions of the relevant Series will remain unchanged. Thus, the Existing Issuer will remain issuer and the Notes will continue to be guaranteed by the Existing Guarantor. However, it should be noted that the Existing Guarantor will no longer be rated or publish any financial information. Furthermore, Noteholders would not benefit from a guarantee of the ultimate parent, unconfined reporting and solicited rating coverage.

DEFINITIONS

Capitalised terms used but not defined in this Consent Solicitation Memorandum shall, unless the context otherwise requires, have the meanings set out in the Conditions.

Act on Debt Securities	German Act on Debt Securities (Schuldverschreibungsgesetz)

April 2021 Notes	GBP 570,000,000 6.500% Fixed Rate Notes due April 2021 (ISIN: XS0127992336) issued by innogy Finance B.V.

April 2025 Notes	EUR 750,000,000 1.000% Fixed Rate Notes due April 2025 (ISIN: XS1595704872) issued by innogy Finance B.V.

April 2033 Notes	USD 17,400,000 3.800% Fixed Rate Notes due April 2033 (ISIN: XS0909427782) issued by innogy Finance B.V.

August 2021 Notes	EUR 1,000,000,000 6.500% Fixed Rate Notes due August 2021 (ISIN: XS0412842857) issued by innogy Finance B.V.

Blocking Confirmation (Sperrvermerk)	A confirmation from the Noteholder Custodian, containing the Noteholder Details, that the relevant Notes held for the Noteholder in the relevant account at the Noteholder Custodian are blocked until the End of the Voting Period and, if the Blocking Confirmation is issued after the vote was cast, in addition the confirmation that the relevant Notes had already been blocked at the date the vote was cast, a form of which is contained in this Consent Solicitation Memorandum in “Annex 4 - Standard Blocking Confirmation”

Bloomberg	Bloomberg news, a division of Bloomberg L.P.

Business Day	A day, other than a Saturday or a Sunday, on which banks generally are open for business in London, Amsterdam and Frankfurt

Central Securities Depositary	Euroclear and Clearstream

Clearing Systems	Clearstream and Euroclear

Clearstream	Clearstream Banking S.A.

Conditions	The terms and conditions of each Series

Conditions of Implementation	The conditions upon satisfaction of which the Extraordinary Resolutions relating to the relevant Notes will be implemented

Consent Instruction	The electronic instruction to be submitted by a Direct Participant to the Tabulation and Voting Agent through Euroclear/Clearstream

Consent Solicitation	In respect of each Series, the invitation by the Existing Issuer to Noteholders to consent to the Proposed Amendments by way of passing the required Extraordinary Resolutions in the relevant Vote Without Meeting

Consent to the Change of Guarantor	The Extraordinary Resolution approving the exchange of guarantor in relation to each relevant Series

CRA Regulation	Regulation (EC) No. 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended

December 2023 Notes	GBP 487,500,000 5.625% Fixed Rate Notes due December 2023 (ISIN: XS0170732738) issued by innogy Finance B.V.

December 2042 Notes	EUR 100,000,000 3.500% Fixed Rate Notes due December 2042 (ISIN: XS0858598898) issued by innogy Finance B.V.

Direct Participant	Each person shown in the records of the Clearing Systems as a holder of the Notes

Eligible Series

Each of the December 2023 Notes, the January 2024 Notes, the April 2025 Notes, the May 2026 Notes, the October 2027 Notes, the July 2029 Notes, the June 2030 Notes, the February 2033 Notes, the April 2033 Notes, the January 2034 Notes, the July 2039 Notes, the December 2042 Notes and the February 2043 Notes

End of the Voting Period	23.59 (CET) on 11 September 2020

E.ON	E.ON SE

E.ON International Finance	E.ON International Finance B.V.

EUR	The currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty of the Functioning of the European Union, as amended

Euroclear	Euroclear Bank SA/NV

Existing Guarantees

Certain guarantee agreements entered into between the Existing Guarantor and Deutsche Bank Aktiengesellschaft as fiscal agent for the benefit of the Noteholders in relation to the Notes, under which due payment of principal and interest and any other amounts payable under the Notes is guaranteed

Existing Guarantor	innogy SE

Existing Issuer	innogy Finance B.V.

Extraordinary Resolution	In respect of each Series, the extraordinary resolution relating to such Series passed in the relevant Vote Without Meeting

February 2033 Notes	EUR 600,000,000 5.750% Fixed Rate Notes due February 2033 (ISIN: XS0162513211) issued by innogy Finance B.V.

February 2043 Notes	EUR 150,000,000 3.550% Fixed Rate Notes due February 2043 (ISIN: XS0887582186) issued by innogy Finance B.V.

Fee

The one-time cash payment equal to 0.05% of the specified denomination of an Eligible Series in the event that an Extraordinary Resolution in respect of an Eligible Series is passed and implemented (expected to be approx. 7 business days after the end of Statutory Contestation Period).

Form of Proxy

The standard form of power of attorney granted by the Noteholder to a proxy, voting agent, or other agent (other than the Tabulation and Voting Agent) to vote at the Vote Without Meeting which is contained in this Consent Solicitation Memorandum in “Annex 5—Form of Proxy”

GBP	The lawful currency of the United Kingdom

Guarantee	The form of guarantee as used in connection with the Existing Guarantees

Holder	A Noteholder

ID-Code	The unique identifier code with respect to each Noteholder of a Series and assigned to the Noteholder upon registration on the Voting Platform

innogy	innogy SE

innogy Finance	innogy Finance B.V.

innogy Group	The Existing Guarantor and its consolidated subsidiaries

Investor Relations Website	www.eon.com/en/investor-relations.html

ISIN	International Securities Identification Number

Issuer	The Existing Issuer

January 2024 Notes	EUR 800,000,000 3.000% Fixed Rate Notes due January 2024 (ISIN: XS0982019126) issued by innogy Finance B.V.

January 2034 Notes	GBP 600,000,000 4.750% Fixed Rate Notes due January 2034 (ISIN: XS0735770637) issued by innogy Finance B.V.

July 2022 Notes	GBP 500,000,000 5.500% Fixed Rate Notes due July 2022 (ISIN: XS0437307464) issued by innogy Finance B.V.

July 2029 Notes	EUR 1,000,000,000 1.500% Fixed Rate Notes due July 2029 (ISIN: XS1761785077) issued by innogy Finance B.V.

July 2039 Notes	GBP 1,000,000,000 6.125% Fixed Rate Notes due July 2039 (ISIN: XS0437306904) issued by innogy Finance B.V.

June 2030 Notes	GBP 760,000,000 6.250% Fixed Rate Notes due June 2030 (ISIN: XS0147048762) issued by innogy Finance B.V.

LuxSE	Luxembourg Stock Exchange

May 2026 Notes	EUR 500,000,000 1.625% Fixed Rate Notes due May 2026 (ISIN: XS1829217345) issued by innogy Finance B.V.

Moody’s	Moody’s France SAS

New Guarantee

A new guarantee agreement between the New Guarantor and Deutsche Bank Aktiengesellschaft as fiscal agent for the benefit of the Noteholders, under which due payment of principal and interest and any other amounts payable under the Notes is guaranteed, at essentially the same terms as the Existing Guarantee

New Guarantor	E.ON SE

Noteholder	Each beneficial owner of Notes holding such Notes, directly or indirectly, in an account in the name of a Direct Participant acting on such beneficial owner’s behalf

Noteholder Custodian	The custodian bank of the relevant Noteholder where the Notes of that Noteholder are held

Noteholder Details

The Noteholder’s name, address, ISIN of the relevant Series, number of notes and total principal amount of the notes held in respect of each Series by a Noteholder and credited to the securities account of the relevant Noteholder Custodian of that Noteholder

Noteholder Meeting	The physical noteholder meeting which may be held in the case that the relevant quorum at the relevant Vote Without Meeting is not met

Notes

The April 2021 Notes, the August 2021 Notes, the July 2022 Notes, the November 2022 Notes, the December 2023 Notes, the January 2024 Notes, the April 2025 Notes, the May 2026 Notes, the October 2027 Notes, the July 2029 Notes, the June 2030 Notes, the February 2033 Notes, the April 2033 Notes, the January 2034 Notes, the July 2039 Notes, the December 2042 and the February 2043 Notes

November 2022 Notes	EUR 750,000,000 0.750% Fixed Rate Notes due November 2022 (ISIN: XS1829217428) issued by innogy Finance B.V.

NPP	Nuclear power plant

October 2027 Notes	EUR 850,000,000 1.250% Fixed Rate Notes due October 2027 (ISIN: XS1702729275) issued by innogy Finance B.V.

Proposed Amendments	The resolutions which are proposed by the Existing Issuer to be made in respect of each Series at the relevant Vote Without Meeting as specified in “Annex 1—Proposed Amendments”

Registration and Instruction Deadline	23.59 (CET) on 3 September 2020

Relevant Person

Each of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer and any of their respective directors, officers, employees, agents or affiliates (including any directors, officers, employees or agents of such affiliates)

Reuters	Reuters news agency, a division of Thomson Reuters

Scrutineer	Notary Dr. Christiane Mühe who was appointed by the Existing Issuer to conduct the Votes Without Meeting

Series

Each of the April 2021 Notes, the August 2021 Notes, the July 2022 Notes, the November 2022 Notes, the December 2023 Notes, the January 2024 Notes, the April 2025 Notes, the May 2026 Notes, the October 2027 Notes, the July 2029 Notes, the June 2030 Notes, the February 2033 Notes, the April 2033 Notes, the January 2034 Notes, the July 2039 Notes, the December 2042 and the February 2043 Notes, as applicable

Solicitation Agents	Citigroup Global Markets Limited and NatWest Markets N.V.

Solicitation Website	www.eon.com/innogy-bonds

Specified Denominations	The specified denominations of the relevant Notes

Standard & Poor’s	S&P Global Ratings Europe Limited

Standard Blocking Confirmation	The standard form for Blocking Confirmations which is contained in this Consent Solicitation Memorandum in “Annex 4 - Standard Blocking Confirmation”

Standard Voting Form	The standard form for voting documents (Stimmabgaben) which is contained in this Consent Solicitation Memorandum in “Annex 3 - Standard Voting Form”

Substitute Issuer	E.ON International Finance B.V.

Tabulation and Voting Agent	Lucid Issuer Services Limited

Textform

As defined in Section 126b of the German Civil Code (Bürgerliches Gesetzbuch - BGB), being a declaration on a durable medium, evidencing the name of the issuer; durable medium means mail, fax or email and any instrument which enables the recipient of the declaration to store the declaration, in a way accessible for future reference for a period of time, adequate for the purposes of the information, and which allows the unchanged reproduction of the information stored (e.g. mail, fax, email)

USD	The lawful currency of the United States

Vote Without Meeting	In respect of each Series, the virtual voting process taking place during the Voting Period by which the Noteholders may pass the Extraordinary Resolutions

Voting Form	A document in Textform, in the German or English language, setting out the Noteholder Details and the vote in favour of or against the Proposed Amendments or the abstaining vote

Voting Instruction

The instruction from the Noteholder to the Tabulation and Voting Agent to vote in favour of or against the relevant Proposed Amendments or to abstain from voting which is made (abgegeben) upon registration on the Voting Platform

Voting Period	The period commencing at 0.00 (CET) on 4 September 2020 and ending at 23.59 (CET) on 11 September 2020

Voting Platform	www.lucid-is.com/innogy

RISK FACTORS RELATING TO THE VOTES WITHOUT MEETING

Before making a decision with respect to any Consent Solicitation, Noteholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum (including the additional information available and referenced in this Consent Solicitation Memorandum), the following:

No Interconditionality of the Votes Without Meeting and the Extraordinary Resolutions

Separate Votes Without Meeting will be held in respect of each Series and the implementation of the Extraordinary Resolutions with respect to one Series is not dependent on the implementation of any Extraordinary Resolution with respect to any other Series.

Ratings and Financial Reporting Risks of Series in respect of which Extraordinary Resolutions are not passed or not implemented

The remaining solicited credit rating of the Existing Guarantor will be cancelled and the Existing Guarantor’s consolidated group financial reportings discontinued. If no Extraordinary Resolution is passed in relation to a Series, Noteholders will no longer benefit from a solicited credit rating and group financial reporting at guarantor-level.

Contestation of Extraordinary Resolutions

In accordance with the Act on Debt Securities, each Noteholder has the right to contest any Extraordinary Resolution passed at a Vote Without Meeting within one month after the results of that Vote Without Meeting have been announced to the Noteholders (see “Indicative Timetable” above). In order to be eligible to file a contestation claim with the competent court, Noteholders that have participated in the relevant Vote Without Meeting have to object in writing to the results of the Vote Without Meeting. Such objection must be addressed to and received by the Scrutineer within two weeks following the announcement of the results. A contestation claim can be based on a breach of law or of the relevant Conditions. In the case of a successful contestation claim, a court will declare the Extraordinary Resolution void.

Conditions of Implementation

The implementation of each Extraordinary Resolution relating to each Series is conditional upon each of the following conditions having been fulfilled (the Conditions of Implementation):

•

the expiration of the contestation period under the Act on Debt Securities and the absence of any outstanding contestation proceeding with respect to that Extraordinary Resolution at such time, or if a contestation claim has been filed by a Noteholder, after the settlement of the contestation claim; and

•	the termination of the relevant Existing Guarantee and the execution of the New Guarantee with respect to the relevant Series.

Noteholders should be aware that no assurance can be given that the Conditions of Implementation will be fulfilled with regard to any Series. In addition, Noteholders should be aware that it is not a Condition of Implementation that any Extraordinary Resolution with respect to any other Series is implemented.

All Noteholders of a Series are bound by the relevant Extraordinary Resolution

Noteholders should note that if an Extraordinary Resolution is passed and implemented, such Resolution will be binding on all Noteholders of the relevant Series, whether or not they participate in the relevant Vote Without Meeting and irrespective of whether they voted in favour of or against the Proposed Amendments or whether they abstained from voting.

Voting Procedures other than in accordance with the procedures set out in this section will not be accepted

Noteholders may only participate in the Votes Without Meeting in accordance with the procedures set out in the section “Procedures for Participating in the Votes Without Meeting”. Votes which are cast other than in accordance with these procedures may be rejected by the Scrutineer. For example, Voting Forms which are received by the Scrutineer before or after the Voting Period will not be considered at the relevant Vote Without Meeting. Noteholders should not send Voting Forms, Voting Instructions, Consent Instructions or other documents relating to the casting of votes at the relevant Vote Without Meeting to the Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor or the Solicitation Agents.

General conditions of the Consent Solicitations

The Scrutineer may reject votes cast by or on behalf of a Noteholder which it considers in its reasonable judgement not to have been validly submitted. For example, votes are not validly submitted if a Noteholder submits a Voting Form to the Scrutineer but does not provide for the Blocking Confirmation to be delivered to the Scrutineer by the End of the Voting Period. In addition, votes are not validly submitted if the Noteholder has completed the registration process on the Voting Platform but has not instructed the Noteholder Custodian to send a Consent Instruction to the Clearing Systems. All questions as to the validity, form, eligibility and (in the limited circumstances in which revocation is permitted) valid revocation (including times of receipt) of any Voting Instruction and/or Consent Instruction will be determined by the Scrutineer in accordance with the applicable provisions of the Act on Debt Securities and this Consent Solicitation Memorandum.

The Votes Without Meeting will be held in accordance with the Act on Debt Securities. Under the Act on Debt Securities, the Scrutineer is required to draw up a register of Noteholders who participated in the Votes Without Meeting in relation to each Vote Without Meeting (either directly or through a proxy). Such register must contain certain Noteholder Details including Noteholders’ names, registered offices or places of residence and the number of voting rights represented by each Noteholder at the relevant Votes Without Meeting and may be made available to Noteholders upon their request. Furthermore, if an Extraordinary Resolution is not passed (e.g. because the quorum is not met or the required majority is not reached) or not implemented (e.g. because the relevant Conditions of Implementation are not satisfied), the relevant Conditions of the relevant Series will remain unchanged.

Irrevocability of Voting Instructions, Consent Instructions and votes cast directly to the Scrutineer

The submission, in accordance with the procedures set out in the section “Procedures for Participating in the Votes Without Meeting”, of a Voting Instruction or Consent Instruction will be irrevocable. In the limited circumstances in which their revocation is permitted, Voting Instructions and/or Consent Instructions may be revoked by, or on behalf of, the relevant Noteholder, by submitting a valid revocation instruction in accordance with the procedures, and by the relevant deadline (see “Amendment and Termination” below). In addition, votes cast directly to the Scrutineer in accordance with this Consent Solicitation Memorandum are irrevocable once they have been received by the Scrutineer.

Blocking of Notes and Restrictions on Transfer

When considering whether to participate in the relevant Vote Without Meeting, Noteholders should take into account that, where applicable, restrictions on the transfer of Notes will apply.

A Noteholder will, upon submitting a Consent Instruction, or arranging for such Consent Instruction to be submitted by the Noteholder Custodian, agree that its Notes (i) held in the relevant account of the relevant Noteholder Custodian will be blocked from the date the relevant instruction is received by the Noteholder Custodian and (ii) held in the relevant account in the relevant Clearing System will be blocked from the date the relevant Consent Instruction is submitted, in each case until the earlier of (x) the date on which the relevant instruction and/or Consent Instruction is validly revoked and (y) the announcement of the results of the relevant Vote Without Meeting (or, if the quorum at the relevant Vote Without Meeting is not met, until conclusion of the relevant Noteholder Meeting) (see “Procedures for Participating in the Votes Without Meeting—Noteholder Meetings in the Event of an Insufficient Quorum” below).

A Noteholder will, upon instructing the Noteholder Custodian to submit a Blocking Confirmation to the Scrutineer, agree that its Notes held in the relevant account of the relevant Noteholder Custodian will be blocked from the date the relevant instruction is received by the Noteholder Custodian until the End of the Voting Period.

Delay in receiving Fee

The Fee becomes payable to Noteholders of an Eligible Series who have delivered a Vote and in the event that an Extraordinary Resolution in respect of such Eligible Series is passed and implemented. Those Noteholders may be required to wait for an extended period of time before receiving the Fee (e.g. if a contesting action is filed in respect of an Extraordinary Resolution passed in relation to an Eligible Series – as more fully described under “Fee”). In addition, Noteholders will not receive the Fee at all if the relevant Consent Solicitation is terminated, withdrawn or otherwise not consummated.

Responsibility to consult advisers

Noteholders should consult their own tax, accounting, financial and legal advisers regarding the suitability of the tax or accounting consequences of participating in the relevant Votes Without Meeting and regarding the impact on them of the implementation of the relevant Extraordinary Resolutions.

None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any director, officer, employee, agent or affiliate of any such person is acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to any Consent Solicitation, Vote Without Meeting or Extraordinary Resolution, and accordingly none of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent, the Scrutineer or any director, officer, employee, agent or affiliate of any such person, makes any recommendation as to whether or not or how Noteholders should participate in the relevant Votes Without Meeting.

PROCEDURES FOR PARTICIPATING IN THE VOTES WITHOUT MEETING

Noteholders are responsible for complying with all of the procedures for participating in the Votes Without Meeting. None of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent or the Scrutineer assumes any responsibility for informing Noteholders of irregularities with respect to compliance with such procedures.

Noteholders are advised to check with any Clearing System, bank, securities broker or other intermediary through which they hold Notes when such Clearing System or intermediary would need to receive instructions from a Noteholder, directly or indirectly, in order for that Noteholder to be able to participate in the relevant Vote Without Meeting by the deadlines specified in this Consent Solicitation Memorandum. The deadlines set by any such intermediary and any relevant Clearing System for the submission and (where permitted) revocation of Consent Instructions may be earlier than the relevant deadlines in this Consent Solicitation Memorandum.

Noteholders who need assistance with respect to the procedures for participating in the Votes Without Meeting should contact the Tabulation and Voting Agent, whose contact details are shown at the end of this Consent Solicitation Memorandum.

Votes Without Meeting

The Votes Without Meeting will be held in accordance with the German Act on Debt Securities (Schuldverschreibungsgesetz) (the Act on Debt Securities). The Existing Issuer has appointed notary Dr. Christiane Mühe with business address at Taunusanlage 17, 60325 Frankfurt am Main (Germany) as scrutineer (the Scrutineer) to conduct the Votes Without Meeting.

Separate Votes Without Meeting will be held in respect of each Series for the approval of the Proposed Amendments. All Votes Without Meeting will be held simultaneously. The Voting Period for each Vote Without Meeting will commence at 0.00 (CET) on 4 September 2020 and expire at 23.59 (CET) on 11 September 2020. For more detailed information on the timing please refer to the section “Indicative Timetable” above.

At each Vote Without Meeting, Noteholders will have the opportunity to vote in favour of or against the Proposed Amendments or to abstain from a vote in relation to the relevant Series. The quorum required for each Vote Without Meeting pursuant to Section 18 para. 1 in conjunction with Section 15 para. 3 of the Act on Debt Securities is reached if the votes validly cast by Noteholders (including abstainers) represent at least 50% of the aggregate principal amount of the relevant Series then outstanding. In order for an Extraordinary Resolution to be passed at a Vote Without Meeting, a majority in favour of at least 75% of the votes validly cast at such Vote Without Meeting is required (this will be determined by applying the addition method (Additionsverfahren) which means that only yes and no votes will be counted). For more detailed information on the Proposed Amendments and the majority requirements for an Extraordinary Resolution to be passed, please refer to the section “Proposed Amendments” above.

The Existing Issuer will make an announcement of the results of the Votes Without Meeting as soon as reasonably practicable after the End of the Voting Period (see “- Announcements” below).

Participating in the Votes Without Meeting

Noteholders may only participate in the Votes Without Meeting in accordance with the procedures set out in this section “Procedures for Participating in the Votes Without Meeting”.

For reasons of efficiency, Noteholders are requested to vote through the Voting Platform (www.lucid-is.com/innogy) and submit, or arrange for submission of, Consent Instructions to the Clearing Systems (see “Voting through the Tabulation and Voting Agent”). However, Noteholders may also cast their votes (even if represented by a person other than the Tabulation and Voting Agent) directly by submitting a Voting Form to the Scrutineer for the Votes Without Meeting (see Direct Voting to the Scrutineer”).

Voting through the Tabulation and Voting Agent

In order to vote through the Tabulation and Voting Agent as proxy, Noteholders must, by the Registration and Instruction Deadline, (i) register on the Voting Platform (www.lucid-is.com/innogy) and (ii) submit, or arrange for submission of, a Consent Instruction to the Clearing Systems and procure that the Tabulation and Voting Agent receives such Consent Instruction via the Clearing Systems.

Registration

Upon registration on the Voting Platform, Noteholders will be required to submit their name, address, ISIN of the relevant Series, number of notes and total principal amount of the notes held in respect of each Series by a Noteholder and credited to the securities account of the Noteholder Custodian of that Noteholder (together, the Noteholder Details) as well as the instruction to the Tabulation and Voting Agent as proxy to vote in favour or against the relevant Proposed Amendments or to abstain from a vote in relation to the relevant Proposed Amendments (the Voting Instruction). By submitting a valid Voting Instruction, the Noteholder will appoint the Tabulation and Voting Agent as proxy to vote in the manner specified in their Voting Instruction in respect of the relevant Proposed Amendment at the relevant Vote Without Meeting. Unless validly revoked (see “Amendment and Termination” below), the Voting Instruction will continue to be valid in the event that the quorum is not reached at a Vote Without Meeting and a Noteholder Meeting is held (see “Risk Factors relating to the Votes Without Meeting - Blocking of Notes and Restrictions on Transfer” above). The Tabulation and Voting Agent will cast a vote in such Noteholder Meeting in the same way as in the relevant Vote Without Meeting (see Noteholder Meetings in the Event of an Insufficient Quorum” below).

Each Voting Instruction is irrevocable except in the limited circumstances described in the section “Amendment and Termination” below.

Upon completion of the registration process, the Voting Platform will generate a unique identifier code (the ID-Code) and send such ID-Code, together with the Noteholder Details and the Voting Instruction, via email to the Tabulation and Voting Agent and the Scrutineer. At the same time, the Voting Platform will generate an email to the Noteholder confirming that the registration was successfully completed and specifying the ID-Code and a reminder that the Noteholder needs to submit, or arrange for submission of, a Consent Instruction to the Clearing Systems in order to be eligible to vote at the relevant Vote Without Meeting.

Consent Instruction

In order to be eligible to vote, Noteholders must submit a Consent Instruction to the Clearing Systems, and procure that the Tabulation and Voting Agent receives such Consent Instruction via the Clearing Systems, by the Registration and Instruction Deadline.

Only Direct Participants may submit Consent Instructions. Each Noteholder that is not a Direct Participant must arrange for the Direct Participant, through which such Noteholder holds its Notes, to submit a Consent Instruction on its behalf before the applicable deadlines. Each Noteholder that is not a Direct Participant but holds Notes through an intermediary custodian bank (the Noteholder Custodian) must instruct the Noteholder Custodian to (i) submit, or arrange for submission of, a Consent Instruction to the Clearing Systems and (ii) immediately block the Notes held by such Noteholder Custodian for the Noteholder.

A separate Consent Instruction must be completed in respect of each Series. Each Consent Instruction must specify, among other things, the name of the Noteholder, the ID-Code, the Noteholder’s holding in the relevant Series, the securities account number at Euroclear/Clearstream in which the relevant Notes are held, an instruction to immediately block the relevant holding of Notes, and whether the Noteholder votes in favour of or against the Proposed Amendments or abstains from voting at the relevant Vote Without Meeting. The receipt of such Consent Instruction by Euroclear/Clearstream from a Direct Participant will be acknowledged in accordance with the standard practices of Euroclear/Clearstream and will result in the blocking of the relevant Notes in the relevant Direct Participant’s account with Euroclear/Clearstream so that no transfers may be effected in relation to such Notes (see “Risk Factors relating to the Votes Without Meeting—Blocking of Notes and Restrictions on Transfer” above).

Euroclear/Clearstream will transmit Consent Instructions received from Direct Participants on behalf of the Noteholders electronically to the Tabulation and Voting Agent. Upon receipt of such electronic message from Euroclear/Clearstream, the Tabulation and Voting Agent will assess whether the Noteholder Details in such messages correspond to the Noteholder Details submitted by the Noteholder to the Tabulation and Voting Agent upon registration on the Voting Platform. If the Tabulation and Voting Agent, in its reasonable discretion, determines that the details correspond and that it is validly instructed to vote on behalf of the relevant Noteholder, the Tabulation and Voting Agent will cast the votes during the Voting Period on behalf of the Noteholder as instructed in the Voting Instruction in Textform to the Scrutineer.

In order to vote through the Tabulation and Voting Agent as proxy, Noteholders must have both registered on the Voting Platform and submitted, or arranged for submission of, the Consent Instructions to the Clearing Systems by the Registration and Instruction Deadline. Noteholders who have only registered on the Voting Platform by the Registration and Instruction Deadline will not be eligible to vote, if the Consent Instruction has not been received by the Tabulation and Voting Agent by the Registration and Instruction Deadline. The Tabulation and Voting Agent may, in its sole discretion, decide whether it will cast votes on behalf of Noteholders if it has received the Consent Instruction via Clearing Systems after the Registration and Instruction Deadline, provided that all Noteholders are treated equally.

Each Consent Instruction is irrevocable except in the limited circumstances described in the section “Amendment and Termination” below.

Direct Voting to the Scrutineer

While Noteholders are requested to cast votes through the Tabulation and Voting Agent, each Noteholder may alternatively cast votes directly to the Scrutineer, either by acting as principal on its own behalf or by appointing a proxy, voting agent or other agent (other than the Tabulation and Voting Agent). Noteholders are not required to register on the Voting Platform if they intend to cast votes directly to the Scrutineer.

Noteholders may cast their votes by sending a Voting Form in Textform (e.g. via mail, fax or email) within the Voting Period in the German or English language to the following address of the Scrutineer:

Notary Dr. Christiane Mühe

- Scrutineer –

(Abstimmungsleiterin)

Reference:	innogy
Address:	FM Notare, Taunusanlage 17, 60325 Frankfurt am Main, Germany
Fax:	+49 (0) 69 7079 685 – 55
Email:	innogy@fm-notare.com

Noteholders casting their votes directly with the scrutineer are requested to use the standard form for voting documents which is contained in this Consent Solicitation Memorandum in “Annex 3—Standard Voting Form” (the Standard Voting Form) and which can be downloaded from the Solicitation Website from the date of this Consent Solicitation Memorandum until the End of the Voting Period.

Unless otherwise submitted to the Scrutineer by the End of the Voting Period, the following documents must be attached in Textform (via mail, fax or email) to the Noteholder’s Voting Form:

(i)

evidence of beneficial ownership of the Noteholder of the relevant Notes in form of a Blocking Confirmation issued by the Noteholder Custodian. Noteholders are requested to use the form of blocking confirmation which is contained in this Consent Solicitation Memorandum in “Annex 4 - Standard Blocking Confirmation” (the Standard Blocking Confirmation), which can also be downloaded on the Solicitation Website. If the Blocking Confirmation is issued after the vote was cast, a confirmation must be included that the relevant Notes had already been blocked at the date the vote was cast. It is the Noteholders’ responsibility to inform their Noteholder Custodian of whether they already cast their votes at the time they instruct the Noteholder Custodian to issue the Blocking Confirmation. Noteholders who have not delivered a Blocking Confirmation to the Scrutineer, or have otherwise not evidenced that the relevant Notes are blocked, by the End of the Voting Period will not be eligible to vote.

(ii)

if the Noteholder will cast its votes through a proxy, voting agent or other agent (other than the Tabulation and Voting Agent) appointed by it, a completed and duly signed form of proxy as contained in this Consent Solicitation Memorandum in “Annex 5—Form of Proxy” (the Form of Proxy) and which can be downloaded from the Solicitation Website. Votes cast by a proxy, voting agent or other agent (other than the Tabulation and Voting Agent) on behalf of a Noteholder without submitting a Form of Proxy may not be considered by the Scrutineer.

Votes cast at a Vote Without Meeting will only be considered by the Scrutineer if the Voting Form, Blocking Confirmation and Form of Proxy, if applicable, are received (zugegangen) by the Scrutineer in Textform. Standard Voting Forms, Standard Blocking Confirmations and Forms of Proxy submitted to the Scrutineer by mail, fax or email will satisfy applicable Textform requirements. It is the Noteholders’ responsibility to ensure that votes are transmitted to and received by the Scrutineer within applicable deadlines.

Representatives who sign Voting Forms or powers of attorney on behalf of Noteholders are, if the Noteholders are companies, partnerships or other legal entities, requested to evidence their power of representation by, e.g. submitting a current excerpt from a relevant register or other equivalent confirmation. In addition, statutory representatives (e.g. parents acting as representatives for their children, guardians acting as representatives for their wards) or an official administrator (e.g. an insolvency administrator) are requested to evidence their statutory power of representation by submitting adequate documentation (e.g. the certificate of appointment as insolvency administrator).

Denominations of Votes, Voting Instructions and Consent Instructions

Votes, Voting Instructions and Consent Instructions may only be submitted in relation to the specified denominations (the Specified Denominations) of the relevant Notes, being (a) in respect of the April 2021 Notes, the December 2023 Notes and the June 2030 Notes, GBP 1,000; (b) in respect of the August 2021 Notes, the November 2022 Notes, the February 2033 Notes, the January 2024 Notes, the April 2025 Notes, the May 2026 Notes, the October 2027 Notes and the July 2029 Notes, EUR 1,000; (c) in respect of the July 2022 Notes and the July 2039 Notes, GBP 50,000; (d) in respect of the April 2033 Notes, USD 200,000; (e) in respect of the January 2034 Notes, GBP 100,000; (f) in respect of the December 2042 Notes and the February 2043 Notes, EUR 100,000. Each Note in the Specified Denomination will carry one vote.

Announcements

Unless stated otherwise, all announcements in connection with the Votes Without Meeting will be made by the Existing Issuer by publication (i) in the German Federal Gazette (Bundesanzeiger), (ii) on the Solicitation Website, (iii) on WM-Daten, (iv) through the Clearing Systems, (v) on Bloomberg/Reuters (vi) in the Luxemburger Wort, and (vii) on the website of the LuxSE (www.bourse.lu).

Copies of all announcements, notices and press releases can also be obtained from the Tabulation and Voting Agent. Significant delays may be experienced where notices are delivered to the relevant Clearing Systems and Noteholders are urged to contact the Tabulation and Voting Agent for the relevant announcements during the course of the Consent Solicitations. In addition, Noteholders may contact the Solicitation Agents for information using the contact details shown at the end of this Consent Solicitation Memorandum.

Noteholder Meetings in the Event the quorum is not reached in a Vote without Meeting

In the event that the relevant quorum is not reached with respect to any Vote Without Meeting, the Existing Issuer may publish a separate invitation inviting the relevant Noteholders to attend a physical noteholder meeting (the Noteholder Meeting) in the German Federal Gazette (Bundesanzeiger) specifying, among others, the place and time of such Noteholder Meeting. The minimum notice period for a Noteholder Meeting is fourteen (14) days. In such event, the relevant Proposed Amendments will be proposed again to Noteholders of that relevant Series at such Noteholder Meeting. The quorum at any such Noteholder Meeting is reached if the votes cast by Noteholders (including abstainers) represent at least 25% of the aggregate principal amount of the relevant Series then outstanding. An Extraordinary Resolution to be passed at a Noteholder Meeting requires a majority in favour of at least 75% of the votes validly cast at such Noteholder Meeting (this will be determined by applying the addition method (Additionsverfahren) which means that only yes and no votes will be counted). If the quorum for a Noteholder Meeting is reached and the relevant Extraordinary Resolution is passed and implemented, such Extraordinary Resolution will be binding on all Noteholders of the relevant Series. The above specifications relating to announcements and implementation of Extraordinary Resolutions apply equally. Unless validly revoked, the Voting Instruction and Consent Instruction or instruction to the Noteholder Custodian to submit a Consent Instruction will continue to be valid in the event that the quorum has not been reached at a Vote Without Meeting and a Noteholder Meeting is held (see “Risk Factors relating to the Votes Without Meeting—Blocking of Notes and Restrictions on Transfer” above as well as “Amendment and Termination” below). The Tabulation and Voting Agent will cast a vote in such Noteholder Meeting in the same way as in the relevant Vote Without Meeting.

Agreements, acknowledgements, representations, warranties and undertakings

By submitting a Voting Form to the Scrutineer, by submitting a Consent Instruction to the relevant Clearing System in accordance with the procedures of such Clearing System, or by arranging for such Consent Instruction to be made, any Noteholder, Noteholder Custodian and Direct Participant submitting such Consent Instruction on such Noteholder’s behalf, as the case may be, shall be deemed to agree, and acknowledge, represent, warrant and undertake, to the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Scrutineer, the Tabulation and Voting Agent and the Solicitation Agents the following (i) at the time of submission of such Consent Instruction, or arranging for such Consent Instruction to be made, and (ii) until the announcement of the results of the relevant Vote Without Meeting or the time of any Noteholder Meeting, as applicable (and if a Noteholder, Noteholder Custodian or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such Noteholder, Noteholder Custodian or Direct Participant should contact the Tabulation and Voting Agent and the Scrutineer immediately):

(a)

in the case of a Direct Participant submitting, or a Noteholder Custodian arranging for submission of, a Consent Instruction, such Direct Participant or Noteholder Custodian holds and will hold, until the earlier of (i) the date on which the relevant Consent Instruction is validly revoked, in the limited circumstances in which such revocation is permitted (including the automatic revocation of such Consent Instruction on the termination of the relevant Consent Solicitation), in accordance with the terms of the relevant Consent Solicitation and (ii) until the announcement of the results of the relevant Vote Without Meeting or, if applicable, Noteholder Meeting, the relevant Notes blocked in Euroclear/Clearstream or, in the case of a Noteholder Custodian the relevant account held for the Noteholder, and, in accordance with the requirements of, and by the deadline required by, Euroclear/Clearstream, it has submitted, or has caused to be submitted, a Consent Instruction to Euroclear/Clearstream to authorise the blocking of such Notes with effect on and from the date of such submission so that no transfers of such Notes may be effected until the occurrence of any of the events listed in (i) or (ii) above;

(b)

in the case of a Noteholder who is not a Direct Participant, such Noteholder, upon instructing the Noteholder Custodian to arrange for the Consent Instruction to be made on its behalf, holds and will hold, until the earlier of (i) the date on which the relevant instruction is validly revoked, in the limited circumstances in which such revocation is permitted (including the revocation of such instruction on the termination of the relevant Consent Solicitation), in accordance with the terms of the relevant Consent Solicitation and (ii) until the announcement of the results of the relevant Vote Without Meeting or, if applicable, Noteholder Meeting, the relevant Notes blocked, and has authorised the Noteholder Custodian to block the relevant Notes, in its account maintained with the Noteholder Custodian;

(c)

in the case of a Noteholder, it has received this Consent Solicitation Memorandum, and has reviewed and understood, agrees to be bound by and accepts the terms, conditions and other considerations of the relevant Consent Solicitation, all as described in this Consent Solicitation Memorandum (including all additional information available and referenced to in this Consent Solicitation Memorandum);

(d)

in the case of a Direct Participant, by blocking the relevant Notes in its account at Euroclear/Clearstream, it consents to have Euroclear/Clearstream provide details concerning its identity to the Tabulation and Voting Agent and the Scrutineer (and for the Tabulation and Voting Agent and the Scrutineer to provide such details to the Existing Issuer, the New Guarantor, the Substitute Issuer, the Existing Guarantor, the Solicitation Agents and their legal advisers);

(e)

in the case of a Noteholder, by arranging for submission of Consent Instructions on its behalf, it consents to have Euroclear/Clearstream provide its Noteholder Details and the direction to vote to the Tabulation and Voting Agent and the Scrutineer (and for the Tabulation and Voting Agent and the Scrutineer to provide such details to the Existing Issuer, the New Guarantor, the Substitute Issuer, the Existing Guarantor, the Solicitation Agents and their legal advisers, and for the Existing Issuer to make available such details to other Noteholders (if requested) who participated in the relevant Votes Without Meeting);

(f)

in the case of a Noteholder, by submitting a Voting Form to the Scrutineer, it consents to have the Scrutineer provide its Noteholder Details to the Existing Issuer, the Substitute Debtor, the Solicitation Agents and their legal advisers, and for the Existing Issuer to make available such details to other Noteholders (if requested) who participated in the relevant Votes Without Meeting;

(g)

in the case of a Noteholder, it gives instructions for the appointment of the Tabulation and Voting Agent as its proxy to vote in respect of the relevant Proposed Amendment at the relevant Vote Without Meeting and any Noteholder Meeting in the manner specified in the Voting Instruction;

(h)

all authority conferred or agreed to be conferred pursuant to its acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations, shall be binding upon their successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(i)

none of the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents, the Tabulation and Voting Agent and the Scrutineer or any of their respective directors, officers, employees, agents or affiliates (including any directors, officers, employees or agents of such affiliates) (each a Relevant Person) has given any information to the Noteholder with respect to any Consent Solicitation or Vote Without Meeting or Noteholder Meeting or Proposed Amendment save as expressly set out in this Consent Solicitation Memorandum nor has any of them expressed any opinion or made any undertaking, representation or warranty (express or implied) in respect of the terms of any Consent Solicitation, Vote Without Meeting, Noteholder Meeting or Proposed Amendment or made any recommendation to it as to whether it should participate in the relevant Votes Without Meeting and it has made its own decision with regard to participating in the relevant Votes Without Meeting based on financial, tax or legal advice it has deemed necessary to seek;

(j)

this Consent Solicitation Memorandum is not intended to be a complete description of the creditworthiness of the Existing Issuer and/or the New Guarantor, and no Relevant Person has made any undertaking, representation or warranty (express or implied) in respect of the current or future performance of the Notes, or the financial performance, affairs or creditworthiness of the Substitute Issuer and/or the New Guarantor;

(k)

in the case of a Noteholder, no information has been provided to it by any Relevant Person with regard to the tax consequences for Noteholders arising from the participation in any Vote Without Meeting or the implementation of any Extraordinary Resolution, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in any Vote Without Meeting, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against any Relevant Person or any other person in respect of such taxes and payments;

(l)

no Relevant Person is acting (A) otherwise than in the capacity of an arm’s-length contractual counterparty (where applicable) or (B) as a fiduciary for or an adviser to the Noteholder in respect of the Proposed Amendments and/or its participation in the relevant Votes Without Meeting;

(m)

no Relevant Person is responsible to the Noteholder or its clients with respect to its participation in the relevant Votes Without Meeting or the implementation of the Proposed Amendments or will be liable to it in connection with its participation in the relevant Votes Without Meeting or the implementation of the Proposed Amendments. For the avoidance of doubt, this does not attempt to exclude the liability of any person in respect of fraudulent misrepresentation under any applicable law; and

(n)

in the case of a Noteholder, it acknowledges that a Relevant Person may possess information not known to it. It agrees that such Relevant Person shall have no liability with respect to the non-disclosure of any such information, unless such information is withheld in violation of mandatory disclosure requirements under applicable securities laws, rules and regulations applicable to it.

Governing law

This Consent Solicitation Memorandum and the Consent Solicitations, Votes Without Meeting, Voting Instructions, Consent Instructions, Voting Forms, Blocking Confirmations, Forms of Proxy and votes cast, and any non-contractual obligations or matters arising from or connected with any of the foregoing, shall be governed by, and construed in accordance with, German law.

AMENDMENT AND TERMINATION

Termination

Notwithstanding any other provision of any Consent Solicitation, the Existing Issuer may, subject to applicable laws, at its option and in its sole discretion terminate each Consent Solicitation at any time until the relevant Extraordinary Resolution has been implemented.

The Existing Issuer will promptly announce to the public any such termination in accordance with the terms set out above under “Procedures for Participating in the Votes Without Meeting—Announcements”.

In the event any Consent Solicitation is terminated, notwithstanding the irrevocability of all Voting Instructions and Consent Instructions, on such termination of a Consent Solicitation, all such Voting Instructions and Consent Instructions relating to that Consent Solicitation will be deemed to be revoked automatically. All Notes in respect of which Consent Instructions had been submitted prior to the time of such termination will be unblocked promptly in the relevant account in Euroclear or Clearstream.

No Fee will be paid in case of such termination.

Revocation Rights

As a general rule, Voting Instructions and Consent Instructions remain valid until an Extraordinary Resolution has been passed at the relevant Vote Without Meeting or, if the quorum at the relevant Vote Without Meeting is not met, until conclusion of the relevant Noteholder Meeting. However, if the quorum for the relevant Extraordinary Resolution at the relevant Vote Without Meeting was not reached, Noteholders may revoke their Voting Instructions or Consent Instructions, and any instruction to the Noteholder Custodian to submit Consent Instructions, at any time.

To revoke their Voting Instructions, Noteholders must send an email (specifying the ID-Code and their name) to the Tabulation and Voting Agent at innogy@lucid-is.com. Once received by the Tabulation and Voting Agent, the Tabulation and Voting Agent will no longer be entitled to cast votes at a Noteholder Meeting on behalf of such revoking Noteholders.

Consent Instructions may be revoked by a Noteholder, or the relevant Direct Participant on its behalf, by submitting a valid electronic revocation instruction to Euroclear/Clearstream. To be valid, such instruction must specify the Notes to which the original Consent Instruction related, the securities account in which such Notes are held and any other information required by Euroclear/Clearstream. The submission of a valid electronic revocation instruction to Euroclear/Clearstream in respect of the Consent Instruction will result in the blocked positions being released in the Euroclear/Clearstream accounts. Beneficial owners of Notes that are held through a Noteholder Custodian which is not a Direct Participant are advised to check with such entity when it would require receiving instructions to revoke a Consent Instruction in order to meet applicable deadlines. Once the Tabulation and Voting Agent is informed of such revocation through Euroclear/Clearstream, the Tabulation and Voting Agent will no longer be entitled to cast votes at a Noteholder Meeting on behalf of such revoking Noteholders, even if it has not received an email from the Noteholder revoking the Voting Instruction as described above. Instructions to the Noteholder Custodian to submit a Consent Instruction may be revoked by sending a revocation instruction to the relevant Noteholder Custodian in accordance with the relevant contractual arrangements between such Noteholder Custodian and the Noteholder.

Countermotions and Supplementary Proposals

Each Noteholder is entitled to make countermotions (Gegenanträge) in respect of the Proposed Amendments. In addition, Noteholders who together hold 5% of the aggregate principal amount of the relevant Series may make supplementary proposals by requesting that new items be published for resolution.

Countermotions and supplementary proposals may be submitted in Textform (e.g. via mail, fax or email), along with a Blocking Confirmation and, in the case of a supplementary proposal, evidence that the Noteholders hold 5% of the aggregate principal amount of the relevant Series has to be submitted to the following address of the Scrutineer:

Notary Dr. Christiane Mühe

- Scrutineer –

(Abstimmungsleiterin)

Reference:	innogy
Address:	FM Notare, Taunusanlage 17, 60325 Frankfurt am Main, Germany
Fax:	49 (0) 69 7079 685 – 5
Email:	innogy@fm-notare.com

Countermotions and supplementary proposals must be delivered to the Scrutineer in a timely manner before the commencement of the Voting Period such that they may be published by the Existing Issuer on the Solicitation Website. Countermotions and supplementary proposals will also be announced as described above under “Procedures for Participating in the Votes Without Meeting - Announcements”.

Contestation Rights

In accordance with Section 20 para. 1 of the Act on Debt Securities, each Noteholder has the right to contest any Extraordinary Resolution passed at a Vote Without Meeting for breach of law or the Conditions of the relevant Series within one month after the results of that Vote Without Meeting have been announced (bekanntgemacht) in the German Federal Gazette (Bundesanzeiger). Extraordinary Resolutions passed at a Vote Without Meeting may only be contested for inaccurate, incomplete or withheld information if a reasonable noteholder would have considered such information to be material for its participation in the relevant Vote Without Meeting. A contestation of Extraordinary Resolutions passed at the Votes Without Meeting may not be based on a violation of electronically exercised rights which was caused by technical malfunction, unless gross negligence or wilful misconduct can be imputed on the Existing Issuer. In the case of a successful contestation claim, a court will declare the Extraordinary Resolution void.

In order to be eligible to file a contestation claim with the competent court, Noteholders that have participated in the relevant Vote Without Meeting have to object in writing to the results of such Vote Without Meeting. Such objection must be addressed to and received by the Scrutineer within two weeks following the announcement of the results in the German Federal Gazette (Bundesanzeiger). Noteholders that have not participated in the relevant Vote Without Meeting do not have to object to the results but can rather directly file a contestation claim. However, they are only eligible to file a contestation claim if they had been wrongfully refused participation in the relevant Vote Without Meeting, if they had not been duly invited to the Vote Without Meeting or if the Proposed Amendments had not been duly published.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, except for the limited statements in this section, this Consent Solicitation Memorandum does not discuss the tax consequences for Noteholders arising from the Consent Solicitations or Votes Without Meeting or the Extraordinary Resolutions and their implementation or the receipt (where applicable) of the Fee. Noteholders are urged to consult their own professional advisers regarding the possible tax consequences of these transactions under the laws of the jurisdictions that apply to them, as well as the possible tax consequences of holding the Notes after they are modified pursuant to the Extraordinary Resolutions (which could differ, potentially materially, from the tax consequences of holding the Notes before they are modified). Noteholders are liable for their own taxes and have no recourse to the Existing Issuer, the Existing Guarantor, the Substitute Issuer, the New Guarantor, the Solicitation Agents or the Tabulation and Voting Agent and the Scrutineer with respect to any taxes arising in connection with any Consent Solicitation, Vote Without Meeting or the implementation of any Extraordinary Resolution.

INFORMATION ON THE NEW GUARANTOR

Who is the New Guarantor?

The legal and commercial name of the New Guarantor is E.ON SE (E.ON). The New Guarantor is incorporated and operating under the laws of Germany in Essen, Germany, as a European company (Societas Europaea, SE). Its registered seat is at Brüsseler Platz 1, 45131 Essen, Federal Republic of Germany. The LEI of the New Guarantor is Q9MAIU P40P2 5UFBF G033.

Principal activities

E.ON provides energy supply (primarily electricity and gas) and water supply as well as disposal services. E.ON’s activities may encompass the generation and/or production, transport, acquisition, distribution and trading. Facilities of all kinds may be built, acquired and operated; services and co-operations of all kinds may be performed.

E.ON’s strategy is to systematically focus the company on the new energy world of increasingly empowered and proactive customers. E.ON will create new markets for its customers by providing them with new products, services, and technologies. Led by Corporate Headquarters in Essen, operations are segmented into two operating units: Energy Networks and Customer Solutions. The non-strategic operations are reported under Non-Core Business.

Going forward, E.ON’s business operations will focus on the key segments of the new energy world: regulated, highly efficient energy networks and innovative customer solutions. After the integration of innogy is completed, E.ON will be the first European company to focus exclusively on municipal, commercial and residential customers and will generate a large part of its EBIT with regulated businesses.

The combination of energy networks and customer solutions fits with the trend that, in an increasingly distributed and digital energy world, these business segments are converging. For example, smart meters make it possible to improve the coordination of energy networks and provide the basis for new sales offerings, such as time-based electricity tariffs and energy trading options for distributed generating units.

In addition to strengthening E.ON’s core businesses, the innogy takeover will enable E.ON to leverage substantial synergies, thereby making important progress toward its efficiency targets. E.ON expects the systematic optimisation and digitalisation of its business processes to deliver additional efficiency gains.

Major shareholders

No shareholder holds a controlling interest in E.ON SE. E.ON has been notified in October 2019 that RWE Aktiengesellschaft holds an (indirect) stake of 15 percent. The Capital Group Companies, Inc. has notified E.ON of an (indirect) stake of 9.99 per cent. of E.ON’s share capital as per July 2020. It has furthermore been notified in April 2020 that Capital Income Builder holds a stake of 4.90 per cent. of E.ON’s share capital. In July 2020, Blackrock, Inc. has notified E.ON that it holds an (indirect) stake of 5.11 per cent. of E.ON’s share capital and Canada Pension Plan Investment Board has notified E.ON in June 2020 that it holds a (partially indirect) stake of 5.02 per cent. of E.ON’s share capital.

Key managing directors

The key managing directors of the New Guarantor are the members of the management board (Vorstand): Dr. Johannes Teyssen, Dr.-Ing. Leonhard Birnbaum, Dr. Thomas König, Dr. Marc Spieker and Dr. Karsten Wildberger.

Statutory auditors

The independent auditors of the New Guarantor are PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, Moskauer Straße 19, 40227 Düsseldorf, Federal Republic of Germany.

What is the key financial information regarding the New Guarantor?

The New Guarantor’s audited annual and/or interim financial reports are, when published, available free of charge at its registered seat and on its website under www.eon.com.

INFORMATION ON THE SUBSTITUTE ISSUER

Who is the Substitute Issuer?

The legal name of the Substitute Issuer is E.ON International Finance B.V. The registered office of E.ON International Finance B.V. is in Amsterdam, the Netherlands. It is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law incorporated and operating under Dutch law. The LEI of the Substitute Issuer is 549300TG53AWJ719M814.

Principal activities of the Substitute Issuer

The principal activity of E.ON International Finance B.V. is the financing of E.ON Group entities mainly via the issuance of notes or other securities, or by taking deposits or intra-group loans.

Major shareholders

The Substitute Issuer is wholly-owned subsidiary of the New Guarantor.

Identity of key managing directors

The managing directors of the Substitute Issuer are the members of its board of directors (raad van bestuur):

Mr. J. Otto

Mr. I. Jacobs

Mrs. M. Springintveld

Mr. J. Groesbeek

Identity of statutory auditors

The independent auditors of the Substitute Issuer are PricewaterhouseCoopers Accountants N.V.

What is the key financial information regarding the Substitute Issuer?

The Substitute Issuer’s audited annual and/or unaudited interim financial reports are available free of charge at its registered seat and on its website under www.eon.com.

RISK FACTORS RELATING TO THE NEW GUARANTOR

Noteholders should carefully consider the key risk factors set out below, together with the other information contained in the Consent Solicitation Memorandum, when deciding how to vote with respect to the Proposed Amendments. The occurrence of any of the events described in these risk factors, individually or together with other circumstances, could have a material adverse effect on innogy Group’s business, results of operation and financial position, and investors could lose all or part of their investment. The sequence of risk factors set out below is not a statement about the probability of occurrence, degree or importance of the individual risks.

The risk factors are based on assumptions that could turn out to be incorrect. Furthermore, other risks, facts or circumstances not presently known to the Existing Issuer, the Existing Guarantor, the Substitute Issuer or the New Guarantor, or that the Existing Issuer, the Existing Guarantor, the Substitute Issuer or the New Guarantor currently deem to be immaterial, could, individually or cumulatively, prove to be important and could have a material adverse effect on the innogy Group’s business, results of operation and financial position.

The following risks are key risks specific to the New Guarantor:

•

E.ON’s PreussenElektra business is substantially influenced by regulation that can result in risks for its remaining operating and dismantling activities. One example is the Fukushima nuclear accident. Policy measures taken in response to such events as the Fukushima nuclear accident could have a direct impact on the further operation of a nuclear power plant (NPP) or trigger liabilities and significant payment obligations stemming from the solidarity obligation agreed on among German NPP operators. Such circumstances and events may adversely affect E.ON Group’s results of operations and prospects.

•

New regulatory requirements, such as additional mandatory safety measures or delays in dismantling, could lead to production outages and higher costs in E.ON’s PreussenElektra business. In addition, there may be lawsuits that fundamentally challenge the operation of nuclear power plants. Regulation can also require an increase in provisions for dismantling. These circumstances and factors may adversely affect E.ON Group’s results of operations and prospects.

•

E.ON’s operations in and outside Germany face major risks of a power failure, powerplant shutdown and higher costs and additional investments resulting from unanticipated operational disruption or other problems which may adversely affect E.ON Group’s results of operations and prospects.

•

Declining or rising discount rates could lead to increased or reduced provisions for pensions and asset-retirement obligations, including non-current liabilities. Such factors may adversely affect E.ON Group’s results of operations and prospects.

•

E.ON is exposed to credit risk in its operating activities and through the use of financial instruments. E.ON’s historical connection with Uniper continues to pose risks which may adversely affect E.ON Group’s results of operations and prospects. In addition, in unlikely cases joint and several liability for jointly operated power plants could lead to impacts. As with E.ON, innogy’s business operations and use of financial instruments expose it to credit risks. innogy’s historical interrelationship with RWE continues to pose a risk. Such factors may adversely affect E.ON Group’s results of operations and prospects.

•

The innogy Group’s risk situation depends to a considerable degree on the economic and regulatory environment. Its sales business, for example, faces the risk of additional interventionist regulations and, like E.ON, a competitive environment that remains very intense which may adversely affect E.ON Group’s results of operations and prospects.

•

The operation of energy networks is subject to a large degree of government regulation. New laws and regulatory periods cause uncertainty for this business and thus may adversely affect E.ON Group’s results of operations and prospects.

•

New risks arise from energy-policy decisions at the European and national level. Foremost among them are the European Commission’s “Green Deal” presented at the end of 2019 and the German federal government’s decision to phase out conventional, hard-coal- and lignite-fired power generation. The achievement of these objectives will require legal and regulatory implementation measures that themselves would pose new risks for certain E.ON Group business operations. These may adversely affect E.ON Group’s results of operations and prospects.

•

In the case of planned disposals, E.ON faces the risk of disposals not taking place or being delayed and the risk that E.ON receives lower-than-anticipated disposal proceeds. In addition, after transactions close E.ON could face major liability risks resulting from contractual obligations. These circumstances and factors could adversely affect E.ON Group’s results of operations and prospects.

•

Pandemics, epidemics , outbreaks of infectious diseases or any other serious public health concerns, such as the outbreak of SARS-CoV-2 first identified in December 2019 and the associated disease (Covid-19), together with any measures aimed at mitigating a further expansion thereof, such as restrictions on travel, imposition of quarantines, prolonged closures of workplaces, or curfews or other social distancing measures, may have a material adverse effect on the global economy and international financial markets in general and on the markets in which E.ON Group operates in particular. There is no guarantee that such measures, or a combination thereof, are effective means to combat such an outbreak and the implications resulting therefrom. The main risk factors in E.ON’s sales business are volume and price effects as well as credit losses. The network business could also experience declines in sales volume and earnings (from lower passthrough). Such factors may adversely affect E.ON Group’s results of operations and prospects.

RISK FACTOR RELATING TO THE SUBSTITUTE ISSUER

The Substitute Issuer is a finance company with limited assets which concentrates on financing activities for the E.ON Group. It is a wholly-owned subsidiary of the New Guarantor and on-lends the proceeds from the issuance of notes by it under intercompany loans. It intends to service and repay the Notes out of the payments it receives under such intercompany loans. Other than the receivables under the intercompany loans and any other proceeds from loans made in connection with other financing transactions, it has no material assets or sources of revenue. Its ability to service and repay the Notes therefore depends on the ability of the New Guarantor and other entities within the E.ON Group to service in full all such intercompany loans.

ADDITIONAL INFORMATION AVAILABLE

Financial Information

The Existing Issuer, the Existing Guarantor, the Substitute Issuer and the New Guarantor refer Noteholders to the following additional information in order to make an informed decision on whether and how to vote at any Vote Without Meeting with respect to any Proposed Amendment:

(a)	the unaudited condensed consolidated interim financial statements of E.ON in respect of the six months period ending 30 June 2020;

(b)	the audited consolidated financial statements of E.ON in respect of the financial year 2019;

(c)	the audited financial unconsolidated statements of E.ON SE in respect of the financial year 2019; and

(d)	the audited financial unconsolidated statements of E.ON International Finance in respect of the financial year 2019.

The aforementioned documents (a) through (d) will be available at no cost on the Investor Relations Website from the date of this Consent Solicitation Memorandum.

Other Information

The following documents will be available from the date of this Consent Solicitation Memorandum until the expiration of the Voting Period on the Solicitation Website.

•	this Consent Solicitation Memorandum;

•	the press release announcing the Consent Solicitation

•	the Standard Voting Form;

•	the Form of Proxy;

•	the Standard Blocking Confirmation;

•	the Form of New Guarantee; and

•	the Conditions of each Series.

The aforementioned press release and the Consent Solicitation Memorandum will also be available, at no cost, from the Tabulation and Voting Agent, whose contact details are shown at the end of this Consent Solicitation Memorandum.

B. GERMAN LANGUAGE VERSION

Dieses Memorandum ist in englischer und in weiten Teilen auch in deutscher Sprache verfasst. Soweit eine deutschsprachige Fassung dieses Memorandums besteht, ist diese deutschsprachige Fassung verbindlich und allein maßgeblich.

ZUSAMMENFASSUNG DER AUFFORDERUNG ZUR STIMMABGABE

•

E.ON bietet die Übertragung aller innogy Schuldverschreibungen an, damit diese den gleichen Rang wie bestehende E.ON Anleihegläubiger erreichen, mit einheitlichen Bedingungen, Ratings und transparenter Berichterstattung.

•

E.ON SE soll die Garantin und E.ON International Finance B.V. die Emittentin bezüglich einer Serie von Schuldverschreibungen werden, die Gegenstand eines Gläubigerbeschlusses und dessen Vollziehung ist.

•

Bestehende von innogy Finance begebene Schuldverschreibungen werden nicht von der E.ON garantiert, sofern die relevante Serie nicht durch einen Gläubigerbeschluss auf die E.ON International Finance B.V. übertragen worden ist.

•	Standard & Poor’s und Moody’s haben kürzlich ausdrücklich bestätigt, dass der strukturelle Nachrang für E.ON Anleihegläubiger nicht materiell ist und sich über die Zeit hinweg weiter reduzieren wird.

•

innogy hat derzeit nur ein beauftragtes Rating von Standard & Poor’s erhalten. Verträge für andere, zuvor beauftragte Ratings sind ausgelaufen oder wurden gekündigt. Als Teil der beabsichtigten Optimierungsmaßnahmen plant die E.ON die Einstellung des verbleibenden beauftragten Ratings von innogy.

•	innogys konsolidierte Konzernfinanzberichterstattung wird eingestellt.

•	Zukünftige Umstrukturierungen werden die Aufgaben, die Aktivitäten, das Gesamtvermögen und/oder die Kapitalisierung von innogy und innogy Finance weiter einschränken.

•

Es wird einmalig eine Gebühr von 0,05 % auf den Gesamtnennbetrag an die abstimmenden Gläubiger gezahlt, sofern ein Gläubigerbeschluss bezüglich einer Gebührenberechtigten Serie gefasst und vollzogen wird.*

*

Zur Klarstellung: Hinsichtlich der im April 2021 fälligen Schuldverschreibungen, der im August 2021 fälligen Schuldverschreibungen, der im Juli 2022 fälligen Schuldverschreibungen und der im November 2022 fälligen Schuldverschreibungen werden keine Gebühren gezahlt. Grund hierfür ist die kurze verbleibende Laufzeit bis zu deren jeweiligen Fälligkeitsdaten.

Vereinfachter Zeitplan der Abstimmungen ohne Versammlung

Die obige Zusammenfassung ist nicht als Ersatz für die im übrigen Teil dieses Memorandums zur Aufforderung zur Stimmabgabe enthaltenen Informationen gedacht. Die Gläubiger werden dringend gebeten, dieses Memorandum zur Aufforderung zur Stimmabgabe vollständig zu lesen, bevor sie eine Entscheidung treffen.

GRUND FÜR DIE AUFFORDERUNG ZUR STIMMABGABE

Im September 2019 erwarb die Neue Garantin von der RWE AG eine 76,8 %ige Beteiligung an der Bestehenden Garantin. Zusammen mit ihren Tochtergesellschaften erhöhte die Neue Garantin diese Beteiligung durch ein freiwilliges öffentliches Übernahmeangebot und den Kauf von Aktien über die Börse auf über 90%.

Eine außerordentliche Hauptversammlung der Bestehenden Garantin hat am 4. März 2020 den verschmelzungsrechtlichen Squeeze-Out der Minderheitsaktionäre der Bestehenden Garantin beschlossen. Entsprechend wurden die Aktien der Minderheitsaktionäre auf die E.ON Verwaltungs SE (welche sodann im Zusammenhang mit dem verschmelzungsrechtlichen Squeeze-out in innogy SE umbenannt wurde), einer hundertprozentigen Tochtergesellschaft der Neuen Garantin, übertragen.

Der verschmelzungsrechtliche Squeeze-Out wurde am 2. Juni 2020 mit Eintragung in das Handelsregister wirksam. Damit wurden die Bestehende Emittentin und die Bestehende Garantin hundertprozentige Tochtergesellschaften der Neuen Garantin und sind vollständig in die E.ON Gruppe integriert.

Als Teil des Integrationsprozesses hat die E.ON Gruppe damit begonnen, alle Finanzierungs- und Berichterstattungsaktivitäten der Gruppe zu zentralisieren. Infolgedessen ist die Neue Garantin als oberstes Mutterunternehmen zur Emittentin oder Garantin aller künftigen Fremdkapitalverbindlichkeiten der E.ON Gruppe geworden. Darüber hinaus umfassen die geplanten Optimierungsmaßnahmen auch die Einstellung der von der Bestehenden Garantin durchgeführten Finanzberichterstattung, was die Einstellung der Erstellung und Veröffentlichung von konsolidierten Finanzzahlen der Bestehenden Garantin beinhaltet. Zukünftige Umstrukturierungen werden die Aufgaben, die Aktivitäten, das Gesamtvermögen und/oder die Kapitalisierung der Bestehenden Emittentin und der Bestehenden Garantin weiter einschränken. Ferner werden alle verbleibenden Ratingverträge der Bestehenden Garantin gekündigt.

Im Anschluss an die Übernahme der innogy Gruppe durch die E.ON Gruppe haben Standard & Poor’s und Moody’s kürzlich ausdrücklich bestätigt, dass der strukturelle Nachrang für E.ON Anleihegläubiger nicht materiell ist und sich über die Zeit hinweg weiter reduzieren wird. Sie rechtfertigt daher nicht eine Herabstufung des Ratings der ausstehenden Fremdkapitalverbindlichkeiten der Nachfolgeschuldnerin und der Neuen Garantin.

Bereits von der Nachfolgeschuldnerin und der Neuen Garantin emittierte Schuldverschreibungen wurden im Rahmen von Debt Issuance Programmen emittiert und unterliegen hierbei weitestgehend standardisierten Bedingungen. Die Neue Garantin möchte die Anleihebedingungen der Schuldverschreibungen im Wesentlichen an diejenigen des bestehenden Debt Issuance Programmes der Neuen Garantin anpassen. Ferner möchten die Neue Garantin und die Nachfolgeschuldnerin die Finanzierungsstruktur harmonisieren, indem sie die Bestehende Emittentin durch die Nachfolgeschuldnerin ersetzen, und die von ihr begebenen Schuldverschreibungen durch die Neue Garantin anstelle der Bestehenden Garantin garantieren lassen. Im Gegensatz dazu werden von der Bestehenden Emittentin ausgegebene Schuldverschreibungen nicht von der Neuen Garantin garantiert, es sei denn, dass ein Gläubigerbeschluss hinsichtlich der relevanten Serie gefasst wird.

Auf diese Weise möchte die E.ON Gruppe sicherstellen, dass alle Gläubiger fair behandelt werden und die Möglichkeit bekommen, den gleichen Rang wie bestehende E.ON Anleihegläubiger zu erreichen sowie Schuldverschreibungen zu halten, die vergleichbaren Anleihebedingungen unterliegen.

ÄNDERUNGSVORSCHLÄGE

Alle von Unternehmen der E.ON Gruppe emittierten Schuldverschreibungen werden künftig entweder von der Nachfolgeschuldnerin, mit einer Garantie der Neuen Garantin, oder direkt durch die Neue Garantin begeben. In diesem Zusammenhang sollen die Schuldverschreibungen von der Bestehenden Emittentin auf die Nachfolgeschuldnerin übertragen werden.

Fällige Zahlung von Kapital und Zinsen sowie aller anderen Beträge, die im Rahmen der Schuldverschreibungen zu zahlen sind, wurde von der Bestehenden Garantin im Rahmen mehrerer Garantieverträge zwischen der Bestehenden Garantin und Deutsche Bank Aktiengesellschaft als Fiscal Agent zugunsten der Gläubiger garantiert (jeweils eine Bestehende Garantie und zusammen die Bestehenden Garantien).

Es ist geplant, die Bestehende Garantin von ihren Verpflichtungen aus den Bestehenden Garantien zu entbinden und einen neuen Garantievertrag zwischen der Neuen Garantin und Deutsche Bank Aktiengesellschaft als Fiscal Agent zugunsten der Gläubiger abzuschließen, unter dem die fällige Zahlung von Kapital und Zinsen und allen anderen unter den Schuldverschreibungen zu zahlenden Beträgen zu ähnlichen Bedingungen wie denen der Bestehenden Garantien garantiert wird (die Neue Garantie). Die Gläubiger sind zwar keine Vertragspartei der Bestehenden Garantien, aber sie sind Drittbegünstigte der Bestehenden Garantien, und als solche ist nach deutschem Recht für einen solchen Austausch der Garantin ihre Zustimmung erforderlich (die Zustimmung zur Ersetzung der Garantin).

Die Bedingungen der Schuldverschreibungen sollen ferner im Wesentlichen an die Bedingungen aus dem bestehenden Emissionsprogramm der Neuen Garantin angepasst werden. Im Zuge dessen wird die Drittverzugsklausel entfernt und die Negativerklärung wird sich nicht mehr auf wesentliche Tochtergesellschaften beziehen – die Bedingungen werden somit an das bestehende Debt Issuance Programme der Neuen Garantin angepasst.

Der vollständige Text dieser Änderungsvorschläge ist in dieser Aufforderung zur Stimmabgabe in „Anhang 1 – Änderungsvorschläge in Bezug auf die Schuldverschreibungen“ und der Text zur Neuen Garantie ist im „Anhang 2 – Form der Neuen Garantie“ aufgeführt. Die Gläubiger sollten diese Anhänge sorgfältig prüfen, bevor sie eine Entscheidung im Bezug auf einen Änderungsvorschlag treffen, über den bei einer Abstimmung ohne Versammlung abgestimmt werden soll.

GEBÜHR

Für den Fall, dass ein Gläubigerbeschluss in Bezug auf eine Gebührenberechtige Serie gefasst und vollzogen wird, leistet die Bestehende Emittentin eine einmalige Barzahlung in Höhe von 0,05 % der betreffenden Stückelung (z.B. 50 Euro pro 100.000 Euro) an alle Gläubiger einer Gebührenberechtigten Serie, die bei der Abstimmungsleiterin während des Abstimmungszeitraums in gültiger Weise eine Stimme (Ja, Nein oder Enthaltung) abgegeben haben* (die Gebühr) nach Vollziehung des betreffenden Gläubigerbeschlusses (erwartungsgemäß ca. 7 Geschäftstage nach Ablauf der Gesetzlichen Anfechtungsfrist (wie in dem Abschnitt „Vorläufiger Zeitplan“ definiert)). Es wird keine Gebühr bezahlt, wenn die Aufforderung zur Stimmabgabe beendet, zurückgezogen oder anderweitig nicht vollzogen wird.

Gebührenberechtigte Serien sind die Dezember 2023 fälligen Schuldverschreibungen, die Januar 2024 fälligen Schuldverschreibungen, die April 2025 fälligen Schuldverschreibungen, die Mai 2026 fälligen Schuldverschreibungen, die im Oktober 2027 fälligen Schuldverschreibungen, die Juli 2029 fälligen Schuldverschreibungen, die Juni 2030 fälligen Schuldverschreibungen, die Februar 2033 fälligen Schuldverschreibungen, die April 2033 fälligen Schuldverschreibungen, die Januar 2034 fälligen Schuldverschreibungen, die Juli 2039 fälligen Schuldverschreibungen, die Dezember 2042 fälligen Schuldverschreibungen sowie die Februar 2043 fälligen Schuldverschreibungen.

Zur Klarstellung: Hinsichtlich der April 2021 fälligen Schuldverschreibungen, der August 2021 fälligen Schuldverschreibungen, der Juli 2022 fälligen Schuldverschreibungen und der November 2022 fälligen Schuldverschreibungen werden keine Gebühren gezahlt. Grund hierfür ist die kurze verbleibende Laufzeit bis zu deren jeweiligen Fälligkeitsdaten.

*

Wichtiger Hinweis: Die Gläubiger werden gebeten, über den Tabulation und Voting Agent abzustimmen. Zu diesem Zweck müssen sie für die Übermittlung einer Consent Instruction bis zum Ablauf der Anmelde- und Anweisungsfrist Sorge tragen. Gläubiger können ihre Stimme auch direkt bei der Abstimmungsleiterin abgeben (siehe „Direkte Stimmabgabe an die Abstimmungsleiterin“).

RATINGS

S&P Global Ratings Europe Limited (Standard & Poor’s) hat der Neuen Garantin ein Emittentenrating von BBB (stabiler Ausblick) und Moody’s France SAS (Moody’s) ein langfristiges Rating von Baa2 (stabiler Ausblick) erteilt.

Die Bestehende Garantin hat derzeit nur ein beauftragtes Rating von Standard & Poor’s erhalten. Verträge für andere, zuvor beauftragte Ratings sind ausgelaufen oder wurden gekündigt. Als Teil der beabsichtigten Optimierungsmaßnahmen plant die E.ON Gruppe die Einstellung des verbleibenden beauftragten Ratings der Bestehenden Garantin.

Sowohl Standard & Poor’s als auch Moody’s haben ihren Sitz in der Europäischen Union und sind gemäß Verordnung (EU) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen (in der geänderten Fassung) registriert (die Verordnung über Ratingagenturen).

Die Europäische Wertpapier und Marktaufsichtsbehörde (ESMA) veröffentlicht auf ihrer Webseite (www.esma.europa.eu/page/List-registered-and-certified-CRAs) ein Verzeichnis der nach der Verordnung über Ratingagenturen registrierten Ratingagenturen. Dieses Verzeichnis wird innerhalb von fünf Werktagen nach Annahme eines Beschlusses gemäß Artikel 16, 17 oder 20 der Verordnung über Ratingagenturen aktualisiert. Die Europäische Kommission veröffentlicht das aktualisierte Verzeichnis im Amtsblatt der Europäischen Union innerhalb von 30 Tagen nach der Aktualisierung.

Ein Rating drückt die Meinung einer Ratingagentur über die Fähigkeit und Bereitschaft einer Emittentin – wie etwa eines Unternehmens – aus, seinen finanziellen Verpflichtungen in Gänze und rechtzeitig nachzukommen. Es ist keine Empfehlung Wertpapiere zu kaufen, zu verkaufen oder zu halten und kann jederzeit durch die Ratingagentur geändert oder zurückgenommen werden.

VORLÄUFIGER ZEITPLAN

Nachstehend ist ein vorläufiger Zeitplan aufgeführt, der den zeitlichen Ablauf der Aufforderung zur Stimmabgabe bzw. der Abstimmungen ohne Versammlung unter der Annahme, dass die Gläubigerbeschlüsse gefasst und vollzogen werden, aufzeigt.

Ereignis	Datum und Uhrzeit

Launch der Abstimmungen ohne Versammlung

Das Memorandum wird (i) auf der Solicitation Website veröffentlicht und (ii) zur Veröffentlichung an den Bundesanzeiger übersandt.	13. August 2020

Außerdem werden Mitteilungen zur Bekanntmachung der Aufforderung zur Stimmabgabe (i) über die Clearing-Systeme, (ii) auf WM-Daten, (iii) auf Bloomberg/Reuters, (iv) im Luxemburger Wort und (v) auf der Webseite des LuxSE (www.bourse.lu) veröffentlicht bzw. zur Veröffentlichung übersandt.

Kopien der in „Additional Information – Documents Available“ genannten Dokumente sind bei dem Tabulation und Voting Agent und auf der Solicitation Website erhältlich.

Anmelde- und Anweisungsfrist

Frist für die Anmeldung und Übermittlung von Abstimmungsanweisungen an den Tabulation und Voting Agent über die Abstimmungsplattform und für den Erhalt von Consent Instructions durch den Tabulation und Voting Agent, wenn eine Abstimmung über den Tabulation und Voting Agent gewünscht ist.

23:59 (MEZ) am 3. September 2020

Aus Effizienzgründen werden Gläubiger gebeten, über die Abstimmungsplattform abzustimmen (www.lucid-is.com/innogy) und Consent Instructions an die Clearing-Systeme zu übermitteln bzw. eine entsprechende Übermittlung zu veranlassen.

Alternativ dazu können Gläubiger einen Sperrvermerk und ggf. eine Stimmrechtsvollmacht an die Abstimmungsleiterin übermitteln, falls sie ihre Stimme direkt bei der Abstimmungsleiterin abgeben wollen.

Beginn des Abstimmungszeitraums

Stimmabgabe durch den Tabulation und Voting Agent als Stimmrechtsvertreter der Gläubiger an die Abstimmungsleiterin. Gläubiger, die nicht die Abstimmungsplattform genutzt haben, können ihre Stimmen direkt an die Abstimmungsleiterin übermitteln.

0.00 (MEZ) am 4. September 2020

Ende des Abstimmungszeitraums

Frist für die Übermittlung der Abstimmungsformulare und des Nachweises für die Stimmberechtigung einschließlich Sperrvermerke und ggf. Stimmrechtsvollmachten an die Abstimmungsleiterin.	23:59 (MEZ) am 11. September 2020

Bekanntmachung der Ergebnisse der Abstimmungen ohne Versammlung

Mitteilungen darüber, ob die erforderliche Beschlussfähigkeit erreicht wurde und/oder ob die Gläubigerbeschlüsse bei den Abstimmungen ohne Versammlung gefasst wurden, werden (i) im Bundesanzeiger, (ii) auf der Solicitation Webseite, (iii) auf WM-Daten, (iv) über die Clearing-Systeme, (v) auf Bloomberg/Reuters, (vi) im Luxemburger Wort und (vii) auf der Webseite des LuxSE (www.bourse.lu) veröffentlicht bzw. zur Veröffentlichung übersandt.

Sobald wie sinnvollerweise nach Ablauf des Abstimmungszeitraums durchführbar

Ablauf der Gesetzlichen Widerspruchsfrist

Frist für den Widerspruch gegen die Ergebnisse der Abstimmungen ohne Versammlung.	Zwei Wochen nach Bekanntmachung der Ergebnisse der Abstimmungen ohne Versammlung

Ablauf der Gesetzlichen Anfechtungsfrist

Frist für die Anfechtung von bei einer Abstimmung ohne Versammlung gefassten Gläubigerbeschlüssen (die Gesetzliche Anfechtungsfrist).	Ein Monat nach Bekanntmachung der Ergebnisse der Abstimmungen ohne Versammlung

Vollziehung der bei den Abstimmungen ohne Versammlung gefassten Gläubigerbeschlüsse

Die Abstimmungsleiterin leitet den Inhalt der in der Niederschrift über die Abstimmungen ohne Versammlung aufgezeichneten Gläubigerbeschlüsse an die betreffende Wertpapiersammelbank weiter und weist diese an, die Niederschrift den jeweils von dieser Wertpapiersammelbank gehaltenen Schuldverschreibungen beizufügen.

Sobald wie sinnvollerweise nach Erfüllung der Vollzugsbedingungen im Hinblick auf die betreffende Serie durchführbar

Zahlung der Gebühr

Die Bestehende Emittentin bezahlt für alle gebührenberechtigten Gläubiger die Gebühren an die Clearing-Systeme	Nach Vollziehung des betreffenden Gläubigerbeschlusses (erwartungsgemäß ca. 7 Geschäftstage nach Ablauf der Gesetzlichen Anfechtungsfrist)

Bekanntmachung der Vollziehung von Gläubigerbeschlüssen

Mitteilungen, dass Gläubigerbeschlüsse vollzogen wurden, werden (i) im Bundesanzeiger, (ii) auf der Solicitation Webseite, (iii) auf WM-Daten, (iv) über die Clearing Systeme, (v) auf Bloomberg/Reuters, (vi) im Luxemburger Wort und (vii) auf der Webseite des LuxSE (www.bourse.lu) veröffentlicht bzw. zur Veröffentlichung übersandt.

Nach Vollziehung des betreffenden Gläubigerbeschlusses

Den Gläubigern wird geraten, sich bei der Bank, dem Wertpapier-Broker oder einem anderen Intermediär, über den sie ihre Schuldverschreibungen halten, zu erkundigen, bis wann dem Intermediär Anweisungen eines Gläubigers zugehen müssen, damit der betreffende Gläubiger unter Einhaltung der vorstehend angegebenen Fristen an der betreffenden Abstimmung ohne Versammlung teilnehmen kann. Die von einem solchen Intermediär und jedem zuständigen Clearing-System genannten Termine für die Einreichung bzw. (sofern zulässig) den Widerruf der Stimmabgabeanweisungen werden vor den vorstehend angegebenen Fristen liegen.

FRAGEN UND ANTWORTEN ZU DEN ABSTIMMUNGEN OHNE VERSAMMLUNG

Nachfolgend sind einige Fragen aufgeführt, die Gläubiger möglicherweise in Bezug auf die Aufforderung zur Stimmabgabe, die Abstimmungen ohne Versammlung und/oder die Änderungsvorschläge haben, sowie die Antworten auf diese Fragen. Diese Fragen und Antworten sind nicht als Ersatz für die in diesem Memorandum an anderer Stelle enthaltenen Informationen zu verstehen; diese Informationen stehen in ihrer Gesamtheit unter dem Vorbehalt der ausführlicheren Beschreibungen und Erläuterungen in den Abschnitten „Grund für die Aufforderung zur Stimmabgabe”, „Änderungsvorschläge”, „Ratings”, „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung”, „Verfahren für die Teilnahme an Abstimmungen ohne Versammlung—Bekanntmachungen”, „Informationen über die Neue Garantin”, und „Risikofaktoren im Zusammenhang mit der Neuen Garantin”. Den Gläubigern wird dringend empfohlen, dieses Memorandum in seiner Gesamtheit zu lesen, bevor sie eine Entscheidung treffen.

1)	Welche Änderungsvorschläge der Bestehenden Emittentin sollen von den Gläubigern genehmigt werden?

Die Bestehende Emittentin soll durch die Nachfolgeschuldnerin ersetzt und die Bestehende Garantin soll durch die Neue Garantin ersetzt werden. Darüber hinaus sollen die Anleihebedingungen im Wesentlichen an diejenigen des bestehenden Debt Issuance Programme der Neuen Garantin angepasst werden.

2)	Warum möchte die Bestehende Emittentin die Genehmigung für die Änderungsvorschläge einholen?

Als Teil der Integration der innogy Gruppe in die E.ON Gruppe sollen alle ausstehenden Schuldverschreibungen der innogy Gruppe unverzüglich von der Muttergesellschaft, der Neuen Garantin, entweder emittiert oder garantiert werden.

3)	Wird die Bestehende Emittentin eine Gegenleistung für die Teilnahme an den Abstimmungen ohne Versammlung bezahlen und wann wird eine solche bezahlt?

Für den Fall, dass ein Gläubigerbeschluss in Bezug auf eine Gebührenberechtige Serie gefasst und vollzogen wird, leistet die Bestehende Emittentin eine einmalige Barzahlung in Höhe von 0,05 % der betreffenden Stückelung (z.B. 50 Euro pro 100.000 Euro) an alle Gläubiger einer Gebührenberechtigten Serie, die bei der Abstimmungsleiterin während des Abstimmungszeitraums in gültiger Weise eine Stimme (Ja, Nein oder Enthaltung) abgegeben haben nach Vollziehung des betreffenden Gläubigerbeschlusses (erwartungsgemäß ca. 7 Geschäftstage nach Ablauf der Gesetzlichen Anfechtungsfrist). Für die April 2021 fälligen Schuldverschreibungen, die August 2021 fälligen Schuldverschreibungen, die Juli 2022 fälligen Schuldverschreibungen und die November 2022 fälligen Schuldverschreibungen werden keine Gebühren gezahlt. Grund hierfür ist die kurze Restlaufzeit bis zu deren jeweiligen Fälligkeitsdaten.

Darüber hinaus ist die Bestehende Emittentin der Ansicht, dass die Änderungsvorschläge für die Gläubiger vorteilhaft sind, da sie von einer Garantie der obersten Muttergesellschaft, uneingeschränkter Berichterstattung und umfassenden Ratings profitieren werden.

4)	Was passiert, wenn kein Gläubigerbeschluss bei einer Abstimmung ohne Versammlung gefasst wird?

Sofern kein Gläubigerbeschluss gefasst wird (z. B. weil die Beschlussfähigkeit oder die erforderliche Mehrheit nicht erreicht wird) oder nicht vollzogen wird (z. B. weil die betreffenden Vollzugsbedingungen nicht erfüllt sind), bleiben die Anleihebedingungen der jeweiligen Serien unverändert. Somit bleibt die Bestehende Emittentin die Emittentin und die Schuldverschreibungen werden weiterhin durch die Bestehende Garantin garantiert. Jedoch sollte beachtet werden, dass die Bestehende Garantin kein Kreditrating mehr erhalten oder Finanzinformationen veröffentlichen wird. Darüber hinaus würden die Gläubiger nicht von einer Garantie der obersten Muttergesellschaft, uneingeschränkter Berichterstattung und beauftragten Ratings profitieren.

DEFINITIONEN

Sofern sich aus dem Kontext nichts Anderes ergibt, haben die in diesem Memorandum verwendeten aber nicht definierten Begriffe die ihnen in den Anleihebedingungen zugewiesene Bedeutung.

Ablauf des Abstimmungszeitraums	23:59 UHR (MEZ) am 11. September 2020

Abstimmung ohne Versammlung	Für jede Serie das virtuelle Abstimmungsverfahren während des Abstimmungszeitraums, mit dem die Gläubiger die Gläubigerbeschlüsse verabschieden können

Abstimmungsanweisung

Die Anweisung des Gläubigers an den Tabulation und Voting Agent hinsichtlich einer Abstimmung für oder gegen die betreffenden Änderungsvorschläge bzw. einer Stimmenthaltung, die mit Anmeldung auf der Abstimmungsplattform abgegeben werden

Abstimmungsleiterin	Notarin Dr. Christiane Mühe, die von der Bestehenden Emittentin beauftragt wurde, um die Abstimmungen ohne Versammlung durchzuführen

Abstimmungsplattform	www.lucid-is.com/innogy

Abstimmungszeitraum	Der Zeitraum, der am 4. September 2020 um 0:00 Uhr (MEZ) beginnt und am 11. September 2020 um 23:59 Uhr (MEZ) endet

KKW	Kernkraftwerk

Änderungsvorschläge

Die von der Bestehenden Emittentin vorgeschlagenen Beschlüsse, die für jede der Serien bei den jeweiligen Abstimmungen ohne Versammlung gefasst werden sollen, wie in „Anhang 1 – Änderungsvorschläge“ beschrieben

Anleihebedingungen	Die Anleihebedingungen jeder Serie

Anmelde- und Anweisungsfrist	23:59 (MEZ) am 3. September 2020

April 2021 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im April 2021 fälligen GBP 570.000.000 6,500% Festverzinslichen Schuldverschreibungen (ISIN: XS0127992336)

April 2025 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im April 2025 fälligen EUR 750.000.000 1,000% Festverzinslichen Schuldverschreibungen (ISIN: XS1595704872)

April 2033 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im April 2033 fälligen USD 50.000.000 3,800% Festverzinslichen Schuldverschreibungen (ISIN: XS0909427782)

Aufforderung zur Stimmabgabe

In Bezug auf jede Serie, die Aufforderung der Bestehenden Emittentin an die Gläubiger, den Änderungsvorschlägen durch Verabschiedung der erforderlichen Gläubigerbeschlüsse bei der jeweiligen Abstimmung ohne Versammlung zuzustimmen

August 2021 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im August 2021 fälligen EUR 1.000.000.000 6,500% Festverzinslichen Schuldverschreibungen (ISIN: XS0412842857)

Bestehende Emittentin	innogy Finance B.V.

Bestehende Garantien

Bestimmte Garantievereinbarungen, die zwischen der Bestehenden Garantin und der Deutsche Bank Aktiengesellschaft als Fiscal Agent zugunsten der Gläubiger in Bezug auf die Schuldverschreibungen abgeschlossen wurden, unter denen die fällige Zahlung von Kapital und Zinsen sowie aller anderen Beträge, die unter den Schuldverschreibungen zahlbar sind, garantiert wird

Bestehende Garantin	innogy SE

Bloomberg	Bloomberg News, ein Unternehmensbereich der Bloomberg L.P.

Clearing-Systeme	Clearstream und Euroclear

Clearstream	Clearstream Banking S.A.

Consent Instruction	Die elektronische Anweisung, die von einem Direkten Teilnehmer über Euroclear/Clearstream an den Tabulation und Voting Agent zu übermitteln ist

Dezember 2023 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Dezember 2021 fälligen GBP 487.500.000 5,625% Festverzinslichen Schuldverschreibungen (ISIN: XS0170732738)

Dezember 2042 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Dezember 2042 fälligen EUR 100.000.000 3,500% Festverzinslichen Schuldverschreibungen (ISIN: XS0858598898)

Direkter Teilnehmer	Jede in den Büchern der Clearing-Systeme als Gläubiger der Schuldverschreibungen aufgeführte Person

Vollzugsbedingungen	Die Bedingungen, bei deren Erfüllung der Gläubigerbeschluss bezüglich der betreffenden Schuldverschreibungen vollzogen wird

E.ON	E.ON SE

E.ON International Finance	E.ON International Finance B.V.

Emittentin	Die Bestehende Emittentin

EUR	Die mit Beginn der dritten Phase der Europäischen Wirtschafts- und Währungsunion gemäß dem Vertrag über die Arbeitsweise der Europäischen Union (in der jeweils geltenden Fassung) eingeführte Währung

Euroclear	Euroclear SA/NV

Februar 2033 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Dezember 2042 fälligen EUR 600.000.000 5,750% Festverzinslichen Schuldverschreibungen (ISIN: XS0162513211)

Februar 2043 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Dezember 2042 fälligen EUR 150.000.000 3,550% Festverzinslichen Schuldverschreibungen (ISIN: XS0887582186)

Festgelegte Stückelung	Die festgelegte Stückelung der einzelnen Schuldverschreibungen

GBP	Die gesetzliche Währung im Vereinigten Königreich

Gebühr

Die einmalige Barzahlung in Höhe von 0,05% des angegebenen Nennwerts einer Gebührenberechtigten Serie für den Fall, dass ein Gläubigerbeschluss in Bezug auf eine Gebührenberechtigte Serie gefasst und vollzogen wurde (erwartungsgemäß ca. 7 Geschäftstage nach Ablauf der Gesetzlichen Anfechtungsfrist).

Geschäftstag	Ein Tag (mit Ausnahme von Samstagen oder Sonntagen), an dem die Banken in London, Amsterdam und Frankfurt grundsätzlich für den Geschäftsverkehr geöffnet sind

Gläubiger	Jeder wirtschaftliche Eigentümer von Schuldverschreibungen, der diese Schuldverschreibungen unmittelbar oder mittelbar auf einem Konto im Namen eines für ihn handelnden Direkten Teilnehmers hält

Gläubiger-Angaben

Name, Anschrift des Gläubigers, ISIN der betreffenden Serie, Anzahl und Gesamtnennbetrag der von einem Gläubiger in jeder Serie gehaltenen und im Wertpapierdepot der Gläubiger-Depotbank des Gläubigers gutgeschriebenen Schuldverschreibungen

Gläubiger Depotbank	Die Depotbank des betreffenden Gläubigers, bei der die Schuldverschreibungen dieses Gläubigers gehalten werden

Gläubigerbeschluss	Für jede Serie der bei der betreffenden Abstimmung ohne Versammlung für diese Serie gefasste außerordentliche Beschluss

Gläubigerversammlung	Die physische Gläubigerversammlung, die ggf. abgehalten wird, wenn die erforderliche Beschlussfähigkeit bei der betreffenden Abstimmung ohne Versammlung nicht erreicht wird

Garantie	Die Form der Garantie, wie sie in Verbindung mit den Bestehenden Garantien verwendet wird

ID-Code	Der spezifische Identifizierungscode für jeden Gläubiger einer Serie, der dem Gläubiger bei Anmeldung auf der Abstimmungsplattform zugewiesen wird

Inhaber	Der Inhaber einer Schuldverschreibung

innogy	innogy SE

innogy Finance	innogy Finance B.V.

innogy Gruppe	Die Bestehende Garantin und ihre konsolidierten Tochtergesellschaften

ISIN	International Securities Identification Number

Januar 2024 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Januar 2024 fälligen EUR 800.000.000 3,000% Festverzinslichen Schuldverschreibungen (ISIN: XS0982019126)

Januar 2034 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Januar 2034 fälligen GBP 600.000.000 4,750% Festverzinslichen Schuldverschreibungen (ISIN: XS0735770637)

Juli 2022 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Juli 2022 fälligen GBP 500.000.000 5,500% Festverzinslichen Schuldverschreibungen (ISIN: XS0437307464)

Juli 2029 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Juli 2029 fälligen EUR 1.000.000.000 1,500% Festverzinslichen Schuldverschreibungen (ISIN: XS1761785077)

Juli 2039 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Juli 2039 fälligen GBP 1.000.000.000 6,125% Festverzinslichen Schuldverschreibungen (ISIN: XS0437306904)

Juni 2030 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Juni 2030 fälligen GBP 760.000.000 6,250% Festverzinslichen Schuldverschreibungen (ISIN: XS0147048762)

LuxSE	Die Luxemburger Börse

Mai 2026 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Mai 2026 fälligen EUR 500.000.000 1,625% Festverzinslichen Schuldverschreibungen (ISIN: XS1829217345)

Moody’s	Moody’s France SAS

Muster-Sperrvermerk	Der Muster-Sperrvermerk, der diesem Memorandum in „Anhang 4 – Muster-Sperrvermerk” beigefügt ist

Muster-Stimmabgabeformular	Das Muster-Stimmabgabeformular, das diesem Memorandum in „Anhang 3 – Muster-Stimmabgabeformular“ beigefügt ist

Nachfolgeschuldnerin	E.ON International Finance B.V.

Neue Garantie

Eine neue Garantievereinbarung zwischen der Neuen Garantin und Deutsche Bank Aktiengesellschaft als Fiscal Agent zugunsten der Gläubiger, unter der die fällige Zahlung von Kapital und Zinsen sowie aller anderen unter den Schuldverschreibungen zahlbaren Beträge zu im Wesentlichen den gleichen Bedingungen wie bei der Bestehenden Garantie garantiert wird

Neue Garantin	E.ON SE

November 2022 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im November 2022 fälligen EUR 750.000.000 0,750% Festverzinslichen Schuldverschreibungen (ISIN: XS1829217428)

Oktober 2027 fällige Schuldverschreibungen	Die von der innogy Finance B.V. begebenen und im Oktober 2027 fälligen EUR 850.000.000 1,250% Festverzinslichen Schuldverschreibungen (ISIN: XS1702729275)

Relevante Personen

Die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent, die Abstimmungsleiterin und ihre jeweiligen Geschäftsleiter, Führungskräfte, Mitarbeiter, Beauftragte oder verbundenen Unternehmen (einschließlich deren jeweilige Geschäftsleiter, Führungskräfte, Mitarbeiter oder Beauftragte)

Reuters	Reuters Nachrichtenagentur, ein Unternehmen von Thomas Reuters

Schuldverschreibungsgesetz oder SchVG	Das Gesetz über Schuldverschreibungen aus Gesamtemissionen

Schulverschreibungen

Die April 2021 fälligen Schuldverschreibungen, die August 2021 fälligen Schuldverschreibungen, die Juli 2022 fälligen Schuldverschreibungen, die November 2022 fälligen Schuldverschreibungen, die Dezember 2023 fälligen Schuldverschreibungen, die Januar 2024 fälligen Schuldverschreibungen, die April 2025 fälligen Schuldverschreibungen, die Mai 2026 fälligen Schuldverschreibungen, die Oktober 2027 fälligen Schuldverschreibungen, die Juli 2029 fälligen Schuldverschreibungen, die Juni 2030 fälligen Schuldverschreibungen, die Februar 2033 fälligen Schuldverschreibungen, die April 2033 fälligen Schuldverschreibungen, die Februar 2034 fälligen Schuldverschreibungen, die Juli 2039 fälligen Schuldverschreibungen, die Dezember 2042 fälligen Schuldverschreibungen und die Februar 2043 fälligen Schuldverschreibungen

Serien

Jede der April 2021 fälligen Schuldverschreibungen, August 2021 fälligen Schuldverschreibungen, Juli 2022 fälligen Schuldverschreibungen, November 2022 fälligen Schuldverschreibungen, Dezember 2023 fälligen Schuldverschreibungen, Januar 2024 fälligen Schuldverschreibungen, April 2025 fälligen Schuldverschreibungen, Mai 2026 fälligen Schuldverschreibungen, die Oktober 2027 fälligen Schuldverschreibungen, Juli 2029 fälligen Schuldverschreibungen, Juni 2030 fälligen Schuldverschreibungen, Februar 2033 fälligen Schuldverschreibungen, April 2033 fälligen Schuldverschreibungen, Februar 2034 fälligen Schuldverschreibungen, Juli 2039 fälligen Schuldverschreibungen, Dezember 2042 fälligen Schuldverschreibungen und Februar 2043 fälligen Schuldverschreibungen

Solicitation Agents	Die Citigroup Global Markets und NatWest Markets N.V.

Solicitation Website	www.eon.com/innogy-anleihen

Sperrvermerk

Eine Bestätigung der Gläubiger-Depotbank, welche die Gläubiger-Angaben enthält und bestätigt, dass die betreffenden Schuldverschreibungen für den Gläubiger auf dem jeweiligen Konto bei der Gläubiger-Depotbank bis zum Ablauf des Abstimmungszeitraums gesperrt sind; sofern der Sperrvermerk erst nach der Stimmabgabe ausgegeben wird, enthält er außerdem die Bestätigung, dass die betreffenden Schuldverschreibungen bereits zum Zeitpunkt der Stimmabgabe gesperrt waren. Ein entsprechendes Muster ist in diesem Memorandum in „Anhang 4—Muster-Sperrvermerk“ enthalten

Standard & Poor’s	Standard & Poor’s Global Ratings Europe Limited

Stimmabgabeformular	Ein Dokument in Textform in deutscher oder englischer Sprache, in dem die Gläubiger-Angaben und die Stimmabgabe für oder gegen die Änderungsvorschläge bzw. eine etwaige Enthaltung angegeben sind

Stimmrechtsvollmacht

Die Standard-Vollmacht, die einem Stimmrechtsvertreter, Abstimmungsbeauftragten oder sonstigen Beauftragten (der nicht der Tabulation und Voting Agent ist) von einem Gläubiger für die Stimmabgabe bei einer Abstimmung ohne Versammlung erteilt wird und die diesem Memorandum in „Anhang 5 – Stimmrechtsvollmacht“ beigefügt ist

Tabulation und Voting Agent	Lucid Issuer Services Limited

Textform

Gemäß Definition in § 126b BGB eine Erklärung auf einem dauerhaften Datenträger, in der die Person des Erklärenden genannt ist; ein dauerhafter Datenträger ist ein Brief, ein Telefax oder eine E-Mail und jedes Medium, das es dem Empfänger ermöglicht, eine an ihn persönlich gerichtete Erklärung so aufzubewahren oder zu speichern, dass sie ihm während eines für ihren Zweck angemessenen Zeitraums zugänglich ist, und das geeignet ist, die Erklärung unverändert wiederzugeben (z. B. Brief, Telefax, E-Mail)

USD	Die gesetzliche Währung in den Vereinigten Staaten von Amerika

Verordnung über Ratingagenturen	Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen, in der geänderten Fassung

Webseite für Investor Relations	www.eon.com/de/investor-relations.html

Wertpapiersammelbank	Euroclear und Clearstream

Gebührenberechtige Serien

Jede der Dezember 2023 fälligen Schuldverschreibungen, Januar 2024 fälligen Schuldverschreibungen, April 2025 fälligen Schuldverschreibungen, Mai 2026 fälligen Schuldverschreibungen, Oktober 2027 fälligen Schuldverschreibungen, Juli 2029 fälligen Schuldverschreibungen, Juni 2030 fälligen Schuldverschreibungen, Februar 2033 fälligen Schuldverschreibungen, der April 2033, Februar 2034 fälligen Schuldverschreibungen, Juli 2039 fälligen Schuldverschreibungen, Dezember 2042 fälligen Schuldverschreibungen sowie Februar 2043 fälligen Schuldverschreibungen

Zustimmung zur Ersetzung der Garantin	Der Gläubigerbeschluss zur Genehmigung der Ersetzung der Garantin in Bezug auf jede der betreffenden Serien

RISIKOFAKTOREN IM ZUSAMMENHANG MIT ABSTIMMUNGEN OHNE VERSAMMLUNG

Vor einer Entscheidung hinsichtlich einer Aufforderung zur Stimmabgabe sollten die Gläubiger zusätzlich zu den sonstigen in diesem Memorandum enthaltenen Informationen (einschließlich der zusätzlichen in diesem Memorandum verfügbaren und in Bezug genommenen Informationen) die nachstehenden Informationen sorgfältig prüfen:

Keine Abhängigkeit zwischen den Abstimmungen ohne Versammlung und den Gläubigerbeschlüssen

Für jede Serie werden separate Abstimmungen ohne Versammlung abgehalten und die Vollziehung der Gläubigerbeschlüsse in Bezug auf eine Serie ist unabhängig von der Vollziehung etwaiger Gläubigerbeschlüsse in Bezug auf eine andere Serie.

Rating- und finanzielle Berichterstattungsrisiken hinsichtlich Serien, für die keine Gläubigerbeschlüusse gefasst oder vollzogen werden

Das verbleibende beauftragte Rating der Bestehenden Garantin wird gekündigt und die konsolidierte Finanzberichterstattung der Gruppe der Bestehenden Emittentin eingestellt. Wenn kein Gläubigerbeschluss in Bezug auf eine Serie gefasst wird, werden die Gläubiger nicht länger von einem beauftragten Rating und einer Gruppen-Finanzberichterstattung auf Garantenebende profitieren.

Anfechtung von Gläubigerbeschlüssen

Im Einklang mit dem Schuldverschreibungsgesetz hat jeder Gläubiger das Recht, bei einer Abstimmung ohne Versammlung gefasste Gläubigerbeschlusse innerhalb eines Monats nach Bekanntmachung der Ergebnisse dieser Abstimmung ohne Versammlung an die Gläubiger anzufechten (siehe vorstehend unter „Vorläufiger Zeitplan“). Für die Berechtigung zur Erhebung einer Anfechtungsklage beim zuständigen Gericht müssen Gläubiger, die an der betreffenden Abstimmung ohne Versammlung teilgenommen haben, dem Ergebnis der relevanten Abstimmung ohne Versammlung schriftlich widersprechen. Dieser Widerspruch muss innerhalb von zwei Wochen nach Bekanntmachung der Ergebnisse an die Abstimmungsleiterin gerichtet werden und bei ihr eingehen. Eine Anfechtungsklage kann auf einem Verstoß gegen geltendes Recht oder gegen die maßgeblichen Anleihebedingungen basieren. Im Falle einer erfolgreichen Anfechtungsklage wird ein Gericht den Gläubigerbeschluss für nichtig erklären.

Vollziehungsbedingungen

Die Vollziehung eines jeden Gläubigerbeschlusses in Bezug auf jede Serie steht unter dem Vorbehalt, dass die folgenden Bedingungen erfüllt wurden (die Vollziehungsbedingungen):

•

Ablauf der Anfechtungsfrist gemäß dem Schuldverschreibungsgesetz und keine laufenden Anfechtungsverfahren in Bezug auf den betreffenden Gläubigerbeschluss zu diesem Zeitpunkt bzw., sofern ein Gläubiger eine Anfechtungsklage eingereicht hat, nach einem Vergleich über die Anfechtungsklage;

•	die Aufhebung der betreffenden Bestehenden Garantie und der Abschluss der Neuen Garantie für die betreffenden Serien.

Gläubiger sollten sich darüber im Klaren sein, dass keine Zusicherung gegeben werden kann, dass die Vollziehungsbedingungen im Hinblick auf eine Serie erfüllt werden. Darüber hinaus sollten Gläubiger berücksichtigen, dass es keine Vollziehungsbedingung ist, dass ein Gläubigerbeschluss in Bezug auf eine andere Serie vollzogen wird.

Alle Gläubiger einer Serie sind durch den betreffenden Gläubigerbeschluss gebunden

Gläubiger sollten berücksichtigen, dass, sofern ein Gläubigerbeschluss gefasst und vollzogen wird, dieser Beschluss für alle Gläubiger der betreffenden Serie bindend ist, unabhängig davon, ob sie an der betreffenden Abstimmung ohne Versammlung teilgenommen haben und ob sie für oder gegen die Änderungsvorschläge gestimmt oder sich bei der Stimmabgabe enthalten haben.

Es werden keine anderen als die in diesem Abschnitt beschriebenen Abstimmungsverfahren anerkannt

Die Gläubiger können ausschließlich nach Maßgabe der in Abschnitt „Verfahren für die Teilnahme an Abstimmungen ohne Versammlung beschriebenen Verfahren an den Abstimmungen ohne Versammlung teilnehmen. Stimmen, die nicht im Einklang mit diesen Verfahren abgegeben wurden, können von der Abstimmungsleiterin abgelehnt werden. Beispielsweise werden Stimmabgabeformulare, die der Abstimmungsleiterin vor oder nach dem Abstimmungszeitraum zugehen, nicht bei der betreffenden Abstimmung ohne Versammlung berücksichtigt. Gläubiger sollten keine Stimmabgabeformulare, Abstimmungsanweisungen, Anweisungen zur Eintragung eines Sperrvermerks im Rahmen der Aufforderung zur Stimmabgabe, sog. Consent Instructions, oder sonstige Dokumente im Hinblick auf die Abgabe von Stimmen bei der betreffenden Abstimmung ohne Versammlung an die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin und die Neue Garantin oder die Solicitation Agents übermitteln.

Allgemeine Bedingungen zur Aufforderung zur Stimmabgabe

Die Abstimmungsleiterin kann Stimmen, die von einem Gläubiger oder für einen Gläubiger abgegeben werden, ablehnen, sofern die Stimmen nach ihrer sachgerechten Einschätzung nicht gültig abgegeben wurden. Eine Stimmabgabe ist beispielsweise nicht gültig, wenn ein Gläubiger der Abstimmungsleiterin ein Stimmabgabeformular übermittelt, aber nicht veranlasst hat, dass der Abstimmungsleiterin bis zum Ablauf des Abstimmungszeitraums auch ein Sperrvermerk zugeht. Stimmabgaben sind außerdem nicht gültig, wenn der Gläubiger zwar das Anmeldeverfahren auf der Abstimmungsplattform durchgeführt hat, aber die Gläubiger-Depotbank nicht angewiesen hat, eine Consent Instruction an das Clearing-System zu senden. Alle Fragen hinsichtlich der Gültigkeit, Form, Berechtigung und (in den wenigen Fällen, in denen ein Widerruf zulässig ist) eines gültigen Widerrufs von Abstimmungsanweisungen und/oder Consent Instructions werden von der Abstimmungsleiterin nach Maßgabe der geltenden Bestimmungen des Schuldverschreibungsgesetzes und dieses Memorandums entschieden.

Die Abstimmungen ohne Versammlung werden im Einklang mit den Bestimmungen des Schuldverschreibungsgesetzes durchgeführt. Gemäß dem SchVG ist die Abstimmungsleiterin verpflichtet, für jede Abstimmung ohne Versammlung ein Register von Gläubigern zu führen, die (entweder direkt oder über einen Stimmrechtsvertreter) an den Abstimmungen ohne Versammlung teilgenommen haben. Dieses Register muss bestimmte Gläubiger-Angaben enthalten, darunter Name, Geschäfts- oder Wohnsitz der Gläubiger und die Anzahl an Stimmrechten, die von jedem Gläubiger bei den jeweiligen Abstimmungen ohne Versammlung vertreten werden, und wird Gläubigern auf Anfrage zur Verfügung gestellt.

Wird darüber hinaus ein Gläubigerbeschluss nicht gefasst (z.B. weil das Quorum oder die erforderliche Mehrheit nicht erreicht wird) oder nicht umgesetzt (z.B. weil die entsprechenden Vollziehungsbedingungen nicht erfüllt sind), bleiben die entsprechenden Anleihebedingungen der betroffenen Serie unverändert.

Unwiderruflichkeit der Abstimmungsanweisungen, Consent Instructions und direkt bei der Abstimmungsleiterin abgegebenen Stimmen

Eine Übermittlung von Abstimmungsanweisungen oder Consent Instructions, die im Einklang mit den im Abschnitt „Verfahren für die Teilnahme an den Abstimmungen ohne Versammlung” erfolgt, ist unwiderruflich. In den wenigen Fällen, in denen ein Widerruf zulässig ist, können Abstimmungsanweisungen und/oder Consent Instructions durch oder für den betreffenden Gläubiger widerrufen werden, indem eine gültige Widerrufserklärung nach Maßgabe der Verfahren und innerhalb der maßgeblichen Fristen eingereicht wird (siehe „Änderung und Beendigung”). Darüber hinaus sind nach Maßgabe dieses Memorandums direkt bei der Abstimmungsleiterin abgegebene Stimmen mit Eingang bei der Abstimmungsleiterin unwiderruflich.

Sperrung der Schuldverschreibungen und Übertragungsbeschränkungen

Sofern Gläubiger eine Teilnahme an den jeweiligen Abstimmungen ohne Versammlung in Betracht ziehen, sollten sie bedenken, dass sich ggf. Beschränkungen für die Übertragung der Schuldverschreibungen ergeben.

Mit Übermittlung einer Consent Instruction durch den Gläubiger bzw. der Veranlassung einer solchen Übermittlung durch die Gläubiger-Depotbank, stimmt der Gläubiger zu, dass seine Schuldverschreibungen, (i) die auf dem Konto der betreffenden Gläubiger Depotbank gehalten werden, ab dem Datum des Eingangs dieser Anweisung bei der Gläubiger Depotbank gesperrt sind und, dass Schuldverschreibungen, (ii) die auf dem betreffenden Konto bei dem jeweiligen Clearing-System gehalten werden, ab dem Datum der Übermittlung der betreffenden Consent Instruction gesperrt sind, und zwar jeweils bis (x) zu dem Tag, an dem die betreffende Anweisung und/oder Consent Instruction wirksam widerrufen wird, oder sofern früher, bis (y) zur Bekanntmachung der Ergebnisse der betreffenden Abstimmung ohne Versammlung (bzw., sofern keine Beschlussfähigkeit bei der jeweiligen Abstimmung ohne Versammlung erreicht wird, bis zum Ende der jeweiligen Gläubigerversammlung) (siehe „Verfahren zur Teilnahme an den Abstimmungen ohne Versammlung—Gläubigerversammlungen im Falle des Nichterreichens der Beschlussfähigkeit”).

Ein Gläubiger erklärt sich mit Erteilung der Anweisung an die Gläubiger Depotbank, den Sperrvermerk an die Abstimmungsleiterin zu übermitteln, damit einverstanden, dass die von ihm auf dem betreffenden Konto bei der Gläubiger Depotbank gehaltenen Schuldverschreibungen ab dem Datum des Eingangs der betreffenden Anweisung bei der Gläubiger Depotbank bis zum Ablauf des Abstimmungszeitraums gesperrt sind.

Verzögerung beim Erhalt der Gebühr

Für die Gläubiger einer Gebührenberechtigten Serie wird die Gebühr fällig, wenn sie eine Stimme abgegeben haben und ein Gläubigerbeschluss in Bezug auf eine solche Gebührenberechtigte Serie gefasst und vollzogen wurde. Diese Gläubiger könnten die Gebühr erst nach Ablauf einer längeren Wartezeit erhalten (z.B. wenn eine Anfechtungsklage gegen einen hinsichtlich einer Serie gefassten Gläubigerbeschluss erhoben wird – wie ausführlicher unter „Gebühr“ beschrieben). Zudem werden Gläubiger keine Gebühr erhalten, sofern die jeweilige Abstimmung ohne Versammlung beendet, zurückgezogen oder auf sonstige Weise nicht durchgeführt wird.

Verantwortung für die Einschaltung von Beratern

Die Gläubiger sollten sich mit ihren eigenen Steuerberatern, Wirtschaftsprüfern, Finanz- und Rechtsberatern im Hinblick auf die Geeignetheit einer Teilnahme an den betreffenden Abstimmungen ohne Versammlung unter steuerlichen und bilanziellen Aspekten und bezüglich der sie bei Vollziehung der relevanten Gläubigerbeschlüsse betreffenden Auswirkungen in Verbindung setzen.

Weder die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent, die Abstimmungsleiterin noch deren jeweilige Geschäftsleiter, Führungskräfte, Mitarbeiter, Beauftragte oder verbundene Unternehmen handeln für die Gläubiger oder übernehmen gegenüber den Gläubigern im Hinblick auf etwaige Schutzmaßnahmen, die sie ggf. für ihre Kunden vornehmen würden, oder für eine Beratung in Bezug auf eine Aufforderung zur Stimmabgabe, Abstimmung ohne Versammlung oder einen Gläubigerbeschluss eine Verantwortung und entsprechend geben weder die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent oder die Abstimmungsleiterin noch deren jeweilige Geschäftsleiter, Führungskräfte, Mitarbeiter, Beauftragte oder verbundene Unternehmen Empfehlungen dahingehend, ob oder wie die Gläubiger an den jeweiligen Abstimmungen ohne Versammlung teilnehmen sollten.

VERFAHREN FÜR DIE TEILNAHME AN DEN ABSTIMMUNGEN OHNE VERSAMMLUNG

Die Gläubiger sind für die Einhaltung aller Verfahren für die Teilnahme an Abstimmungen ohne Versammlung verantwortlich. Weder die Emittentinnen, noch die Bestehende Garantin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent oder die Abstimmungsleiterin übernehmen die Verantwortung für die Unterrichtung der Gläubiger über Unregelmäßigkeiten hinsichtlich der Einhaltung dieser Verfahren.

Den Gläubigern wird geraten, sich bei dem Clearing-System, der Bank, dem Wertpapier-Broker oder einem anderen Intermediär, über den sie Schuldverschreibungen halten, zu erkundigen, bis wann dem Clearing-System oder der Intermediär direkt oder indirekt Anweisungen eines Gläubigers zugehen müssen, damit der betreffende Gläubiger unter Einhaltung der in diesem Memorandum angegebenen Fristen an der betreffenden Abstimmung ohne Versammlung teilnehmen kann. Die von einem solchen Intermediär und einem zuständigen Clearing-System genannten Fristen für die Einreichung bzw. (sofern zulässig) den Widerruf der Consent Instructions können vor den in diesem Memorandum angegebenen Fristen enden.

Gläubiger, die Unterstützung im Hinblick auf die Verfahren für die Teilnahme an den Abstimmungen ohne Versammlung benötigen, sollten sich an den Tabulation und Voting Agent unter der am Ende dieses Memorandums angegebenen Kontaktadresse wenden.

Abstimmung ohne Versammlung

Die Abstimmungen ohne Versammlung werden im Einklang mit den Bestimmungen des Schuldverschreibungsgesetzes (das Schuldverschreibungsgesetz) durchgeführt. Die Bestehende Emittentin hat die Notarin Frau Dr. Christiane Mühe, geschäftsansässig in der Taunusanlage 17, 60325 Frankfurt am Main, als Abstimmungsleiterin (die Abstimmungsleiterin) mit der Durchführung der Abstimmungen ohne Versammlung beauftragt.

Es werden für jede Serie getrennte Abstimmungen ohne Versammlung für die Zustimmung zu den Änderungsvorschlägen durchgeführt. Alle Abstimmungen ohne Versammlung werden gleichzeitig durchgeführt. Der Abstimmungszeitraum für jede Abstimmung ohne Versammlung beginnt am 4. September 2020, um 0:00 Uhr (MEZ), und endet am 11. September 2020 um 23:59 Uhr (MEZ). Weitere Einzelheiten zum Zeitplan sind im Abschnitt „Vorläufiger Zeitplan” ausgeführt.

Bei jeder Abstimmung ohne Versammlung haben die Gläubiger die Möglichkeit, in Bezug auf die betreffende Serie für oder gegen die Änderungsvorschläge zu stimmen oder sich der Stimme zu enthalten. Die erforderliche Beschlussfähigkeit für jede Abstimmung ohne Versammlung ist gemäß § 18 Abs. 1 in Verbindung mit § 15 Abs. 3 SchVG gegeben, wenn Gläubiger, die mindestens 50 % des Gesamtnennbetrages der betreffenden zum jeweiligen Zeitpunkt ausstehenden Serie vertreten, ihre Stimmen gültig abgegeben (oder sich enthalten) haben. Für die Verabschiedung eines Gläubigerbeschlusses bei einer Abstimmung ohne Versammlung ist eine Mehrheit von mindestens 75 % der bei einer solchen Abstimmung ohne Versammlung gültig abgegebenen Stimmen, die dem Änderungsvorschlag zugestimmt haben, erforderlich (dies wird nach dem Additionsverfahren ermittelt, wobei nur die Ja-Stimmen und die Nein-Stimmen gezählt werden). Weitere Einzelheiten zu den Änderungsvorschlägen und den erforderlichen Mehrheiten zur Verabschiedung eines Gläubigerbeschlusses sind im Abschnitt „Änderungsvorschläge” ausgeführt.

Die Bestehende Emittentin gibt die Ergebnisse der Abstimmungen ohne Versammlung sobald wie sinnvollerweise nach Ablauf des Abstimmungszeitraums durchführbar bekannt (siehe „Bekanntmachungen“).

Teilnahme an den Abstimmungen ohne Versammlung

Die Gläubiger können ausschließlich unter Einhaltung der in diesem Abschnitt „Verfahren für die Teilnahme an Abstimmungen ohne Versammlung“ beschriebenen Verfahren an Abstimmungen ohne Versammlung teilnehmen.

Aus Effizienzgründen werden Gläubiger gebeten, über die Abstimmungsplattform (www.lucid-is.com/innogy) abzustimmen und Consent Solicitations an die Clearing Systeme zu übermitteln bzw. eine entsprechende Übermittlung zu veranlassen (siehe „Abstimmung über den Tabulation und Voting Agent“). Allerdings können Gläubiger (auch wenn sie durch eine andere Person und nicht durch den Tabulation und Voting Agent vertreten werden) ihre Stimme auch direkt durch Einreichung eines Stimmabgabeformulars bei der Abstimmungsleiterin für die Abstimmungen ohne Versammlung abgeben (siehe „Direkte Stimmabgabe bei der Abstimmungsleiterin“).

Abstimmung über den Tabulation und Voting Agent

Für eine Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter müssen die Gläubiger innerhalb der Anmelde- und Anweisungsfrist (i) eine Anmeldung auf der Abstimmungsplattform (www.lucid-is.com/innogy) vornehmen und (ii) eine Consent Instruction an die Clearing-Systeme übermitteln bzw. eine entsprechende Übermittlung veranlassen, und dafür sorgen, dass der Tabulation und Voting Agent diese Consent Instruction über die Clearing-Systeme erhält.

Anmeldung

Bei der Anmeldung auf der Abstimmungsplattform werden die Gläubiger gebeten, ihren Namen, ihre Anschrift, die ISIN der betreffenden Serie und die Anzahl und den Gesamtnennbetrag der von ihnen in jeder Serie gehaltenen und im Wertpapierdepot bei der Gläubiger-Depotbank des betreffenden Gläubigers verbuchten Schuldverschreibungen (insgesamt die Gläubiger-Angaben) sowie die Anweisungen für den Tabulation und Voting Agent als Stimmrechtsvertreter für eine Abstimmung für oder gegen die jeweiligen Änderungsvorschläge oder eine Enthaltung in Bezug auf die betreffenden Änderungsvorschläge (die Abstimmungsanweisungen) zu übermitteln. Mit Einreichung gültiger Abstimmungsanweisungen bestellt der Gläubiger den Tabulation und Voting Agent als Stimmrechtsvertreter für die Abstimmung über die jeweiligen Änderungsvorschläge in der in seinen Abstimmungsanweisungen angegebenen Weise bei der betreffenden Abstimmung ohne Versammlung. Sofern sie nicht wirksam widerrufen werden (siehe „Änderung und Beendigung“), bleiben die Abstimmungsanweisungen auch dann gültig, wenn die Beschlussfähigkeit bei einer Abstimmung ohne Versammlung nicht erreicht und eine Gläubigerversammlung abgehalten wird (siehe „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung—Sperrung der Schuldverschreibungen und Übertragungsbeschränkungen”). Der Tabulation und Voting Agent wird bei der Gläubigerversammlung in gleicher Weise wie bei der jeweiligen Abstimmung ohne Versammlung abstimmen (siehe “Gläubigerversammlungen im Falle des Nichterreichens der Beschlussfähigkeit”).

Alle Abstimmungsanweisungen sind, außer in den wenigen im Abschnitt „Änderung und Beendigung“ angegebenen Fällen, unwiderruflich

Nach Fertigstellung der Anmeldung generiert die Abstimmungsplattform einen spezifischen Identifizierungscode (der ID-Code) und sendet diesen zusammen mit den Gläubiger-Angaben per E-Mail an den Tabulation und Voting Agent und die Abstimmungsleiterin. Gleichzeitig generiert die Abstimmungsplattform eine E-Mail an den Gläubiger, in der die erfolgreiche Anmeldung bestätigt wird und der ID-Code angegeben ist sowie eine Erinnerung für den Gläubiger, dass er nur dann berechtigt ist, seine Stimme bei der betreffenden Abstimmung ohne Versammlung abzugeben, wenn er eine Consent Instruction an die Clearing-Systeme übermittelt bzw. eine entsprechende Übermittlung veranlasst hat.

Consent Instruction

Um zur Abstimmung berechtigt zu sein, müssen die Gläubiger eine Consent Instruction an die Clearing-Systeme geben und dafür sorgen, dass der Tabulation und Voting Agent diese Consent Instruction innerhalb der Anmelde- und Anweisungsfrist über die Clearing-Systeme erhält.

Nur Direkte Teilnehmer können Consent Instructions einreichen. Jeder Gläubiger, der kein Direkter Teilnehmer ist, muss veranlassen, dass der Direkte Teilnehmer, über den der betreffende Gläubiger seine Schuldverschreibungen hält, vor Ablauf der maßgeblichen Fristen eine Consent Instruction für ihn einreicht. Jeder Gläubiger, der kein Direkter Teilnehmer ist und Schuldverschreibungen über einen Zwischenverwahrer (die Gläubiger-Depotbank) hält, muss die Gläubiger-Depotbank anweisen, (i) eine Consent Instruction an die Clearing-Systeme zu übermitteln bzw. eine solche Übermittlung zu veranlassen und (ii) die von der betreffenden Gläubiger-Depotbank für den Gläubiger gehaltenen Schuldverschreibungen unverzüglich zu sperren.

Es muss für jede Serie eine eigene Consent Instruction erteilt werden. Jede Consent Instruction muss unter anderem die folgenden Angaben enthalten: den Namen des Gläubigers, den ID-Code, den Bestand an Schuldverschreibungen des Gläubigers in der jeweiligen Serie, die Nummer des Wertpapierdepots bei Euroclear/Clearstream, in dem die betreffenden Schuldverschreibungen gehalten werden, und die Anweisung zur Sperrung des Bestands an Schuldverschreibungen sowie Angaben dazu, ob der Gläubiger bei der betreffenden Abstimmung ohne Versammlung für oder gegen die Änderungsvorschläge stimmt oder sich der Stimme enthält. Der Eingang einer solchen Consent Instruction eines Direkten Teilnehmers bei Euroclear/Clearstream wird gemäß der üblichen Praxis von Euroclear/Clearstream bestätigt und führt zur Sperrung der betreffenden Schuldverschreibungen auf dem Konto des jeweiligen Direkten Teilnehmers bei Euroclear/Clearstream, sodass für diese Schuldverschreibungen keine Übertragungen vorgenommen werden können (siehe „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung—Sperrung der Schuldverschreibungen und Übertragungsbeschränkungen’”).

Euroclear/Clearstream übermittelt Consent Instructions, die sie von einem Direkten Teilnehmer für die Gläubiger erhält, elektronisch an den Tabulation und Voting Agent. Mit Erhalt einer solchen elektronischen Nachricht von Euroclear/Clearstream wird der Tabulation und Voting Agent prüfen, ob die Gläubiger-Angaben in der Nachricht mit den vom Gläubiger bei der Anmeldung auf der Abstimmungsplattform an den Tabulation und Voting Agent gemachten Gläubiger-Angaben übereinstimmen. Sofern der Tabulation und Voting Agent nach seinem pflichtgemäßen Ermessen feststellt, dass die Angaben übereinstimmen und dass er wirksam mit der Abstimmung für den jeweiligen Gläubiger beauftragt wurde, wird der Tabulation und Voting Agent innerhalb des Abstimmungszeitraums die Stimmen für den Gläubiger im Einklang mit den Abstimmungsanweisungen in Textform an die Abstimmungsleiterin abgeben.

Für eine Abstimmung über den Tabulation und Voting Agent als Stimmrechtsvertreter müssen die Gläubiger innerhalb der Anmelde- und Anweisungsfrist auf der Abstimmungsplattform angemeldet sein und Consent Instructions an die Clearing-Systeme übermittelt bzw. eine entsprechende Übermittlung veranlasst haben. Gläubiger, die sich innerhalb der Anmelde- und Anweisungsfrist nur bei der Abstimmungsplattform angemeldet haben, sind nicht zur Abstimmung berechtigt, wenn die Consent Instruction nicht innerhalb der Anmelde- und Anweisungsfrist beim Tabulation und Voting Agent eingegangen ist. Der Tabulation und Voting Agent kann nach seinem alleinigen Ermessen entscheiden, ob er die Stimmen für Gläubiger abgibt, wenn er die Consent Instruction erst nach Ablauf der Anmelde- und Anweisungsfrist über die Clearing-Systeme erhält, mit der Maßgabe, dass die Gleichbehandlung aller Gläubiger in diesem Zusammenhang gewährleistet ist.

Jede Consent Instruction ist, außer in den wenigen im Abschnitt „Änderung und Beendigung “ angegebenen Fällen, unwiderruflich.

Direkte Stimmabgabe an die Abstimmungsleiterin

Obwohl die Gläubiger gebeten werden, ihre Stimmen über den Tabulation und Voting Agent abzugeben, kann jeder Gläubiger seine Stimmen alternativ direkt bei der Abstimmungsleiterin abgeben, und zwar entweder eigenständig für sich selbst oder durch Bestellung eines Stimmrechtsvertreters, Abstimmungsbeauftragten oder anderen Beauftragen (der nicht der Tabulation und Voting Agent ist). Die Gläubiger müssen sich nicht auf der Abstimmungsplattform anmelden, wenn sie beabsichtigen, ihre Stimmen direkt bei der Abstimmungsleiterin abzugeben.

Die Gläubiger können ihre Stimmen auch durch Übersendung eines Stimmabgabeformulars in Textform (z. B. per Post, Telefax oder E-Mail) innerhalb des Abstimmungszeitraums in deutscher oder englischer Sprache an die nachstehende Adresse der Abstimmungsleiterin abgeben:

Notarin Dr. Christiane Mühe

- Abstimmungsleiterin -

(Scrutineer)

Betreff:	innogy

Anschrift:	FM Notare, Taunusanlage 17, 60325 Frankfurt am Main, Deutschland

Telefax:	+49 (0)69 7079 685 - 55

E-Mail:	innogy@fm-notare.com

Die Gläubiger, die ihre Stimmen direkt bei der Abstimmungsleiterin abgeben, werden gebeten, das Musterformular für Abstimmungsunterlagen zu verwenden, das diesem Memorandum in „Anhang 3—Muster-Stimmabgabeformular’” (das Muster-Stimmabgabeformular) beigefügt ist und das auf der Solicitation Website ab dem Datum dieses Memorandums bis zum Ablauf des Abstimmungszeitraums heruntergeladen werden kann.

Sofern nicht anderweitig bis zum Ablauf des Abstimmungszeitraums an die Abstimmungsleiterin übermittelt, müssen die folgenden Dokumente zusammen mit dem Stimmabgabeformular des Gläubigers in Textform (per Post, Telefax oder E-Mail) eingereicht werden:

(i)

Nachweis des wirtschaftlichen Eigentums des Gläubigers an den jeweiligen Schuldverschreibungen in Form eines von der Gläubiger-Depotbank ausgestellten Sperrvermerks. Die Gläubiger werden gebeten, für den Sperrvermerk das diesem Memorandum in „Anhang 4—Muster-Sperrvermerk” beigefügte Muster zu verwenden (der Muster-Sperrvermerk), das auch von der Solicitation Website heruntergeladen werden kann. Wird der Sperrvermerk nach der Stimmabgabe ausgegeben, ist eine Bestätigung beizufügen, dass die betreffenden Schuldverschreibungen bereits zum Zeitpunkt der Stimmabgabe gesperrt waren. Es liegt in der Verantwortung der Gläubiger, ihre Gläubiger-Depotbank zum Zeitpunkt der Anweisung an die Gläubiger-Depotbank zur Ausstellung des Sperrvermerks darüber zu informieren, ob sie bereits abgestimmt haben. Gläubiger, die bis zum Ablauf des Abstimmungszeitraums keinen Sperrvermerk an die Abstimmungsleiterin übermittelt oder die Sperrung der Schuldverschreibungen in anderer Weise nachgewiesen haben, dürfen nicht an der Abstimmung teilnehmen.

(ii)

sofern der Gläubiger über einen von ihm bestellten Stimmrechtsvertreter, einen Abstimmungsbeauftragten oder sonstigen Beauftragten (der nicht der Tabulation und Voting Agent ist) an der Abstimmung teilnimmt, eine ausgefüllte und ordnungsgemäß unterzeichnete Stimmrechtsvollmacht wie sie diesem Memorandum in „Anhang 5—Stimmrechtsvollmacht” (die Stimmrechtsvollmacht) beigefügt ist und von der Solicitation Website heruntergeladen werden kann. Stimmen, die von einem Stimmrechtsvertreter, Abstimmungsbeauftragten oder sonstigen Beauftragten (der nicht der Tabulation und Voting Agent ist) für einen Gläubiger abgegeben wurden, ohne dass eine Stimmrechtsvollmacht eingereicht wurde, werden von der Abstimmungsleiterin unter Umständen nicht berücksichtigt.

Bei einer Abstimmung ohne Versammlung abgegebene Stimmen werden von der Abstimmungsleiterin nur berücksichtigt, wenn der Abstimmungsleiterin das Stimmabgabeformular, der Sperrvermerk und die Stimmrechtsvollmacht, sofern erforderlich, in Textform zugegangen sind. Muster-Stimmabgabeformulare, Muster-Sperrvermerke und Stimmrechtsvollmachten, die der Abstimmungsleiterin per Post, Telefax oder E-Mail zugehen, erfüllen die maßgeblichen Textform-Anforderungen. Es liegt in der Verantwortung der Gläubiger sicherzustellen, dass der Abstimmungsleiterin die Stimmen innerhalb der maßgeblichen Fristen übermittelt werden und zugehen.

Vertreter, die Stimmabgabeformulare oder Vollmachten für Gläubiger unterzeichnen, bei denen es sich um Kapital- oder Personengesellschaften oder sonstige juristische Personen handelt, müssen einen Nachweis ihrer Vertretungsmacht beispielsweise in Form eines aktuellen Auszugs aus dem relevanten Register oder eine sonstige entsprechende Bestätigung vorlegen. Darüber hinaus müssen gesetzliche Vertreter (wie beispielsweise Eltern als Vertreter für ihr Kind, ein Vormund als Vertreter für ein Mündel) oder amtlich bestellte Verwalter (z. B. Insolvenzverwalter) entsprechende Dokumente zum Nachweis ihrer Vertretungsmacht vorlegen (z. B. Ernennungsurkunde als Insolvenzverwalter).

Abstimmung in Stückelungen, Abstimmungsanweisungen und Consent Instructions

Abstimmungen, Abstimmungsanweisungen und Consent Instructions können nur in Bezug auf bestimmte Stückelungen (die Festgelegten Stückelungen) der betreffenden Schuldverschreibungen erfolgen, d. h. (a) für die April 2021 fälligen Schuldverschreibungen, die Dezember 2023 fälligen Schuldverschreibungen, die Juni 2030 fälligen Schuldverschreibungen über GBP 1.000; (b) für die August 2021 fälligen Schuldverschreibungen, die November 2022 fälligen Schuldverschreibungen, die Februar 2033 fälligen Schuldverschreibungen, die Januar 2024 fälligen Schuldverschreibungen, die April 2025 fälligen Schuldverschreibungen, die Mai 2026 fälligen Schuldverschreibungen, die Oktober 2027 fälligen Schuldverschreibungen und die Juli 2029 fälligen Schuldverschreibungen über EUR 1.000; (c) für die Juli 2022 fälligen Schuldverschreibungen und die Juli 2039 fälligen Schuldverschreibungen über GBP 50.000; (d) für die April 2033 fälligen Schuldverschreibungen über USD 200.000; (e) für die Januar 2034 fälligen Schuldverschreibungen über GBP 100.000; (f) für die Dezember 2042 fälligen Schuldverschreibungen und die Februar 2043 fälligen Schuldverschreibungen über EUR 100.000. Jede Schuldverschreibung in der Festgelegten Stückelung berechtigt zu einer Stimme.

Bekanntmachungen

Soweit nichts Anderes festgelegt ist, erfolgen Bekanntmachungen im Zusammenhang mit den Abstimmungen ohne Versammlung durch die Bestehende Emittentin im Wege der Veröffentlichung (i) im Bundesanzeiger, (ii) auf der Solicitation Website, (iii) auf WM-Daten, (iv) über die Clearing-Systeme, (v) auf Bloomberg/Reuters, (vi) im Luxemburger Wort und (vii) auf der Webseite des LuxSE (www.bourse.lu).

Kopien aller Bekanntmachungen, Mitteilungen und Pressemitteilungen sind außerdem beim Tabulation und Voting Agent verfügbar. Wenn Mitteilungen an die betreffenden Clearing-Systeme erfolgen, kann es zu erheblichen Verzögerungen kommen, und die Gläubiger werden dringend gebeten, sich mit dem Tabulation und Voting Agent im Hinblick auf relevante Bekanntmachungen im Verlauf der Aufforderung zur Stimmabgabe in Verbindung zu setzen. Außerdem können die Gläubiger Informationen von den Solicitation Agents unter der am Ende dieses Memorandums angegebenen Kontaktadresse erhalten.

Gläubigerversammlung für den Fall, dass die erforderliche Beschlussfähigkeit bei einer Abstimmung ohne Versammlung nicht erreicht wird

Sofern die erforderliche Beschlussfähigkeit für eine Abstimmung ohne Versammlung nicht erreicht wird, kann die Bestehende Emittentin eine getrennte Einladung zu einer physischen Gläubigerversammlung (die Gläubigerversammlung) an die betroffenen Gläubiger im Bundesanzeiger veröffentlichen, in der unter anderem Ort und Zeit der Gläubigerversammlung angegeben sind. Die Ladungsfrist für eine Gläubigerversammlung beträgt mindestens vierzehn (14) Tage. In einem solchen Fall werden den Gläubigern die Änderungsvorschläge der betreffenden Serie erneut auf dieser Gläubigerversammlung vorgelegt. Die erforderliche Beschlussfähigkeit für eine solche Gläubigerversammlung ist gegeben, wenn Gläubiger, die mindestens 25 % des Gesamtnennbetrages der betreffenden zum jeweiligen Zeitpunkt ausstehenden Serie vertreten, ihre Stimmen abgegeben (oder sich enthalten) haben. Für die Verabschiedung eines Gläubigerbeschlusses auf einer Gläubigerversammlung ist eine Mehrheit von mindestens 75 % der bei einer solchen Gläubigerversammlung gültig abgegebenen Stimmen erforderlich (dies wird nach dem Additionsverfahren ermittelt, wobei nur die Ja-Stimmen und die Nein-Stimmen gezählt werden). Ist die Beschlussfähigkeit für die Gläubigerversammlung gegeben und wird der betreffende Gläubigerbeschluss gefasst und vollzogen, ist dieser Gläubigerbeschluss für alle Gläubiger der betreffenden Serie bindend. Die vorstehenden Bestimmungen zu den Bekanntmachungen und der Vollziehung von Gläubigerbeschlüssen gelten entsprechend. Sofern nicht wirksam widerrufen gelten die Abstimmungsanweisungen und die Consent Instruction bzw. die Anweisungen an die Gläubiger-Depotbank zur Übermittlung einer Consent Instruction auch für den Fall, dass die Beschlussfähigkeit bei einer Abstimmung ohne Versammlung nicht erreicht und eine Gläubigerversammlung abgehalten wird (siehe „Risikofaktoren im Zusammenhang mit Abstimmungen ohne Versammlung—Sperrung der Schuldverschreibungen und Übertragungsbeschränkungen” sowie „Änderung und Beendigung”). Der Tabulation und Voting Agent wird bei der Gläubigerversammlung in gleicher Weise wie bei der jeweiligen Abstimmung ohne Versammlung abstimmen.

Zustimmungen, Bestätigungen, Zusicherungen, Gewährleistungen und Verpflichtungen

Mit Übermittlung eines Stimmabgabeformulars an die Abstimmungsleiterin oder einer Consent Instruction an das jeweilige Clearing-System gemäß den Verfahrensregelungen des jeweiligen Clearing-Systems, bzw. mit Veranlassung der Erteilung einer solchen Consent Instruction, erklären sich der Gläubiger, die Gläubiger-Depotbank und der Direkte Teilnehmer, der/die eine solche Consent Instruction für den Gläubiger übermitteln, einverstanden bzw. bestätigen, versichern, gewährleisten und verpflichten sich die Vorgenannten gegenüber der Bestehenden Emittentin, der Bestehenden Garantin, der Nachfolgeschuldnerin, der Neuen Garantin, der Abstimmungsleiterin, dem Tabulation und Voting Agent und den Solicitation Agents (i) zum Zeitpunkt der Übermittlung der Consent Instruction bzw. der entsprechenden Veranlassung der Erteilung einer solchen Consent Instruction, und (ii) bis zur Bekanntmachung der Ergebnisse der betreffenden Abstimmung ohne Versammlung bzw. ggf. der Gläubigerversammlung (und sofern ein Gläubiger, eine Gläubiger-Depotbank oder ein Direkter Teilnehmer nicht in der Lage ist, ein solche Zustimmung oder Bestätigung, Zusicherung, Gewährleistung oder Verpflichtung abzugeben oder einzugehen, sollten der Gläubiger, die Gläubiger-Depotbank oder der Direkte Teilnehmer umgehend den Tabulation und Voting Agent und die Abstimmungsleiterin kontaktieren) wie folgt:

(a)

bei einem eine Consent Instruction übermittelnden Direkten Teilnehmer oder einer eine solche Übermittlung veranlassenden Gläubiger-Depotbank: der Direkte Teilnehmer oder die Gläubiger-Depotbank hält die Schuldverschreibungen gegenwärtig und (i) bis zum wirksamen Widerruf der betreffenden Consent Instruction nach Maßgabe der Bedingungen der relevanten Aufforderung zur Stimmabgabe, d. h. in den wenigen Fällen, in denen ein solcher Widerruf zulässig ist (einschließlich des automatischen Widerrufs der Consent Instruction mit Beendigung der entsprechenden Aufforderung zur Stimmabgabe), bzw., sofern früher, (ii) bis zur Bekanntmachung der Ergebnisse der betreffenden Abstimmung ohne Versammlung bzw. ggf. der Gläubigerversammlung, in gesperrter Form bei Euroclear/Clearstream bzw., im Falle einer Gläubiger-Depotbank, auf dem betreffenden für den Gläubiger geführten Konto, und der Direkte Teilnehmer hat gemäß den Anforderungen von Euroclear/Clearstream innerhalb der von Euroclear/Clearstream festgelegten Fristen eine Consent Instruction übermittelt bzw. eine entsprechende Übermittlung veranlasst, um die Sperrung dieser Schuldverschreibungen mit Wirkung ab dem Datum der Übermittlung zu autorisieren, sodass keine Übertragungen dieser Schuldverschreibungen bis zum Eintritt eines der vorstehend unter (i) und (ii) beschriebenen Ereignisse erfolgen können;

(b)

bei einem Gläubiger, der kein Direkter Teilnehmer ist: der Gläubiger hält die betreffenden Schuldverschreibungen zum Zeitpunkt der Anweisung an die Gläubiger-Depotbank zur Erteilung der Consent Instruction für diesen Gläubiger gegenwärtig und (i) bis zum wirksamen Widerruf der betreffenden Anweisung nach Maßgabe der Bedingungen der betreffenden Aufforderung zur Stimmabgabe, d. h. in den wenigen Fällen, in denen ein solcher Widerruf zulässig ist (einschließlich des Widerrufs dieser Anweisung mit Beendigung der entsprechenden Aufforderung zur Stimmabgabe), bzw., sofern früher, (ii) bis zur Bekanntmachung der Ergebnisse der betreffenden Abstimmung ohne Versammlung bzw. ggf. der Gläubigerversammlung, in gesperrter Form und der Gläubiger hat die Gläubiger-Depotbank ermächtigt, die betreffenden Schuldverschreibungen auf seinem bei der Gläubiger-Depotbank gehaltenen Depot entsprechend zu sperren;

(c)

bei einem Gläubiger: der Gläubiger hat dieses Memorandum erhalten, geprüft und verstanden und erkennt die Bedingungen dieser Aufforderung zur Stimmabgabe und die sonstigen darin enthaltenen Überlegungen als für sich verbindlich an, und zwar jeweils wie in diesem Memorandum beschrieben (einschließlich aller zusätzlich verfügbaren und in diesem Memorandum in Bezug genommenen sonstigen Informationen);

(d)

bei einem Direkten Teilnehmer: der Direkte Teilnehmer stimmt mit Sperrung der betreffenden Schuldverschreibungen auf seinem Depotkonto bei Euroclear/Clearstream zu, dass Euroclear/Clearstream Angaben zu seiner Identität an den Tabulation und Voting Agent und die Abstimmungsleiterin macht (und dass der Tabulation und Voting Agent und die Abstimmungsleiterin diese Angaben an die Bestehende Emittentin, die Neue Garantin, die Nachfolgeschuldnerin, die Bestehende Garantin, die Solicitation Agents und deren Rechtsberater weitergeben);

(e)

bei einem Gläubiger: der Gläubiger stimmt mit Veranlassung der Übermittlung von Consent Instructions in seinem Namen zu, dass Euroclear/Clearstream seine Gläubiger-Angaben und die Abstimmungsanweisung an den Tabulation und Voting Agent und die Abstimmungsleiterin gibt (und dass der Tabulation und Voting Agent und die Abstimmungsleiterin diese Angaben der Bestehenden Emittentin, der Neuen Garantin, der Nachfolgeschuldnerin, der Bestehenden Garantin, den Solicitation Agents und deren Rechtsberatern zur Verfügung stellen und die Bestehende Emittentin diese Angaben (auf Anfrage) an andere Gläubiger, die an den betreffenden Abstimmungen ohne Versammlung teilgenommen haben, weitergeben);

(f)

bei einem Gläubiger: der Gläubiger stimmt mit Übermittlung des Stimmabgabeformulars an die Abstimmungsleiterin zu, dass seine Gläubiger-Angaben der Bestehenden Emittentin, der Nachfolgeschuldnerin, den Solicitation Agents und deren Rechtsberatern zur Verfügung gestellt werden und die Bestehende Emittentin diese Angaben auf Anfrage an andere Gläubiger, die an den betreffenden Abstimmungen ohne Versammlung teilgenommen haben, weitergibt;

(g)

bei einem Gläubiger: der Gläubiger erteilt Anweisungen zur Bestellung des Tabulation und Voting Agent als sein Stimmrechtsvertreter für die Abstimmung über den jeweiligen Änderungsvorschlag bei der betreffenden Abstimmung ohne Versammlung bzw. auf einer etwaigen Gläubigerversammlung in der in den Abstimmungsanweisungen angegebenen Weise;

(h)

jede Vollmacht, die im Rahmen seiner Bestätigungen, Zustimmungen, Zusicherungen und Gewährleistungen erteilt oder vereinbart wurde, und alle ihre Verpflichtungen sind für ihre Rechtsnachfolger, Zessionare, Erben, Nachlassverwalter, Konkursverwalter und gesetzlichen Vertreter verbindlich und bleiben auch nach seinem Tod oder im Falle seiner Geschäftsunfähigkeit wirksam und in Kraft;

(i)

weder die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin, die Neue Garantin, die Solicitation Agents, der Tabulation und Voting Agent und die Abstimmungsleiterin noch deren jeweilige Geschäftsleiter, Führungskräfte, Mitarbeiter, Beauftragte oder verbundenen Unternehmen (einschließlich Geschäftsleiter, Führungskräfte, Mitarbeiter oder Beauftragte dieser verbundenen Unternehmen) (jeweils eine Relevante Person) haben dem Gläubiger Informationen über eine Aufforderung zur Stimmabgabe, eine Abstimmung ohne Versammlung, eine Gläubigerversammlung oder einen Änderungsvorschlag gegeben, die nicht ausdrücklich in diesem Memorandum enthalten sind, oder ihm gegenüber eine Meinung geäußert, oder eine Verpflichtung, Zusicherung oder Gewährleistung (ausdrücklich oder implizit) in Bezug auf die Bedingungen einer Aufforderung zur Stimmabgabe, einer Abstimmung ohne Versammlung, einer Gläubigerversammlung oder einen Änderungsvorschlag erteilt oder Empfehlungen bezüglich einer Teilnahme an den betreffenden Abstimmungen ohne Versammlung geäußert; er hat eine eigene Entscheidung bezüglich seiner Teilnahme an den Abstimmungen ohne Versammlung auf Basis der von ihm jeweils für erforderlich gehaltenen und in Anspruch genommenen Finanz-, Steuer- oder Rechtsberatung getroffen;

(j)

dieses Memorandum enthält keine vollständige Beschreibung der Bonität der Bestehenden Emittentin und/oder der Neuen Garantin und keine der Relevanten Personen übernimmt eine Verpflichtung oder gibt eine Zusicherung oder Gewährleistung (ausdrücklich oder implizit) in Bezug auf die derzeitige oder künftige Wertentwicklung der Schuldverschreibungen oder die finanzielle Entwicklung, die Angelegenheiten oder die Bonität der Bestehenden Emittentin und/oder der Neuen Garantin;

(k)

bei einem Gläubiger: es wurden dem Gläubiger seitens einer Relevanten Person keinerlei Informationen über die steuerlichen Konsequenzen für Gläubiger im Zusammenhang mit einer Teilnahme an einer Abstimmung ohne Versammlung oder der Vollziehung eines Gläubigerbeschlusses zur Verfügung gestellt, und er bestätigt, dass etwaige Steuern und ähnliche oder damit verbundene Zahlungen, soweit sie ihm nach dem geltenden Recht der jeweils maßgeblichen Jurisdiktion aufgrund seiner Teilnahme an einer Abstimmung ohne Versammlung auferlegt werden, allein von ihm/ihr zur tragen sind; er bestätigt außerdem, dass ihm weder jetzt noch in Zukunft Rückgriffsrechte (sei es im Wege einer Erstattung, Freistellung oder in anderer Weise) in Bezug auf diese Steuern und Zahlungen gegenüber einer Relevanten Person oder einer anderen Person zustehen;

(l)

keine Relevante Person handelt (A) in einer anderen Eigenschaft als ein unabhängiger Vertragspartner (sofern zutreffend) oder (B) als sein Treuhänder oder Berater des Gläubigers in Bezug auf die Änderungsvorschläge und/oder seine Teilnahme an den jeweiligen Abstimmungen ohne Versammlung;

(m)

keine Relevante Person übernimmt dem Gläubiger oder seinen Kunden gegenüber eine Verantwortung im Zusammenhang mit seiner Teilnahme an den betreffenden Abstimmungen ohne Versammlung oder der Vollziehung der Änderungsvorschläge oder eine Haftung im Zusammenhang mit seiner Teilnahme an den betreffenden Abstimmungen ohne Versammlung oder der Vollziehung der Änderungsvorschläge. Zur Klarstellung wird festgehalten, dass dies keinen Versuch eines Haftungsausschlusses für Personen im Zusammenhang mit arglistiger Täuschung nach geltendem Recht darstellt; und

(n)

bei einem Gläubiger: der Gläubiger bestätigt, dass eine Relevante Person über Informationen verfügen kann, die ihm nicht bekannt sind. Er stimmt zu, dass die Relevante Person keinerlei Haftung in Bezug auf die Vertraulichkeit solcher Informationen trifft, es sei denn, diese Informationen werden entgegen zwingender rechtlicher Offenlegungsverpflichtungen nach den für sie geltenden Wertpapiergesetzen, -vorschriften und -verordnungen zurückgehalten.

Anwendbares Recht

Diese Aufforderung zur Stimmabgabe, Abstimmungen ohne Versammlung, Abstimmungsanweisungen, Consent Instructions, Stimmabgabeformulare, Sperrvermerke, Stimmrechtsvollmachten und abgegebenen Stimmen sowie etwaige außervertragliche Verpflichtungen oder Angelegenheiten aus oder im Zusammenhang mit den vorstehenden Bestimmungen unterliegen deutschem Recht und sind entsprechend auszulegen.

ÄNDERUNG UND BEENDIGUNG

Beendigung

Unbeschadet anderslautender Bestimmungen einer Aufforderung zur Stimmabgabe kann die Bestehende Emittentin im Einklang mit anwendbarem Recht sowie nach ihrer Wahl und nach ihrem alleinigen Ermessen jede Aufforderung zur Stimmabgabe jederzeit bis zur Vollziehung des betreffenden Gläubigerbeschlusses beenden.

Die Bestehende Emittentin wird eine solche Beendigung unverzüglich nach Maßgabe der Bedingungen in „Verfahren für die Teilnahme an Abstimmungen ohne Versammlung—Bekanntmachungen” bekanntmachen.

Wird eine Aufforderung zur Stimmabgabe beendet, gelten alle Abstimmungsanweisungen und Consent Instructions in Bezug auf diese Aufforderung zur Stimmabgabe, unbeschadet der Unwiderruflichkeit aller Abstimmungsanweisungen und Consent Instructions, mit Beendigung der Aufforderung zur Stimmabgabe automatisch als widerrufen. Alle Schuldverschreibungen, bezüglich derer Consent Instructions vor einer solchen Beendigung übermittelt wurden, werden unverzüglich auf dem betreffenden Konto bei Euroclear oder Clearstream entsperrt.

Widerrufsrechte

Grundsätzlich bleiben Abstimmungsanweisungen und Consent Instructions bis zur Verabschiedung eines Gläubigerbeschlusses auf der jeweiligen Abstimmung ohne Versammlung bzw., sofern bei der relevanten Abstimmung ohne Versammlung keine Beschlussfähigkeit erreicht wurde, bis zum Ende der jeweiligen Gläubigerversammlung gültig und in Kraft. Wurde jedoch die Beschlussfähigkeit für einen Gläubigerbeschluss bei der jeweiligen Abstimmung ohne Versammlung nicht erreicht, können Gläubiger ihre Abstimmungsanweisungen bzw. ihre Consent Instructions sowie eine etwaige Anweisung an die Gläubiger-Depotbank zur Übermittlung von Consent Instructions jederzeit widerrufen.

Zum Widerruf ihrer Abstimmungsanweisungen müssen die Gläubiger eine E-Mail (unter Angabe des ID-Codes und ihres Namens) an den Tabulation und Voting Agent unter innogy@lucid-is.com schicken. Sobald dem Tabulation und Voting Agent diese Mitteilung zugegangen ist, ist er nicht länger berechtigt, für den widerrufenden Gläubiger auf einer Gläubigerversammlung abzustimmen.

Consent Instructions können von einem Gläubiger bzw. von dem jeweiligen Direkten Teilnehmer für einen Gläubiger durch Übermittlung einer gültigen elektronischen Widerrufsanweisung an Euroclear/Clearstream widerrufen werden. Die Anweisung muss, um gültig zu sein, Angaben zu den Schuldverschreibungen, auf die sich die ursprüngliche Consent Instruction bezog, die Nummer des Wertpapierdepots, in dem die Schuldverschreibungen gehalten werden, sowie etwaige von Euroclear/Clearstream geforderte weitere Angaben enthalten. Die Übermittlung einer gültigen elektronischen Widerrufsanweisung an Euroclear/Clearstream in Bezug auf die Consent Instruction führt zu einer Freigabe der gesperrten Positionen auf den Konten bei Euroclear/Clearstream. Den wirtschaftlichen Eigentümern von Schuldverschreibungen, die über eine Gläubiger-Depotbank, die kein Direkter Teilnehmer ist, gehalten werden, wird empfohlen, sich bei diesem Intermediär zu erkundigen, wann die Anweisungen zum Widerruf einer Consent Instruction bei ihm eingehen müssen, damit die geltenden Fristen eingehalten werden können. Sobald der Tabulation und Voting Agent von Euroclear/Clearstream über den Widerruf informiert wurde, ist der Tabulation und Voting Agent nicht länger berechtigt, für den widerrufenden Gläubiger auf einer Gläubigerversammlung abzustimmen, selbst wenn ihm keine E-Mail, von dem die Abstimmungsanweisungen widerrufenden Gläubiger wie vorstehend beschrieben, zugegangen ist. Anweisungen zur Übermittlung einer Consent Instruction, die von einem Gläubiger an die Gläubiger-Depotbank gegeben wurden, können im Einklang mit den betreffenden vertraglichen Vereinbarungen zwischen der betreffenden Gläubiger-Depotbank und dem Gläubiger durch Übersendung einer Widerrufsanweisung an die Gläubiger-Depotbank widerrufen werden.

Gegen- und Ergänzungsanträge

Jeder Gläubiger ist berechtigt, Gegenanträge in Bezug auf die Änderungsvorschläge zu stellen. Außerdem können Gläubiger, die zusammen 5 % des Gesamtnennbetrages der betreffenden Serie halten, Ergänzungsanträge stellen, indem sie die Veröffentlichung zusätzlicher Punkte zur Beschlussfassung beantragen.

Gegen- und Ergänzungsanträge können in Textform (z. B. per Post, Telefax oder E-Mail), zusammen mit einem Sperrvermerk eingereicht werden; bei Ergänzungsanträgen ist ein Nachweis, dass die Gläubiger 5 % des Gesamtnennbetrages der betreffenden Serie halten, an die Abstimmungsleiterin unter der folgenden Adresse zu senden:

Notarin Dr. Christiane Mühe

- Abstimmungsleiterin –

(Scrutineer)

Betreff:	innogy

Anschrift:	FM Notare, Taunusanlage 17, 60325 Frankfurt am Main, Deutschland

Telefax:	+49 (0)69 7079 685 – 5

E-Mail:	innogy@fm-notare.com

Gegen- und Ergänzungsanträge müssen der Abstimmungsleiterin rechtzeitig vor Beginn des Abstimmungszeitraums zugehen, damit sie von der betreffenden Emittentin auf der Solicitation Website veröffentlicht werden können. Gegen- und Ergänzungsanträge werden außerdem wie unter „Verfahren für die Teilnahme an Abstimmungen ohne Versammlung—Bekanntmachungen” beschrieben bekannt gemacht.

Anfechtungsrechte

Nach § 20 Abs. 1 des Schuldverschreibungsgesetzes hat jeder Gläubiger das Recht, bei einer Abstimmung ohne Versammlung gefasste Gläubigerbeschlüsse aufgrund eines Verstoßes gegen geltendes Recht oder gegen die maßgeblichen Anleihebedingungen der betreffenden Serie innerhalb eines Monats nach Bekanntmachung der Ergebnisse dieser Abstimmung ohne Versammlung im Bundesanzeiger anzufechten. Eine Anfechtung der bei einer Abstimmung ohne Versammlung gefassten Beschlüsse ist nur aufgrund unrichtiger, unvollständiger oder zurückgehaltener Informationen zulässig, sofern ein vernünftiger Gläubiger diese Informationen für seine Teilnahme an der betreffenden Abstimmung ohne Versammlung als wesentlich angesehen hätte. Eine Anfechtung von bei den Abstimmungen ohne Versammlung gefassten Beschlüssen darf nicht auf einen Verstoß gegen elektronisch ausgeübte Rechte gestützt werden, der durch eine technische Störung verursacht wurde, es sei denn, der Bestehenden Emittentin ist grobe Fahrlässigkeit oder Vorsatz vorzuwerfen. Im Falle einer erfolgreichen Anfechtungsklage wird ein Gericht den Gläubigerbeschluss für nichtig erklären.

Für die Berechtigung zur Erhebung einer Anfechtungsklage beim zuständigen Gericht müssen Gläubiger, die an der betreffenden Abstimmung ohne Versammlung teilgenommen haben, dem Ergebnis einer solchen Abstimmung ohne Versammlung schriftlich widersprechen. Dieser Widerspruch muss innerhalb von zwei Wochen nach Bekanntmachung der Ergebnisse an die Abstimmungsleiterin gerichtet werden und bei ihr eingehen. Gläubiger, die nicht an der betreffenden Abstimmung ohne Versammlung teilgenommen haben, müssen den Ergebnissen nicht widersprechen, sondern können unmittelbar eine Anfechtungsklage erheben. Sie sind jedoch nur berechtigt, eine Anfechtungsklage zu erheben, sofern ihnen die Teilnahme an der betreffenden Abstimmung ohne Versammlung unrechtmäßig verweigert wurde, sie zu der relevanten Abstimmung ohne Versammlung nicht ordnungsgemäß eingeladen oder die Änderungsvorschläge nicht ordnungsgemäß veröffentlicht wurden.

STEUERLICHE AUSWIRKUNGEN

In Anbetracht der Vielzahl von Rechtsordnungen, die auf Gläubiger Anwendung finden können, enthält dieses Memorandum, abgesehen von den beschränkten Erläuterungen in diesem Absatz, keine Ausführungen zu den steuerlichen Konsequenzen für Gläubiger, die sich aus der Aufforderung zur Stimmabgabe oder den Abstimmungen ohne Versammlung oder den Gläubigerbeschlüssen und ihrer Umsetzung oder dem Erhalt der Gebühr (wo zutreffend) ergeben können. Die Gläubiger sind aufgefordert, ihre eigenen professionellen Berater wegen etwaiger steuerlicher Auswirkungen dieser Transaktionen nach dem auf sie anwendbaren Recht zu konsultieren. Dasselbe gilt für die steuerliche Behandlung, wenn sie die Schuldverschreibungen nach Umsetzung der Gläubigerbeschlüsse weiterhin halten (die sich von der steuerlichen Behandlung eines Haltens der Schuldverschreibungen vor den Änderungen wesentlich unterscheiden kann). Anleihegläubiger sind für die Zahlung der bei ihnen anfallenden Steuern allein verantwortlich und haben keinerlei Erstattungsansprüche gegenüber der Bestehenden Emittentin, der Bestehenden Garantin, der Nachfolgeschuldnerin, der Neuen Garantin, den Solicitation Agents, dem Tabulation und Voting Agent oder dem Notar wegen irgendwelcher Steuern, die sie in Zusammenhang mit einer Aufforderung zur Stimmabgabe, Abstimmung ohne Versammlung oder Umsetzung eines Gläubigerbeschlusses zu tragen haben.

INFORMATIONEN ÜBER DIE NEUE GARANTIN

Wer ist die Neue Garantin?

Der gesetzliche und kommerzielle Name der Neuen Garantin ist E.ON SE. Die Neue Garantin ist eine nach deutschem Recht gegründete und operierende Gesellschaft mit Sitz in Essen, Bundesrepublik Deutschland (Deutschland) in der Rechtsform einer Europäischen Gesellschaft (Societas Europaea, SE). Ihr Hauptsitz befindet sich in Brüsseler Platz 1, 45131 Essen, Bundesrepublik Deutschland. Die LEI der Emittentin lautet Q9MAIU P40P2 5UFBF G033.

Haupttätigkeit der Neuen Garantin

Gegenstand des Unternehmens ist die Versorgung mit Energie (vornehmlich Strom und Gas) und mit Wasser sowie Entsorgungsdienstleistungen. E.ONs Tätigkeit kann die Erzeugung und/oder Produktion, Transport, Akquisition und den Handel umfassen. Einrichtungen aller Art können gebaut, erworben und betrieben werden; Dienstleistungen und Kooperationen aller Art können durchgeführt werden.

E.ONs Strategie ist es, das Unternehmen konsequent auf eine durch zunehmend selbstständige und aktive Kunden geprägte neue Energiewelt auszurichten. E.ON wird neue Märkte für seine Kunden schaffen, indem sie neue Produkte, Dienstleistungen und Technologien anbietet. Die Gruppe wird von der Konzernleitung in Essen geführt. Der Konzern ist in zwei operative Geschäftsfelder – Energienetze und Kundenlösungen – gegliedert. Daneben werden die nicht strategischen Aktivitäten als Nicht-Kerngeschäft ausgewiesen.

In Zukunft wird sich E.ONs Geschäftstätigkeit auf die Kerngebiete der neuen Energiewelt fokussieren – regulierte, leistungsstarke Energienetze und innovative Kundenlösungen. Nach Abschluss der innogy Integration wird die neue E.ON der erste europäische Konzern mit ausschließlichem Fokus auf kommunale, betriebliche und private Kunden sein und einen Großteil des bereinigten EBIT aus regulierten Geschäften erzielen. Die Kombination der Geschäftsfelder Energienetze und Kundenlösungen folgt dabei dem Trend, dass diese beiden Bereiche in einer zunehmend dezentralen und digitalen Energiewelt zusammenwachsen. Intelligente Zähler ermöglichen beispielsweise eine bessere Koordination in Energienetzen und bilden die Grundlage für neue kommerzielle Angebote im Vertrieb, wie zeitbasierte Stromtarife und Energiehandelsmöglichkeiten für dezentrale Anlagen.

Im Hinblick auf E.ONs Effizienzziel erlaubt die Übernahme der innogy neben der Verstärkung der Kerngeschäftsfelder die Realisierung von erheblichen Synergieeffekten. Weitere Effizienzsteigerungen sind aus der forcierten Optimierung und Digitalisierung von E.ONs Geschäftsprozessen zu erwarten.

Identität der Hauptanteilseigner der Neuen Garantin

Kein Aktionär hält eine Mehrheitsbeteiligung an E.ON SE. E.ON wurde im Oktober 2019 mitgeteilt, dass RWE Aktiengesellschaft (indirekt) Anteile in Höhe von 15 Prozent hält. The Capital Group Companies, Inc. hat E.ON im Juli 2020 mitrgeteilt, dass sie (indirekt) Anteile in Höhe von 9,99 Prozent an E.ONs gezeichnetem Kapital hält. Darüber hinaus wurde E.ON im April 2020 mitgeteilt, dass Capital Income Builder Anteile in Höhe von 4,90 Prozent an E.ONs gezeichnetem Kapital hält. Im Juli 2020 hat Blackrock, Inc. E.ON mitgeteilt, dass es (indirekt) Anteile in Höhe von 5,11 Prozent an E.ONs gezeichnetem Kapital hält und Canada Pension Plan Investment Board hat E.ON im Oktober 2018 mitgeteilt, dass es (teilweise indirekt) Anteile in Höhe von 5,02 Prozent an E.ONs gezeichnetem Kapital hält.

Identität der Hauptgeschäftsführer

Die Hauptgeschäftsführer sind die Mitglieder des Vorstandes: Dr. Johannes Teyssen, Dr.-Ing. Leonhard Birnbaum, Dr. Thomas König, Dr. Marc Spieker und Dr. Karsten Wildberger.

Identität der Abschlussprüfer

Der unabhängige Wirtschaftsprüfer der E.ON SE ist PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, Moskauer Straße 19, 40227 Düsseldorf, Bundesrepublik Deutschland.

Welches sind die wesentlichen Finanzinformationen über die Neue Garantin?

Die geprüften Jahresabschlüsse bzw. Zwischenabschlüsse der Neuen Garantin sind, sobald veröffentlicht, gebührenfrei am Sitz der Neuen Garantin oder auf ihrer Website unter www.eon.com verfügbar.

INFORMATIONEN ÜBER DIE NACHFOLGESCHULDNERIN

Wer ist die Nachfolgeschuldnerin?

Der gesetzliche und kommerzielle Name der Nachfolgeschuldnerin ist E.ON International Finance B.V (E.ON International Finance). Die Nachfolgeschuldnerin ist eine nach niederländischem Recht gegründete und operierende Gesellschaft mit Sitz in Amsterdam, Niederlande (Niederlande) in der Rechtsform einer Gesellschaft mit beschränkter Haftung (besloten vennootschap met beperkte aansprakelijkheid) unter niederländischem Recht. Die LEI der Nachfolgeschuldnerin ist 549300TG53AWJ719M814.

Haupttätigkeit der Nachfolgeschuldnerin

Die Haupttätigkeit der E.ON International Finance B.V. ist die Finanzierung von Unternehmen der E.ON Gruppe, hauptsächlich durch die Begebung von Anleihen oder anderen Wertpapieren oder durch die Entgegennahme von Einlagen oder konzerninternen Darlehen.

Hauptanteilseigner der Nachfolgeschuldnerin

Die Nachfolgeschuldnerin ist eine hundertprozentige Tochter der Neuen Garantin.

Identität der Geschäftsführer

Die Geschäftsführer sind die Mitglieder des Vorstandes (raad van bestuur):

Herr J. Otto

Herr I. Jacobs

Frau M. Springintveld

Herr J. Groesbeek

Identität der Abschlussprüfer

Der unabhängige Wirtschaftsprüfer der Nachfolgeschuldnerin ist PricewaterhouseCoopers Accountants N.V.

Welches sind die wesentlichen Finanzinformationen über die Nachfolgeschuldnerin?

Die geprüften Jahresabschlüsse bzw. ungeprüften Zwischenabschlüsse der Nachfolgeschuldnerin sind gebührenfrei am Sitz der Neuen Garantin oder auf ihrer Website unter www.eon.com verfügbar.

RISIKOFAKTOREN IN BEZUG AUF DIE NEUE GARANTIN

Potenzielle Anleger sollten die nachfolgend beschriebenen zentralen Risiken sowie die übrigen in dem Memorandum enthaltenen Informationen sorgfältig prüfen, bevor sie eine Entscheidung über ihre Teilnahme an den Abstimmungen ohne Versammlung treffen. Der Eintritt jedes einzelnen dieser Risiken, ob allein oder zusammen mit weiteren Umständen, kann einen wesentlichen negativen Effekt auf ihre Geschäfts-, Finanz- und Ertragslage haben und Anleger könnten ihre Anlage ganz oder teilweise verlieren. Die Reihenfolge der nachfolgend dargestellten Risikofaktoren enthält keine Aussage über Eintrittswahrscheinlichkeit, Ausmaß oder Bedeutung der einzelnen Risiken.

Die Risikofaktoren beruhen auf Annahmen, die sich als unzutreffend erweisen könnten. Weiterhin können sich andere Risiken, Tatsachen oder Umstände, die der innogy-Gruppe gegenwärtig nicht bekannt sind oder die sie derzeit als unwesentlich einstuft, einzeln oder kumulativ als bedeutend herausstellen und diese könnten einen wesentlichen negativen Effekt auf ihre Geschäfts-, Finanz- und Ertragslage haben.

Die folgenden Risiken sind die zentralen Risiken, die spezifisch für die Neue Garantin sind:

•

E.ONs PreussenElektra Geschäft wird erheblich von Regulierungen beeinflusst, die generell Risiken für das verbleibende Geschäft vom Betrieb und Rückbau beinhalten können. Ein Beispiel sind die Auswirkungen des Reaktorunfalls in Fukushima. Solche Ereignisse können über politische Maßnahmen direkten Einfluss auf den weiteren Betrieb von Kernkraftwerken (KKW) haben. Darüber hinaus können sie über eine durch die deutschen Betreiber vereinbarte Solidarhaftpflicht zu hohen Zahlungsverpflichtungen führen. Solche Umstände und Ereignisse können sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

Neue regulatorische Anforderungen – zum Beispiel für Sicherheitsmaßnahmen oder wegen Verzögerungen beim Rückbau – können zu Betriebsunterbrechungen und zu höheren Kosten in E.ONs PreussenElektra Geschäft führen. Auch kann es zu Klagen gegen die grundsätzliche Betreibung von Kernkraftwerken kommen. Die Regulierung könnte aber auch höhere Rückstellungen für den Rückbau erforderlich machen. Diese Umstände und Faktoren können sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

Im Hinblick auf E.ONs deutsche und internationale Aktivitäten existieren wesentliche Risiken eines Stromausfalls, einer Abschaltung von Kraftwerken sowie höherer Kosten und zusätzlicher Investitionen infolge unvorhergesehener Betriebsstörungen oder sonstiger Probleme, die sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken können.

•

Sinkende oder steigende Diskontierungszinsen können eine Erhöhung oder Senkung der Rückstellungen für Pensionen und Rückbauverpflichtungen einschließlich der Ewigkeitslasten zur Folge haben. Diese Faktoren können sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

E.ON ist aufgrund der operativen Geschäftstätigkeit sowie durch den Einsatz von Finanzinstrumenten Kreditrisiken ausgesetzt. So birgt zum Beispiel die historische Verflechtung mit Uniper weiterhin Risiken, die sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken können. In einem unwahrscheinlichen Fall kann sich zudem ein Risiko aus der gesamtschuldnerischen Haftung beim Betrieb von Gemeinschafts-Kraftwerken ergeben. Wie E.ON ist innogy aufgrund der operativen Geschäftstätigkeit sowie durch den Einsatz von Finanzinstrumenten Kreditrisiken ausgesetzt. So birgt die historische Verflechtung mit RWE weiterhin ein Risiko. Diese Faktoren können sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

Die Risikolage des innogy-Konzerns ist in erheblichem Maße von den wirtschaftlichen und regulatorischen Rahmenbedingungen abhängig. Beispielsweise wird im Vertriebsgeschäft das Risiko weiterer regulatorischer Eingriffe sowie ein nach wie vor sehr intensives Wettbewerbsumfeld ähnlich wie bei E.ON betrachtet, welches sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken kann.

•

Der Betrieb von Energienetzen unterliegt weitgehend einer staatlichen Regulierung. Neue Gesetze und Regulierungsperioden verursachen Unsicherheiten für das Geschäft und können sich entsprechend nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

Neue Risiken resultieren aus energiepolitischen Entscheidungen sowohl auf europäischer als auch auf nationaler Ebene. Zu nennen sind hier vor allem der sogenannte „Green-Deal“ der EU-Kommission, der Ende 2019 vorgestellt wurde sowie die Entscheidung der Bundesregierung aus der konventionellen Energieerzeugung mit Braun- und Steinkohle auszusteigen (geplantes Kohleausstiegsgesetz). Zur Erreichung dieser Ziele sind rechtlich regulatorische Umsetzungsmaßnahmen erforderlich, die ihrerseits neue Risiken für einzelne Geschäftsaktivitäten des E.ON-Konzerns bedeuten. Diese können sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

Bei geplanten Desinvestitionen besteht für E.ON das Risiko des Nichteintretens oder der zeitlichen Verzögerung sowie das Risiko, dass E.ON einen geringeren als den erwarteten Beteiligungswert als Veräußerungserlös erhält. Nach dem Vollzug von Transaktionen kann darüber hinaus ein wesentliches Haftungsrisiko aus vertraglichen Verpflichtungen entstehen. Solche Umstände und Faktoren können sich nachteilig auf die Ertragslage und Zukunftsaussichten der E.ON Gruppe auswirken.

•

Pandemien, Epidemien sowie Ausbrüche von Infektionskrankheiten oder sonstige schwerwiegende Probleme der öffentlichen Gesundheit, wie etwa der Ausbruch von SARS-CoV-2, erstmals festgestellt im Dezember 2019, und die damit verbundene Krankheit (Covid-19), sowie all die Maßnahmen, die darauf abzielen, eine weitere Ausbreitung einzudämmen, wie Reisebeschränkungen, Quarantäneanordnungen, Schließung von Arbeitsstätten, Ausgangssperren oder Soziale Distanzierungsmaßnahmen, können erhebliche negative Auswirkungen auf die Weltwirtschaft und die internationalen Finanzmärkte im Allgemeinen, und insbesondere auf die Märkte, auf denen die E.ON Gruppe tätig ist, haben. Es gibt keine Garantie, dass solche Maßnahmen, auch in Kombination, effektiv Mittel zur Bekämpfung eines solchen Ausbruchs und den sich daraus ergebenen Folgen sind. Die Hauptrisikofaktoren im E.ON Verkaufsgeschäft sind Volumen- und Preisschwankungen, sowie Kreditausfälle. Das Netzgeschäft erfährt möglicherweise einen Rückgang des Verkaufsvolumens und der Einkünfte (aufgrund der geringeren Weitergabe). Solche Faktoren können sich nachteilig auf die Betriebsergebnisse sowie die Aussichten der E.ON Gruppe auswirken.

RISIKOFAKTOR BETREFFEND DIE NACHFOLGESCHULDNERIN

Die Nachfolgeschuldnerin ist eine Finanzgesellschaft mit begrenztem Vermögen, deren Aktivität sich auf die Finanzierung der E.ON Gruppe konzentriert. Sie ist eine hundertprozentige Tochtergesellschaft der Neuen Garantin und gibt den Erlös aus dem Verkauf der von ihr begebenen Schuldverschreibungen im Rahmen von konzerninternen Darlehen weiter. Sie beabsichtigt, die Schuldverschreibungen aus den Zahlungen, die sie durch diese konzerninternen Darlehen erhält, zu bedienen und zurückzuzahlen. Abgesehen von den Forderungen aus konzerninternen Darlehen oder Einnahmen aus anderen Darlehen, die im Zusammenhang mit anderen Finanztransaktionen gewährt wurden, verfügt sie über keine wesentlichen Vermögenswerte oder Einnahmequellen. Die Fähigkeit, die Schuldverschreibungen zu bedienen und zurückzuzahlen, hängt somit von der Fähigkeit der Neuen Garantin und den anderen Unternehmen innerhalb der E.ON Gruppe ab, alle derartigen konzerninternen Darlehen vollständig zu bedienen.

ZUSÄTZLICHE INFORMATIONEN VERFÜGBAR

Finanzielle Informationen

Die Bestehende Emittentin, die Bestehende Garantin, die Nachfolgeschuldnerin und die Neue Garantin verweisen die Gläubiger auf die folgenden zusätzlichen Informationen, um eine fundierte Entscheidung darüber treffen zu können, ob und wie bei einer Abstimmung ohne Versammlung über einen Änderungsvorschlag abgestimmt werden soll:

(a)	der ungeprüfte verkürzte Konzernzwischenabschluss von E.ON für den Sechsmonatszeitraum bis zum 30. Juni 2020;

(b)	der geprüfte konsolidierte Jahresabschluss von E.ON für das Geschäftsjahr 2019;

(c)	der geprüfte unkonsolidierte Jahresabschluss von E.ON für das Geschäftsjahr 2019; und

(d)	der geprüfte unkonsolidierte Jahresabschluss von E.ON International Finance für das Geschäftsjahr 2019.

Die vorgenannten Dokumente (a) bis (d) werden ab dem Datum dieser Aufforderung zur Stimmabgabe kostenlos auf der Webseite für Investor Relations zur Verfügung gestellt.

Zusätzliche Informationen

Die folgenden Dokumente werden ab dem Datum dieser Aufforderung zur Stimmabgabe bis zum Ablauf der Abstimmungsfrist auf der Solicitation Website zur Verfügung stehen.

•	diese Aufforderung zur Stimmabgabe;

•	die Pressemitteilung zur Ankündigung dieser Consent Solicitation;

•	das Muster-Stimmabgabeformular;

•	das Muster der Stimmrechtsvollmacht;

•	der Muster-Sperrvermerk;

•	das Muster der Neuen Garantie; und

•	die Bedingungen jeder Serie.

Die vorgenannte Pressemitteilung und die Aufforderung zur Stimmabgabe sind ebenfalls kostenlos beim Tabulation und Voting Agent erhältlich, dessen Kontaktdaten am Ende dieser Aufforderung zur Stimmabgabe aufgeführt sind.

ANNEX 1

PROPOSED AMENDMENTS TO THE NOTES

The Existing Issuer submits to the Noteholders and puts to the vote the following Proposed Amendments:

The Noteholders grant their consent to the cancellation of the Existing Guarantees and the conclusion of the New Guarantee and the substitution of the Existing Issuer with the Substitute Issuer. References in the Conditions of each Series to “Guarantor” shall fortwith be to the New Guarantor and references to “Issuer” shall be to the Substitute Issuer.

The following amendments will be made to the Conditions:

§ 2 (2) and (3) shall be restated as follows:

“(2) Negative Pledge. So long as any Note remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness of the Issuer which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.

(3) Guarantee.

(a)

E.ON SE (the Guarantor) has given its unconditional and irrevocable guarantee (the Guarantee) for the due payment of principal of, and interest on, and any other amounts expressed to be payable under the Notes. The Guarantee constitutes a contract for the benefit of the Holders from time to time as third party beneficiaries in accordance with § 328(1) of the German Civil Code[1], giving rise to the right of each Holder to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor. Copies of the Guarantee may be obtained free of charge during normal business hours at the principal office of the Guarantor in Essen and at the specified office of the Fiscal Agent set forth in § 6.

(b)

The Guarantor has undertaken in the Guarantee so long as any Note defined therein remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.”

§ 9(1)(c) shall be restated as follows:

“[Intentionally left blank]”

[1]	An English language translation of § 328 paragraph 1 German Civil Code would read as follows:

“A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance.”

German Language Version

Die Bestehende Emittentin unterbreitet den Gläubigern folgende Änderungsvorschläge und stellt sie zur Abstimmung:

Die Gläubiger erteilen ihre Zustimmung zur Aufhebung der Bestehenden Garantien und zum Abschluss der Neuen Garantie sowie der Ersetzung der Bestehenden Emittentin durch die Nachfolgeschuldnerin. Bezugnahmen in den Bedingungen jeder Serie auf „Garantin“ beziehen sich auf die Neue Garantin, Bezugnahmen in den Bedingungen jeder Serie auf „Emittentin“ beziehen sich auf die Nachfolgeschuldnerin.

§ 2 (2) und (3) werden wie folgt umformuliert:

„(2) Negativverpflichtung. Die Emittentin verpflichtet sich solange eine Schuldverschreibung noch aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge von Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe“ bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.

(3) Garantie.

(a)

E.ON SE (die Garantin) hat eine unbedingte und unwiderrufliche Garantie (die Garantie) für die ordnungsgemäße Zahlung von Kapital und Zinsen und sonstiger auf die Schuldverschreibungen zahlbarer Beträge übernommen. Die Garantie stellt einen Vertrag zugunsten eines jeden Gläubigers als begünstigtem Dritten gemäß § 328 Absatz 1 BGB dar, welcher das Recht eines jeden Gläubigers begründet, Erfüllung aus der Garantie unmittelbar von der Garantin zu verlangen und die Garantie unmittelbar gegenüber der Garantin durchzusetzen. Kopien der Garantie können kostenlos während der üblichen Geschäftszeiten am Sitz der Garantin in Düsseldorf und bei der bezeichneten Geschäftsstelle des Fiscal Agent gemäß § 6 bezogen werden.

(b)

Die Garantin hat sich in der Garantie verpflichtet, solange darin eine bezeichnete Schuldverschreibung aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge an Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe“ bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.”

§ 9 (1) (c) wird wie folgt umformuliert:

„[absichtlich freigelassen]“

ANNEX 2

FORM OF NEW GUARANTEE

GUARANTEE

(English translation)

of

E.ON SE, Essen

for the benefit of the holders of the

GBP 570,000,000 6.500% Fixed Rate Notes due April 2021 (ISIN: XS0127992336) (the April 2021 Notes)

EUR 1,000,000,000 6.500% Fixed Rate Notes due August 2021 (ISIN: XS0412842857) (the August 2021 Notes)

GBP 500,000,000 5.500% Fixed Rate Notes due July 2022 (ISIN: XS0437307464) (the July 2022 Notes)

EUR 750,000,000 0.750% Fixed Rate Notes due November 2022 (ISIN: XS1829217428) (the November 2022 Notes)

GBP 487,500,000 5.625% Fixed Rate Notes due December 2023 (ISIN: XS0170732738) (the December 2023 Notes)

EUR 800,000,000 3.000% Fixed Rate Notes due January 2024 (ISIN: XS0982019126) (the January 2024 Notes)

EUR 750,000,000 1.000% Fixed Rate Notes due April 2025 (ISIN: XS1595704872) (the April 2025 Notes)

EUR 500,000,000 1.625% Fixed Rate Notes due May 2026 (ISIN: XS1829217345) (the May 2026 Notes)

EUR 850,000,000 1.250% Fixed Rate Notes due October 2027 (ISIN: XS1702729275) (the October 2027 Notes)

EUR 1,000,000,000 1.500% Fixed Rate Notes due July 2029 (ISIN: XS1761785077) (the July 2029 Notes)

GBP 760,000,000 6.250% Fixed Rate Notes due June 2030 (ISIN: XS0147048762) (the June 2030 Notes)

EUR 600,000,000 5.750% Fixed Rate Notes due February 2033 (ISIN: XS0162513211) (the February 2033 Notes)

USD 17,400,000 3.800% Fixed Rate Notes due April 2033 (ISIN: XS0909427782) (the April 2033 Notes)

GBP 600,000,000 4.750% Fixed Rate Notes due January 2034 (ISIN: XS0735770637) (the January 2034 Notes)

GBP 1,000,000,000 6.125% Fixed Rate Notes due July 2039 (ISIN: XS0437306904) (the July 2039 Notes)

EUR 100,000,000 3.500% Fixed Rate Notes due December 2042 (ISIN: XS0858598898) (the December 2042 Notes)

EUR 150,000,000 3.550% Fixed Rate Notes due February 2043 (ISIN: XS0887582186) (the February 2043 Notes)

(each a Series and together the Notes)

WHEREAS:

(A) innogy Finance B.V. is issuer of the Notes which are guaranteed by innogy SE. The Holders have resolved in votes without meeting to amend the terms and conditions of each Series and to substitute innogy Finance B.V. as issuer with E.ON International Finance B.V. (E.ON International Finance) as well as to replace innogy SE as guarantor with E.ON SE (E.ON SE).

(B) Thus, E.ON SE (the Guarantor) wishes to guarantee the due payment of principal and, interest and any other amounts payable in respect of any and all Notes.

IT IS AGREED AS FOLLOWS:

(1) The Guarantor unconditionally and irrevocably guarantees to the Holder of each Note (which expression shall include any Temporary Global Note or Permanent Global Note representing Notes) the due and punctual payment of the principal of, and interest on, the Notes, and any other amounts which may be expressed to be payable under any Note appertaining thereto, as and when the same shall become due, in accordance with the Conditions.

(2) This Guarantee constitutes an irrevocable, unsecured (subject to paragraph (4) hereunder) and unsubordinated obligation of the Guarantor and ranks pari passu with all other present or future unsecured and unsubordinated obligations of the Guarantor outstanding from time to time, subject to any obligations preferred by law.

(3) All amounts payable in respect of this Guarantee shall be paid without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Guarantor will pay such additional amounts (the Additional Amounts) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payments of principal or interest made by it, or

(b)

are payable by reason of the Holder having, or having had, some personal or business connection with the Federal Republic of Germany or another member state of the European Union and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany, or

(c)

are deducted or withheld pursuant to (i) any European Union Directive or Regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Federal Republic of Germany or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding, or

(d)

are payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due, or is duly provided for and notice thereof is published in accordance with the Conditions, whichever occurs later, or

(e)	are deducted or withheld by a Paying Agent from a payment if the payment could have been made by another Paying Agent without such deduction or withholding;

Notwithstanding any other provision herein, the Guarantor shall be permitted to withhold or deduct any amounts required by sections 1471-1474 of the U.S. Internal Revenue Code (the Code) (the provisions commonly referred to as the “Foreign Account Tax Compliance Act” (FATCA)), pursuant to any inter-governmental agreement, or implementing legislation adopted by another jurisdiction in connection with FATCA, or pursuant to any agreement between the Guarantor and the IRS. The Guarantor will have no obligation to pay additional amounts or otherwise indemnify a holder for any deduction or withholding for or on account of FATCA by the Guarantor, any paying agent or any other party as a result of any person other than the Guarantor or an agent of the Guarantor not being entitled to receive payments free of FATCA withholding.

For the avoidance of doubt: Withholding tax on capital investment income (Kapitalertragsteuer) currently levied in the Federal Republic of Germany pursuant to § 43 et seq. of the German Income Tax Act (Einkommensteuergesetz—EStG), the solidarity surcharge (Solidaritätszuschlag) thereon and, if applicable, church tax, shall not constitute a tax or duty for which Additional Amounts would have to be paid.

(4) So long as any Note remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Guarantor undertakes not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond means any indebtedness which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.

(5) The obligations of the Guarantor under this Guarantee (i) shall be separate and independent from the obligations of E.ON International Finance under the Notes, (ii) shall exist irrespective of the legality, validity and binding effect or enforceability of the Notes, and (iii) shall not be affected by any event, condition or circumstance of whatever nature, whether factual or legal, save the full, definitive and irrevocable satisfaction of any and all payment obligations expressed to be assumed under the Notes.

(6) The obligations of the Guarantor under this Guarantee shall, without any further act or thing being required to be done or to occur, extend to the obligations of any Substitute Debtor which is not the Guarantor arising in respect of any Note by virtue of a substitution pursuant to the Conditions.

(7) This Agreement and all undertakings contained herein constitute a contract for the benefit of the Holders from time to time as third party beneficiaries pursuant to § 328 (1) BGB (German Civil Code)1. They give rise to the right of each such Holder to require performance of the obligations undertaken herein directly from the Guarantor, and to enforce such obligations directly against the Guarantor.

(8) Each Holder has the right in case of the non-performance of any payments on such Notes under the Guarantee to file a suit directly against the Guarantor without the need to take prior proceedings against E.ON International Finance.

(9) Deutsche Bank Aktiengesellschaft which accepted this Guarantee, in its capacity as Fiscal Agent does not act in a relationship of agency or trust, a fiduciary or in any other similar capacity for the Holders.

[1]	An English language translation of § 328 paragraph 1 BGB (German Civil Code) reads as follows:

“A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance.”

(10) Terms used in this Agreement and not otherwise defined herein shall have the meaning attributed to them in the Terms and Conditions.

(11) If Notes provide that the provisions regarding the amendment of the Terms and Conditions and the Holders’ Representative apply to such Notes, such provisions shall be applicable mutatis mutandis also to this Guarantee.

(12) This Agreement shall be governed by, and construed in accordance with, German law.

(13) This Agreement is written in the German language and attached hereto is a non-binding English translation.

(14) The original version of this Agreement shall be delivered to, and kept by, Deutsche Bank Aktiengesellschaft.

(15) Exclusive place of jurisdiction for all legal proceedings arising out of or in connection with this Agreement against the Guarantor shall be Frankfurt am Main.

(16) On the basis of a copy of this Agreement certified as being a true copy by a duly authorised officer of Deutsche Bank Aktiengesellschaft, each Holder may protect and enforce in his own name his rights arising under this Agreement in any legal proceedings against the Guarantor or to which such Holder and the Guarantor are parties, without the need for production of this Agreement in such proceedings.

[•] 2020

E.ON SE

We accept the terms of the above Guarantee without recourse, warranty or liability.

[•] 2020

German Language Version

ANHANG 2

MUSTER DER GARANTIE

GARANTIE

der

E.ON SE, Essen

zu Gunsten der Inhaber der

GBP 570.000.000 6,500% Festverzinslichen Schuldverschreibungen fällig im April 2021 (ISIN: XS0127992336) (die April 2021 fälligen Schuldverschreibungen)

EUR 1.000.000.000 6,500% Festverzinslichen Schuldverschreibungen fällig im August 2021 (ISIN: XS0412842857) (die August 2021 fälligen Schuldverschreibungen)

GBP 500.000.000 5,500% Festverzinslichen Schuldverschreibungen fällig im Juli 2022 (ISIN: XS0437307464) (die Juli 2022 fälligen Schuldverschreibungen)

EUR 750.000.000 0,750% Festverzinslichen Schuldverschreibungen fällig im November 2022 (ISIN: XS1829217428) (die November 2022 fälligen Schuldverschreibungen)

GBP 487.500.000 5,625% Festverzinslichen Schuldverschreibungen fällig im Dezember 2023 (ISIN: XS0170732738) (die Dezember 2023 fälligen Schuldverschreibungen)

EUR 800.000.000 3,000% Festverzinslichen Schuldverschreibungen fällig im Januar 2024 (ISIN: XS0982019126) (die Januar 2024 fälligen Schuldverschreibungen)

EUR 750.000.000 1,000% Festverzinslichen Schuldverschreibungen fällig im April 2025 (ISIN: XS1595704872) (die April 2025 fälligen Schuldverschreibungen)

EUR 500.000.000 1,625% Festverzinslichen Schuldverschreibungen fällig im Mai 2026 (ISIN: XS1829217345) (die Mai 2026 fälligen Schuldverschreibungen)

EUR 850.000.000 1,250% Festverzinslichen Schuldverschreibungen fällig im Oktober 2027 (ISIN: XS1702729275) (die Oktober 2027 fälligen Schuldverschreibungen)

EUR 1.000.000.000 1,500% Festverzinslichen Schuldverschreibungen fällig im Juli 2029 (ISIN: XS1761785077) (die Juli 2029 fälligen Schuldverschreibungen)

GBP 760.000.000 6,250% Festverzinslichen Schuldverschreibungen fällig im Juni 2030 (ISIN: XS0147048762) (die Juni 2030 fälligen Schuldverschreibungen)

EUR 600.000.000 5,750% Festverzinslichen Schuldverschreibungen fällig im Februar 2033 (ISIN: XS0162513211) (die Februar 2033 fälligen Schuldverschreibungen)

USD 50.000.000 3,800% Festverzinslichen Schuldverschreibungen fällig im April 2033 (ISIN: XS0909427782) (die April 2033 fälligen Schuldverschreibungen)

GBP 600.000.000 4,750% Festverzinslichen Schuldverschreibungen fällig im Januar 2034 (ISIN: XS0735770637) (die Januar 2034 fälligen Schuldverschreibungen)

GBP 1.000.000.000 6,125% Festverzinslichen Schuldverschreibungen fällig im Juli 2039 (ISIN: XS0437306904) (die Juli 2039 fälligen Schuldverschreibungen)

EUR 100,000,000 3,500% Festverzinslichen Schuldverschreibungen fällig im Dezember 2042 (ISIN: XS0858598898) (die Dezember 2042 fälligen Schuldverschreibungen)

EUR 150.000.000 3,550% Festverzinslichen Schuldverschreibungen fällig im Februar 2043 (ISIN: XS0887582186) (die Februar 2043 fälligen Schuldverschreibungen)

(jede eine Serie und zusammen die Schuldverschreibungen)

PRÄAMBEL:

(A) Die innogy Finance B.V. ist die Emittentin der Schulverschreibungen, welche durch die innogy SE garantiert werden. Die Inhaber haben in Abstimmungen ohne Versammlung beschlossen, die Anleihebedingungen einer jeden Serie zu ändern und die innogy Finance B.V. durch die E.ON International Finance B.V. (E.ON International Finance) als Emittentin zu ersetzen, sowie die innogy SE durch die E.ON SE (E.ON SE) als Garantin zu ersetzen.

(B) Daher beabsichtigt die E.ON SE (die Garantin) die Zahlung von fälligem Kapital, Zinsen sowie allen anderen Beträgen garantieren, die in Bezug auf alle Schuldverschreibungen zu zahlen sind.

ES WIRD FOLGENDES VEREINBART:

1. Die Garantin übernimmt gegenüber den Gläubigern jeder einzelnen Schuldverschreibung (wobei dieser Begriff jede (vorläufige oder Dauer-) Globalurkunde, die Schuldverschreibungen verbrieft, einschließt), die unbedingte und unwiderrufliche Garantie für die ordnungsgemäße Zahlung von Kapital und Zinsen auf die Schuldverschreibungen sowie von jeglichen sonstigen Beträgen, die in Übereinstimmung mit den Bedingungen auf irgendeine Schuldverschreibung zahlbar sind, und zwar zu den in den Bedingungen bestimmten Fälligkeiten.

2. Diese Garantie begründet eine unwiderrufliche, nicht nachrangige und (vorbehaltlich der Bestimmungen in Ziffer 4 dieser Garantie) nicht besicherte Verpflichtung der Garantin, die mit allen sonstigen nicht nachrangigen und nicht besicherten Verpflichtungen der Garantin wenigstens im gleichen Rang steht (soweit nicht zwingende gesetzliche Bestimmungen entgegenstehen).

3. Sämtliche auf diese Garantie zu zahlenden Beträge sind an der Quelle ohne Einbehalt oder Abzug von oder aufgrund von gegenwärtigen oder zukünftigen Steuern oder sonstigen Abgaben gleich welcher Art zu leisten, die von oder in der Bundesrepublik Deutschland oder für deren Rechnung oder von oder für Rechnung einer politischen Untergliederung oder Steuerbehörde der oder in der Bundesrepublik Deutschland auferlegt oder erhoben werden, es sei denn, dieser Einbehalt oder Abzug ist gesetzlich vorgeschrieben. In diesem Fall wird die Garantin diejenigen zusätzlichen Beträge (die “zusätzlichen Beträge”) zahlen, die erforderlich sind, damit die den Gläubigern zufließenden Nettobeträge nach diesem Einbehalt oder Abzug jeweils den Beträgen an Kapital und Zinsen entsprechen, die ohne einen solchen Abzug oder Einbehalt von den Gläubigern empfangen worden wären; die Verpflichtung zur Zahlung solcher zusätzlicher Beträge besteht jedoch nicht im Hinblick auf Steuern und Abgaben, die:

(a)

von einer als Depotbank oder Inkassobeauftragter des Anleihegläubigers handelnden Person oder sonst auf andere Weise zu entrichten sind als dadurch, dass die Garantin aus den von ihr zu leistenden Zahlungen von Kapital oder Zinsen einen Abzug oder Einbehalt vornimmt; oder

(b)

wegen einer gegenwärtigen oder früheren persönlichen oder geschäftlichen Beziehung des Gläubigers zur Bundesrepublik Deutschland zu zahlen sind, und nicht allein deshalb, weil Zahlungen auf die Schuldverschreibungen aus Quellen in der Bundesrepublik Deutschland stammen (oder für Zwecke der Besteuerung so behandelt werden) oder dort besichert sind; oder

(c)

aufgrund (i) einer Richtlinie oder Verordnung der Europäischen Union betreffend die Besteuerung von Zinserträgen oder (ii) einer zwischenstaatlichen Vereinbarung über deren Besteuerung, an der die Bundesrepublik Deutschland oder die Europäische Union beteiligt ist, oder (iii) einer gesetzlichen Vorschrift, die diese Richtlinie, Verordnung oder Vereinbarung umsetzt oder befolgt, abzuziehen oder einzubehalten sind; oder

(d)

aufgrund einer Rechtsänderung oder einer Änderung in der Rechtsanwendung zu zahlen sind, welche später als 30 Tage nach Fälligkeit der betreffenden Zahlung von Kapital oder Zinsen oder, wenn dies später erfolgt, ordnungsgemäßer Bereitstellung aller fälligen Beträge und einer diesbezüglichen Bekanntmachung gemäß den Bedingungen wirksam wird; oder

(e)

zahlbar sind, wenn die Schuldverschreibungen einer bestimmten Zahlstelle zur Zahlung vorgelegt werden, wenn sie einer anderen Zahlstelle ohne einen solchen Einbehalt oder Abzug zur Zahlung hätten vorgelegt werden können; oder

(f)

zu zahlen sind, weil die Schuldverschreibungen an einem Schalter in der Bundesrepublik Deutschland zur Zahlung vorgelegt oder von einem Kreditinstitut in der Bundesrepublik Deutschland, das diese Schuldverschreibungen für den Gläubiger verwahrt hat oder noch verwahrt, für den betreffenden Gläubiger zur Zahlung eingezogen wurden.

Unbeschadet sonstiger Bestimmungen hierin ist die Garantin zum Einbehalt oder Abzug der Beträge berechtigt, die gemäß §§ 1471-1474 des U.S. Internal Revenue Code (der Code) (die Bestimmungen werden im Allgemeinen als “Foreign Account Tax Compliance Act” (FATCA) bezeichnet), gemäß zwischenstaatlicher Abkommen, gemäß den in einer anderen Rechtsordnung im Zusammenhang mit FATCA erlassenen Durchführungsvorschriften oder gemäß zwischen der Garantin und dem Internal Revenue Service geschlossenen Verträgen. Die Garantin ist nicht verpflichtet, zusätzliche Beträge zu zahlen oder Gläubiger in Bezug auf Abzüge oder Einbehalte für oder im Zusammenhang mit FATCA auf andere Art und Weise schadlos zu halten, die von der Garantin, einer ihrer Zahlstellen oder einem anderen Beteiligten als Folge davon abgezogen oder einbehalten wurden, dass eine andere Person als die Garantin, einer ihrer Zahlstellen oder ein anderer Beteiligter nicht zum Empfang von Zahlungen ohne FATCA berechtigt ist.

Zur Klarstellung: Die in der Bundesrepublik Deutschland nach dem Einkommensteuergesetz gemäß §§ 43 ff. EStG derzeit erhobene Kapitalertragsteuer, der darauf anfallende Solidaritätszuschlag sowie die gegebenenfalls darauf anfallende Kirchensteuer, sind keine Steuern oder sonstige Abgaben im oben genannten Sinn, für die zusätzliche Beträge zu zahlen wären.

4. Solange eine Schuldverschreibung aussteht (aber nur bis zu dem Zeitpunkt, an dem alle Beträge an Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), wird die Garantin ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe belasten oder solche Rechte zu diesem Zweck bestehen lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. “Anleihe” bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.

5. Die Verpflichtungen der Garantin aus dieser Garantie (i) sind selbständig und unabhängig von den Verpflichtungen der E.ON International Finance aus den Schuldverschreibungen, (ii) bestehen ohne Rücksicht auf die Rechtmäßigkeit, Gültigkeit, Verbindlichkeit und Durchsetzbarkeit der Schuldverschreibungen und (iii) werden nicht durch irgendein Ereignis, eine Bedingung oder einen Umstand tatsächlicher oder rechtlicher Natur berührt, außer durch die volle, endgültige und unwiderrufliche Erfüllung jedweder in den Schuldverschreibungen ausdrücklich eingegangener Zahlungsverpflichtungen.

6. Die Verpflichtungen der Garantin aus dieser Garantie erstrecken sich, ohne dass eine weitere Handlung durchgeführt werden oder ein weiterer Umstand entstehen muss, auf solche Verpflichtungen jeglicher nicht mit der Garantin identischen neuen Emittentin, die infolge einer Schuldnerersetzung gemäß den anwendbaren Bestimmungen der Bedingungen in Bezug auf jedwede Schuldverschreibung entstehen.

7. Diese Garantie und alle hierin enthaltenen Vereinbarungen sind ein Vertrag zugunsten der Gläubiger der Schuldverschreibungen als begünstigte Dritte gemäß § 328 Abs. 1 BGB und begründen das Recht eines jeden Gläubigers, die Erfüllung der hierin eingegangenen Verpflichtungen unmittelbar von der Garantin zu fordern und diese Verpflichtungen unmittelbar gegenüber der Garantin durchzusetzen.

8. Jeder Gläubiger einer Schuldverschreibung kann im Falle der Nichterfüllung hinsichtlich aller Zahlungen auf diese Schuldverschreibung aus dieser Garantie zur Durchsetzung dieser Garantie unmittelbar gegen die Garantin Klage erheben, ohne dass zunächst ein Verfahren gegen die E.ON International Finance eingeleitet werden müsste.

9. Deutsche Bank Aktiengesellschaft mit der die hierin enthaltenen Vereinbarungen getroffen werden, handelt nicht als Beauftragte, Treuhänderin oder in einer ähnlichen Eigenschaft für die Gläubiger von Schuldverschreibungen.

10. Die hierin verwendeten und nicht anders definierten Begriffe haben die ihnen in den Bedingungen zugewiesene Bedeutung.

11. Sofern auf Schuldverschreibungen die Bestimmungen über die Änderung der Anleihebedingungen und den Gemeinsamen Vertreter Anwendung finden, gelten diese Bestimmungen sinngemäß auch für diese Garantie.

12. Diese Garantie unterliegt dem Recht der Bundesrepublik Deutschland.

13. Diese Garantie ist in deutscher Sprache abgefasst und in die englische Sprache übersetzt. Die deutschsprachige Fassung ist verbindlich und allein maßgeblich.

14. Das Original dieser Garantie wird Deutsche Bank Aktiengesellschaft ausgehändigt und von dieser verwahrt.

15. Ausschließlicher Gerichtsstand für alle Rechtsstreitigkeiten gegen die Garantin aus oder im Zusammenhang mit dieser Garantie ist Düsseldorf.

16. Jeder Gläubiger kann in jedem Rechtsstreit gegen die Garantin und in jedem Rechtsstreit, in dem er und die Garantin Partei sind, seine aus dieser Garantie hervorgehenden Rechte auf der Grundlage einer von einer vertretungsberechtigten Person der Deutsche Bank Aktiengesellschaft beglaubigten Kopie dieser Garantie ohne Vorlage des Originals im eigenen Namen wahrnehmen und durchsetzen.

[•] 2020

E.ON SE

Wir akzeptieren die Bestimmungen der vorstehenden Garantie ohne Obligo, Gewährleistung oder Rückgriff auf uns.

[•] 2020

ANNEX 3

STANDARD VOTING FORM

[To be submitted only in case of Direct Voting to the Scrutineer]

To:

Notary Dr. Christiane Mühe

c/o Mühe Partnerschaft Rechtsanwälte und Notare (FM Notare)

Taunusanlage 17

60325 Frankfurt am Main

Germany

Fax: +49 (0) 69 7079 685 – 55

Email: innogy@fm-notare.com

(the Scrutineer)

Reference is made to the Consent Solicitation Memorandum dated 13 August 2020 by innogy Finance B.V. (the Consent Solicitation Memorandum) and the Votes Without Meeting (Abstimmungen ohne Versammlung) to be held from 0.00 (CET) on 4 September 2020 until 23.59 (CET) on 11 September 2020

VOTING FORM

Terms defined in the Consent Solicitation Memorandum have the same meaning when used in this Voting Form unless given a different meaning in this Voting Form.

A.	Important legal information:

Voting Forms must be received by the Scrutineer within the Voting Period commencing at 0.00 (CET) on 4 September 2020 and ending at 23.59 (CET) on 11 September 2020 in textform as defined in Section 126b of the German Civil Code (e.g. mail, fax, email) at the address of the Scrutineer mentioned above. Votes which are received by the Scrutineer outside the Voting Period (i.e. before the start and/or after the End of the Voting Period) are invalid and will not be taken into consideration.

This Voting Form will be updated in the event that one or more countermotions and/or supplementary proposals are made.

B.	Noteholder Details

1.	Name / Company name:

2.	Address:

3.	Email:

C.	Exercise of voting rights

Please check one of the boxes relating to the Notes for which you are a noteholder and wish to grant your vote.

April 2021 Notes (ISIN: XS0127992336)

YES	NO	ABSTENTION
☐	☐	☐

August 2021 Notes (ISIN: XS0412842857)

YES	NO	ABSTENTION
☐	☐	☐

July 2022 Notes (ISIN: XS0437307464)

YES	NO	ABSTENTION
☐	☐	☐

November 2022 Notes (ISIN: XS1829217428)

YES	NO	ABSTENTION
☐	☐	☐

December 2023 Notes (ISIN: XS0170732738)

YES	NO	ABSTENTION
☐	☐	☐

January 2024 Notes (ISIN: XS0982019126)

YES	NO	ABSTENTION
☐	☐	☐

April 2025 Notes (ISIN: XS1595704872)

YES	NO	ABSTENTION
☐	☐	☐

May 2026 Notes (ISIN: XS1829217345)

YES	NO	ABSTENTION
☐	☐	☐

October 2027 Notes (ISIN: XS1702729275)

YES	NO	ABSTENTION
☐	☐	☐

July 2029 Notes (ISIN: XS1761785077)

YES	NO	ABSTENTION
☐	☐	☐

June 2030 Notes (ISIN: XS0147048762)

YES	NO	ABSTENTION
☐	☐	☐

February 2033 Notes (ISIN: XS0162513211)

YES	NO	ABSTENTION
☐	☐	☐

April 2033 Notes (ISIN: XS0909427782)

YES	NO	ABSTENTION
☐	☐	☐

January 2034 Notes (ISIN: XS0735770637)

YES	NO	ABSTENTION
☐	☐	☐

July 2039 Notes (ISIN: XS0437306904)

YES	NO	ABSTENTION
☐	☐	☐

December 2042 Notes (ISIN: XS0858598898)

YES	NO	ABSTENTION
☐	☐	☐

February 2043 Notes (ISIN: XS0887582186)

YES	NO	ABSTENTION
☐	☐	☐

(Signature page to follow)

Signature

Name of signatory:

Title:1

Date:

Important information:

The Notes and any new securities resulting from the Consent Solicitations have not been and will not be registered under the U.S. Securities Act of 1933 as amended (the Securities Act) and any such new securities are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 802, Section 4(a)(2) or Regulation S thereunder.

The Consent Solicitations are made with regard to the Notes of innogy Finance B.V., a private company with limited liability (besloten vennotschap) incorporated under Dutch law, guaranteed by innogy SE, a European Company (Societas Europaea) organised in the Federal Republic of Germany under German and European laws and are subject to German disclosure and procedural requirements that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with the applicable accounting standards in Germany that may not be comparable to the financial statements of United States companies. The Consent Solicitations will be made in the United States in reliance on exemptions from Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended. As a result, the Consent Solicitations will be made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to the timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. It may be difficult for Noteholders to enforce their rights and any claim Noteholders may have arising under the federal securities laws, since the Substitute Issuer and the New Guarantor are located in non-U.S. jurisdictions, and some or all of their officers and directors may be residents of non-U.S. jurisdictions. Noteholders may not be able to sue the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor and their respective affiliates to subject themselves to a U.S. court’s judgement.

Noteholders should be aware that the Substitute Issuer may purchase the Notes otherwise than under the Consent Solicitations, such as in open market or privately negotiated purchases.

This Voting Form must be received by the Scrutineer within the Voting Period commencing at 0.00 (CET) on 4 September 2020 and ending at 23.59 (CET) on 11 September 2020 in textform as defined in Section 126b of the German Civil Code (e.g. mail, fax, email) at the address mentioned above. Votes which are received by the Scrutineer outside the Voting Period (i.e. before the start and/or after the End of the Voting Period) are invalid and will not be taken into consideration.

The following documents must be attached to this Voting Form as evidence of eligibility to participate in the Votes Without Meeting or must be sent separately to the Scrutineer:

•	Blocking Confirmation

[1]	Please insert your capacity / position if you are acting on behalf of a Noteholder which is a company or on behalf of a third person by power of attorney or any other legal power of representation.

•	Completed and signed Form of Proxy if the Noteholder is represented by a third party in the Votes Without Meeting

Please take into consideration the information regarding procedure, participation terms, voting rights, evidences, authorisations, countermotions and supplementary proposals as set out in the Consent Solicitation Memorandum which is published in the German Federal Gazette (Bundesanzeiger) or can be a obtained at no cost, by contacting the Tabulation and Voting Agent, whose contact details are shown at the end of the Consent Solicitation Memorandum, or on the Solicitation Website as set out in the Consent Solicitation Memorandum.

We kindly ask that representatives of Noteholders who are legal entities or partnerships under German law or foreign law evidence their power of representation by submitting a current excerpt from a relevant register or other equivalent confirmation. In addition, we kindly request that legal representatives (e.g. parents acting as representatives for their children, guardians acting as representatives for their wards) or an official administrator (e.g. an insolvency administrator) evidence their statutory power of representation by attaching adequate documentation (e.g. the certificate of appointment in the case of an insolvency administrator).

German Language Version

ANHANG 3

MUSTER-STIMMABGABEFORMULAR

An:

Frau Dr. Christiane Mühe, Notarin

c/o FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Deutschland

Telefax: +49 (0)69 7079 685 – 55

E-Mail: innogy@fm-notare.com

(die Abstimmungsleiterin)

Es wird auf die Aufforderung zur Stimmabgabe der innogy Finance B.V. vom 13. August 2020 (das Memorandum) sowie auf die Abstimmungen ohne Versammlung, die von 0:00 Uhr (MEZ) am 4. September 2020 bis 23:59 Uhr (MEZ) am 11. September 2020 stattfinden werden, Bezug genommen.

STIMMABGABEFORMULAR

Sofern nicht abweichend in diesem Stimmabgabeformular definiert, haben im Memorandum definierte Begriffe bei ihrer Verwendung in diesem Stimmabgabeformular dieselbe Bedeutung.

A.	Wichtige rechtliche Hinweise:

Stimmabgabeformulare müssen innerhalb des Abstimmungszeitraums, der um 0:00 Uhr (MEZ) am 4. September 2020 beginnt und um 23:59 Uhr (CET) am 11. September 2020 endet, bei der Abstimmungsleiterin in Textform, wie in § 126b BGB definiert, d. h. per Post, Telefax oder E-Mail unter der vorstehend genannten Adresse der Abstimmungsleiterin eingehen. Stimmabgaben, die bei der Abstimmungsleiterin außerhalb (also vor Beginn oder nach dem Ende) des Abstimmungszeitraums eingehen, sind ungültig und werden nicht berücksichtigt.

Dieses Stimmabgabeformular wird in dem Fall aktualisiert, dass Gegen- oder Ergänzungsanträge gestellt werden.

B.	Gläubiger-Angaben

1.	Name / Firma:

2.	Anschrift:

3.	E-Mail:
C.	Ausübung der Stimmrechte

Sofern Sie an der Abstimmung teilnehmen möchten, kreuzen Sie bitte das entsprechende Kästchen an, welches die von Ihnen gehaltene(n) Anleihe(n) betrifft.

April 2021 fällige Schuldverschreibungen (ISIN: XS0127992336)

JA	NEIN	ENTHALTUNG
☐	☐	☐

August 2021 fällige Schuldverschreibungen (ISIN: XS0412842857)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Juli 2022 fällige Schuldverschreibungen (ISIN: XS0437307464)

JA	NEIN	ENTHALTUNG
☐	☐	☐

November 2022 fällige Schuldverschreibungen (ISIN: XS1829217428)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Dezember 2023 fällige Schuldverschreibungen (ISIN: XS0170732738)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Januar 2024 fällige Schuldverschreibungen (ISIN: XS0982019126)

JA	NEIN	ENTHALTUNG
☐	☐	☐

April 2025 fällige Schuldverschreibungen (ISIN: XS1595704872)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Mai 2026 fällige Schuldverschreibungen (ISIN: XS1829217345)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Oktober 2027 fällige Schuldverschreibungen (ISIN: XS1702729275)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Juli 2029 fällige Schuldverschreibungen (ISIN: XS1761785077)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Juni 2030 fällige Schuldverschreibungen (ISIN: XS0147048762)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Februar 2033 fällige Schuldverschreibungen (ISIN: XS0162513211)

JA	NEIN	ENTHALTUNG
☐	☐	☐

April 2033 fällige Schuldverschreibungen (ISIN: XS0909427782)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Januar 2034 fällige Schuldverschreibungen (ISIN: XS0735770637)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Im Juli 2039 fällige Schuldverschreibungen (ISIN: XS0437306904)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Dezember 2042 fällige Schuldverschreibungen (ISIN: XS0858598898)

JA	NEIN	ENTHALTUNG
☐	☐	☐

Februar 2043 fällige Schuldverschreibungen (ISIN: XS0887582186)

JA	NEIN	ENTHALTUNG
☐	☐	☐

(Unterschriftenseite folgt)

Unterschrift

Name des Unterzeichnenden:

Titel:1

Datum:

[1]

Angabe, in welcher Eigenschaft / Funktion Sie im Namen eines Gläubigers, bei dem es sich um eine juristische Person handelt, oder im Namen eines Dritten aufgrund einer Vollmacht oder sonstigen Vertretungsbefugnis handeln.

Wichtige Hinweise:

Die Schuldverschreibungen sowie alle aus der Aufforderung zur Stimmabgabe herrührenden Wertpapiere wurden und werden nicht gemäß des U.S.-Wertpapiergesetzes von 1933 (das Wertpapiergesetz) in der jeweils geltenden Fassung registriert, und all jene neuen Wertpapiere werden im Sinne der Befreiungsregelung der Registrierungsanforderungen gemäß Rule 802, Section 4(a)(2) oder Regulation S des Wertpapiergesetzes angeboten und verkauft.

Die Aufforderung zur Stimmabgabe erfolgt in Bezug auf Schuldverschreibungen der innogy Finance B.V., einer Gesellschaft mit beschränkter Haftung (besloten vennotschap) nach niederländischem Recht, garantiert durch die innogy SE, einer Europäischen Gesellschaft (Societas Europaea), die in der Bundesrepublik Deutschland nach deutschem und europäischem Recht gegründet wurde, und deutschen Offenlegungs- und Verfahrensanforderungen unterliegt, die sich von denen in den Vereinigten Staaten unterscheiden. Sofern das Dokument Finanzinformationen enthält, wurden diese im Einklang mit den in Deutschland geltenden Rechnungslegungsstandards erstellt, die möglicherweise nicht mit Finanzinformationen von U.S. amerikanischen Unternehmen vergleichbar sind. Die Aufforderung zur Stimmabgabe erfolgt in den Vereinigten Staaten auf Grundlage von Befreiungen nach Section 14(e) des US Securities Exchange Act in der jeweils geltenden Fassung. Dementsprechend wird die Aufforderung zur Stimmabgabe in Übereinstimmung mit den anwendbaren regulatorischen, offenlegungs- sowie verfahrensrechtlichen Anforderungen nach deutschem Recht erfolgen, einschließlich in Bezug auf den Zeitplan, die Abwicklungsverfahren sowie die Zeitpunkte der Zahlungen, die sich von in den Vereinigten Staaten anwendbaren inländischen Angebotsverfahren und Gesetzen unterscheiden. Für die Gläubiger können sich Schwierigkeiten bei der Durchsetzung ihrer Rechte und Ansprüche aus den jeweiligen nationalen Wertpapiergesetzen ergeben, da die Nachfolgeschuldnerin sowie die Neue Garantin außerhalb der U.S.-Jurisdiktion ansässig sind und einige bis alle ihrer Führungskräfte und Organmitglieder außerhalb der U.S.-Jurisdiktion ansässig sein können. Die Gläubiger können die Nachfolgeschuldnerin, die Neue Garantin, die Bestehende Emittentin, die Bestehende Garantin oder ihre jeweiligen Führungskräfte und Organmitglieder möglicherweise nicht vor einem U.S.-amerikanischen Gericht wegen Verstößen der U.S.-amerikanischen Wertpapiergesetze verklagen. Ferner kann es sich schwierig gestalten, die Nachfolgeschuldnerin, die Neue Garantin, die Bestehende Emittentin oder die Bestehende Garantin und ihre jeweiligen verbundenen Unternehmen zu zwingen, sich dem Urteil eines U.S.-Gerichts zu unterwerfen.

Die Gläubiger sollten sich darüber im Klaren sein, dass die Nachfolgeschuldnerin die Schuldverschreibungen auch auf andere Weise als im Rahmen der Aufforderung zur Stimmabgabe erwerben kann, beispielsweise über den Freiverkehr oder privat verhandelten Erwerb.

Dieses Abstimmungsformular muss innerhalb des Abstimmungszeitraums, der um 0:00 Uhr (MEZ) am 4. September 2020 beginnt und um 23:59 Uhr (MEZ) 11. September 2020 endet, bei der Abstimmungsleiterin in Textform, wie in § 126b BGB definiert, d. h. per Post, Telefax oder E-Mail unter der vorstehend genannten Adresse eingehen. Stimmabgaben, die bei der Abstimmungsleiterin außerhalb (also vor Beginn oder nach dem Ende) des Abstimmungszeitraums eingehen, sind ungültig und werden nicht berücksichtigt.

Die nachstehend aufgeführten Dokumente sind diesem Abstimmungsformular als Nachweis für die Berechtigung zur Teilnahme an den Abstimmungen ohne Versammlung als Anlage beizufügen oder mit separater Post an die Abstimmungsleiterin zu übersenden.

•	Sperrvermerk

•	Ausgefüllte und unterzeichnete Stimmrechtsvollmacht bei Vertretung des Gläubigers in den Abstimmungen ohne Versammlung durch einen Dritten

Bitte berücksichtigen Sie die im Memorandum enthaltenen Hinweise zum Abstimmungsverfahren, zu den Teilnahmebedingungen, den Stimmrechten, Nachweispflichten und Ermächtigungen sowie zu Gegen- und Ergänzungsanträgen; das Memorandum wird im Bundesanzeiger veröffentlicht und kann gebührenfrei beim Tabulation und Voting Agent (dessen Kontaktdaten am Ende des Memorandums angegeben sind) angefordert oder von der Solicitation Website heruntergeladen werden, wie im Memorandum angegeben).

Vertreter von Gläubigern, bei denen es sich um juristische Personen oder Personengesellschaften nach deutschem oder ausländischen Recht handelt, müssen ihre Vertretungsbefugnis durch Vorlage eines aktuellen Auszugs aus dem betreffenden Gesellschaftsregister oder einer entsprechenden Bestätigung nachweisen. Gesetzliche Vertreter (wie beispielsweise stellvertretend für ihre Kinder handelnde Eltern, stellvertretend für ihre Mündel handelnde Vormunde) oder amtlich bestellte Verwalter (wie beispielsweise Insolvenzverwalter) müssen ihre gesetzliche Vertretungsmacht durch Vorlage der entsprechenden Dokumente nachweisen (z. B. Ernennungsurkunde im Falle eines Insolvenzverwalters).

ANNEX 4

STANDARD BLOCKING CONFIRMATION

[To be submitted only in case of Direct Voting to the Scrutineer]

To:

Notary Dr. Christiane Mühe

FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Germany

Fax: +49 (0) 69 7079 685 – 55	Stamp of the depositary bank

Email: innogy@fm-notare.com

(the Scrutineer)

Reference is made to the Consent Solicitation Memorandum dated 13 August 2020 by innogy SE (the Consent Solicitation Memorandum) and the Votes Without Meeting (Abstimmungen ohne Versammlung) to be held from 0.00 (CET) on 4 September 2020 until 23.59 (CET) on 11 September 2020

BLOCKING CONFIRMATION

Terms defined in the Consent Solicitation Memorandum have the same meaning when used in this Blocking Confirmation unless given a different meaning in this Blocking Confirmation.

A.

We hereby confirm that on today’s date the following notes are credited to the securities account which exists at our bank for name / company name:__________ address / seat: __________ (together the Holdings in the Notes):

April 2021 Notes (ISIN: XS0127992336)	Number of Notes: Total principal amount of notes in GBP: (each held in Noteholder’s deposit account(s))

August 2021 Notes (ISIN: XS0412842857)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

July 2022 Notes (ISIN: XS0437307464)	Number of Notes: Total principal amount of notes in GBP: (each held in Noteholder’s deposit account(s))

November 2022 Notes (ISIN: XS1829217428)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

December 2023 Notes (ISIN: XS0170732738)	Number of Notes: Total principal amount of notes in GBP: (each held in Noteholder’s deposit account(s))

January 2024 Notes (ISIN: XS0982019126)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

April 2025 Notes (ISIN: XS1595704872)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

May 2026 Notes (ISIN: XS1829217345)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

October 2027 Notes (ISIN: XS1761785077)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

July 2029 Notes (ISIN: XS0735770637)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

June 2030 Notes (ISIN: XS0147048762)	Number of Notes: Total principal amount of notes in GBP: (each held in Noteholder’s deposit account(s))

February 2033 Notes (ISIN: XS0162513211)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

April 2033 Notes (ISIN: XS0909427782)	Number of Notes: Total principal amount of notes in USD: (each held in Noteholder’s deposit account(s))

January 2034 Notes (ISIN: XS0735770637)	Number of Notes: Total principal amount of notes in GBP: (each held in Noteholder’s deposit account(s))

July 2039 Notes (ISIN: XS0437306904)	Number of Notes: Total principal amount of notes in GBP: (each held in Noteholder’s deposit account(s))

December 2042 Notes (ISIN: XS0858598898)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

February 2043 Notes (ISIN: XS0887582186)	Number of Notes: Total principal amount of notes in EUR: (each held in Noteholder’s deposit account(s))

B.	We hereby confirm that we will keep the Holdings in the Notes specified under A. blocked from the date hereof until the End of the Voting Period at 23.59 (CET) on 11 September 2020.

Please note: If the Blocking Confirmation is issued after the vote was cast, the Blocking Confirmation must confirm that the Notes had already been blocked at the date the vote was cast. Noteholders must inform their Noteholder Custodian if they already casted their votes. In this case, please complete the following confirmation statement:

We hereby confirm that we have kept the Holdings in the Notes specified under A. blocked from __________1 until the End of the Voting Period at 23.59 (CET) on 11 September 2020

Name of signatory:

Title:2

Date:

Please see the important information on the following page.

Important information:

This Blocking Confirmation must be submitted to and received by the Scrutineer by 23.59 (CET) on 11 September 2020 at the latest in textform as defined in Section 126b of the German Civil Code (e.g. mail, fax, email) at the address of the Scrutineer mentioned above.

Please take into consideration the information regarding procedure, participation terms, voting rights, evidences, authorisations, countermotions and supplementary proposals as set out in the Consent Solicitation Memorandum which is published in the German Federal Gazette (Bundesanzeiger) or can be a obtained at no cost, by contacting the Tabulation and Voting Agent, whose contact details are shown at the end of the Consent Solicitation Memorandum, or on the Solicitation Website as set out in the Consent Solicitation Memorandum.

Noteholders who have not delivered a Blocking Confirmation to the Scrutineer in accordance with the provisions set out in the Consent Solicitation Memorandum, or have otherwise not evidenced that the relevant Notes are blocked, will not be eligible to vote.

[1]	Please insert the date on which the Noteholder’s vote was cast.
[2]	Please insert your function / position at the Noteholder Custodian.

German Language Version

ANHANG 4

MUSTER-SPERRVERMERK

[Nur bei direkter Stimmabgabe bei der Abstimmungsleiterin vorzulegen]

An:

Frau Dr. Christiane Mühe, Notarin

c/o FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Deutschland

Telefax: +49 (0)69 7079 685 – 55	Stempel der Depotbank

E-Mail: innogy@fm-notare.com

(die Abstimmungsleiterin)

Es wird auf die Aufforderung zur Stimmabgabe der innogy SE vom 13. August 2020 (das Memorandum) sowie auf die Abstimmungen ohne Versammlung, die von 0:00 Uhr (MEZ) am 4. September 2020 bis 23:59 Uhr (MEZ) am 11. September 2020 stattfinden werden, Bezug genommen.

SPERRVERMERK

Sofern nicht abweichend in diesem Sperrvermerk definiert, haben im Memorandum definierte Begriffe bei ihrer Verwendung in diesem Sperrvermerk dieselbe Bedeutung.

A.

Wir bestätigen hiermit, dass sich die nachstehend aufgeführten Schuldverschreibungen zum heutigen Datum in dem im Namen von / auf die Firma bei unserer Bank bestehenden Wertpapierdepot befinden: __________Anschrift / Sitz: __________(zusammen die Bestände an Schuldverschreibungen):

April 2021 fällige Schuldverschreibungen (ISIN: XS 0127992336)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

August 2021 fällige Schuldverschreibungen (ISIN: XS0412842857)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Juli 2022 fällige Schuldverschreibungen (ISIN: XS0437307464)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

November 2022 fällige Schuldverschreibungen (ISIN: XS1829217428)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Dezember 2023 fällige Schuldverschreibungen (ISIN: XS0170732738)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Januar 2024 fällige Schuldverschreibungen (ISIN: XS0982019126)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

April 2025 fällige Schuldverschreibungen (ISIN: XS1595704872)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Mai 2026 fällige Schuldverschreibungen (ISIN: XS1829217345)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Oktober 2027 fällige Schuldverschreibungen (ISIN: XS1761785077)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Juli 2029 fällige Schuldverschreibungen (ISIN: XS0735770637)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Juni 2030 fällige Schuldverschreibungen (ISIN: XS0147048762)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Februar 2033 fällige Schuldverschreibungen (ISIN: XS0162513211)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

April 2033 fällige Schuldverschreibungen (ISIN: XS0909427782)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in USD: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Im Januar 2034 fällige Schuldverschreibungen (ISIN: XS0735770637)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Juli 2039 fällige Schuldverschreibungen (ISIN: XS0437306904)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in GBP: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Dezember 2042 fällige Schuldverschreibungen (ISIN: XS0858598898)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

Februar 2043 fällige Schuldverschreibungen (ISIN: XS0887582186)	Anzahl der Schuldverschreibungen: Gesamtnennbetrag Schuldverschreibungen in EUR: (sämtlich im Bestand in dem/den jeweiligen Wertpapierdepot/s des Gläubigers)

B.

Hiermit bestätigen wir, dass wir die Bestände an den unter A. genannten Schuldverschreibungen ab dem Datum dieses Sperrvermerks bis zum Ablauf des Abstimmungszeitraums, d. h. 23:59 Uhr (MEZ) am 11. September 2020 gesperrt halten.

Hinweis: Wird der Sperrvermerk nach der Stimmabgabe ausgegeben, ist dem Sperrvermerk eine Bestätigung dahingehend beizufügen, dass die betreffenden Schuldverschreibungen bereits zum Zeitpunkt der Stimmabgabe gesperrt waren. Bei bereits erfolgter Stimmabgabe haben die Gläubiger ihre Gläubiger-Depotbank entsprechend zu informieren. In diesem Fall ist die nachstehende Bestätigung auszufüllen:

Hiermit bestätigen wir, dass wir die Bestände an den unter A. genannten Schuldverschreibungen seit dem _________1 bis zum Ablauf des Abstimmungszeitraums, d. h. 23:59 Uhr (MEZ) am 11. September 2020 gesperrt haben.

Name des Unterzeichnenden:

Titel12:

Datum:

Wichtige Hinweise:

Dieser Sperrvermerk muss spätestens um 23:59 Uhr (MEZ) am 11. September 2020 bei der Abstimmungsleiterin in Textform, wie in § 126b BGB definiert, d. h. per Post, Telefax oder E-Mail unter der vorstehend genannten Adresse der Abstimmungsleiterin eingehen.

Bitte berücksichtigen Sie die im Memorandum enthaltenen Hinweise zum Abstimmungsverfahren, zu den Teilnahmebedingungen, den Stimmrechten, Nachweispflichten und Ermächtigungen sowie zu Gegen- und Ergänzungsanträgen; das Memorandum wird im Bundesanzeiger veröffentlicht und kann gebührenfrei beim Tabulation und Voting Agent (dessen Kontaktdaten am Ende des Memorandums angegeben sind) angefordert oder von der Solicitation Website heruntergeladen werden, wie im Memorandum angegeben).

Gläubiger, die keinen Sperrvermerk im Einklang mit den Bestimmungen im Memorandum an die Abstimmungsleiterin übermittelt haben oder in anderer Form die Sperrung der betreffenden Schuldverschreibungen nachgewiesen haben, sind nicht zur Stimmabgabe berechtigt.

[1]	Datum der Stimmabgabe des Gläubigers einfügen.
[1]	Bitte Ihre Funktion / Position bei der Gläubiger-Depotbank angeben.

ANNEX 5

FORM OF PROXY

[To be submitted onfy in case of Direct Voting to the Scrutineer]

To:

Notary Dr. Christiane Mühe

FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Germany

Fax: +49 (0) 69 7079 685 – 55

Email: innogy@fm-notare.com

(the Scrutineer)

Reference is made to the Consent Solicitation Memorandum dated 13 August 2020 by innogy Finance B.V. (the Consent Solicitation Memorandum) and the Votes Without Meeting (Abstimmungen ohne Versammlung) to be held from 0.00 (CET) on 4 September 2020 until 23.59 (CET) on 11 September 2020

POWER OF ATTORNEY

issued by

name:__________1

address:__________ 2

as NOTEHOLDER of one or more Series of Notes.

Terms defined in the Consent Solicitation Memorandum have the same meaning when used in this Form of Proxy unless given a different meaning in this Form of Proxy.

I/We authorise

[Name / Company name of the Representative]

With address / seat at

as Representative

to represent me/us in the Vote(s) Without Meeting with the right to delegate the power of attorney and to exercise my/our voting rights at any such Vote(s) Without Meeting. The Representative is released from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

In case of doubt this power of attorney shall be interpreted extensively.

This power of attorney is governed and construed in accordance with the laws of the Federal Republic of Germany.

Name of signatory:

Title:3

Date:

Important information:

This power of attorney must be submitted to and received by the Scrutineer by 23.59 (CET) on 11 September 2020 at the latest in textform as defined in Section 126b of the German Civil Code (e.g. mail, fax, email) at the address mentioned above.

[1]	Please insert name / company name of Noteholder
[2]	Please insert address / seat of Noteholder
[3]	Please insert your capacity / position if you are acting on behalf of a Noteholder which is a company or on behalf of a third person by power of attorney or any other legal power of representation.

Please take into consideration the information regarding procedure, participation terms, voting rights, evidences, authorisations, countermotions and supplementary proposals as set out in the Consent Solicitation Memorandum which is published in the German Federal Gazette (Bundesanzeiger) or can be a obtained at no cost, by contacting the Tabulation and Voting Agent, whose contact details are shown at the end of the Consent Solicitation Memorandum, or on the Solicitation Website as set out in the Consent Solicitation Memorandum.

We kindly request that representatives of Noteholders who are legal entities or partnerships under German law or foreign law evidence their power of representation by submitting a current excerpt from a relevant register or other equivalent confirmation.

In addition, we kindly request that legal representatives (e.g. parents acting as representatives for their children, guardians acting as representatives for their wards) or an official administrator (e.g. an insolvency administrator) evidence their statutory power of representation by submitting adequate documentation (e.g. the certificate of appointment in the case of an insolvency administrator).

The Notes and any new securities resulting from the Consent Solicitations have not been and will not be registered under the U.S. Securities Act of 1933 as amended (the Securities Act) and any such new securities are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 802, Section 4(a)(2) or Regulation S thereunder.

The Consent Solicitations are made with regard to the Notes of innogy Finance B.V., a private company with limited liability (besloten vennotschap) incorporated under Dutch law, guaranteed by innogy SE, a European Company (Societas Europaea) organised in the Federal Republic of Germany under German and European laws and are subject to German disclosure and procedural requirements that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with applicable accounting standards in Germany that may not be comparable to the financial statements of United States companies. The Consent Solicitations will be made in the United States in reliance on exemptions from Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended. As a result, the Consent Solicitations will be made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to the timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. It may be difficult for Noteholders to enforce their rights and any claim Noteholders may have arising under the federal securities laws, since the Substitute Issuer and the New Guarantor are located in non-U.S. jurisdictions, and some or all of their officers and directors may be residents of non-U.S. jurisdictions. Noteholders may not be able to sue the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor and their respective affiliates to subject themselves to a U.S. court’s judgement.

German Language Version

ANHANG 5

STIMMRECHTSVOLLMACHT

[Nur bei direkter Stimmabgabe bei der Abstimmungsleiterin vorzulegen]

An:

Frau Dr. Christiane Mühe, Notarin

c/o FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Deutschland

Telefax: +49 (0)69 7079 685 – 55

E-Mail: innogy@fm-notare.com

(die Abstimmungsleiterin)

Es wird auf die Aufforderung zur Stimmabgabe der innogy Finance B.V. vom 13. August 2020 (das Memorandum) sowie auf die Abstimmungen ohne Versammlung, die von 0:00 Uhr (MEZ) am 4. September 2020 bis 23:59 Uhr (MEZ) am 11. September 2020 stattfinden werden, Bezug genommen.

VOLLMACHT

erteilt durch

Name:__________ 1

Anschrift:__________2

als GLÄUBIGER einer oder mehrerer Serien der Schuldverschreibungen.

Sofern nicht abweichend in dieser Stimmrechtsvollmacht definiert, haben im Memorandum definierte Begriffe bei ihrer Verwendung in dieser Stimmrechtsvollmacht dieselbe Bedeutung.

Ich/Wir ermächtige(n) hiermit

[Name / Firma des Stimmrechtsvertreters]
Wohnsitz / Geschäftssitz

als Stimmrechtsvertreter

mit der Befugnis, mich/uns bei (einer) Abstimmung(en) ohne Versammlung zu vertreten, mit dem Recht, Untervollmacht zu erteilen und meine/unsere Stimmrechte auf (einer) solchen Abstimmung(en) ohne Versammlung auszuüben. Der Stimmrechtsvertreter ist von den Beschränkungen des § 181 BGB befreit.

Im Zweifelsfall ist diese Vollmacht im weitest möglichen Umfang auszulegen.

Diese Vollmacht unterliegt dem Recht der Bundesrepublik Deutschland und ist entsprechend auszulegen.

Name des Unterzeichnenden:

Titel:

Datum:

Wichtige Hinweise:

Diese Vollmacht muss spätestens um 23:59 Uhr (MEZ) am 11. September 2020 bei der Abstimmungsleitung in Textform, wie in § 126b BGB definiert, d. h. per Post, Telefax oder E-Mail unter der vorstehend genannten Adresse eingehen.

[1]	Name / Firma des Gläubigers
[2]	Anschrift / Geschäftssitz des Gläubigers

Bitte berücksichtigen Sie die im Memorandum enthaltenen Hinweise zum Abstimmungsverfahren, zu den Teilnahmebedingungen, den Stimmrechten, Nachweispflichten und Ermächtigungen sowie zu Gegen- und Ergänzungsanträgen; das Memorandum wird im Bundesanzeiger veröffentlicht und kann gebührenfrei beim Tabulation und Voting Agent (dessen Kontaktdaten am Ende des Memorandums angegeben sind) angefordert oder von der Solicitation Website heruntergeladen werden, wie im Memorandum angegeben).

Vertreter von Gläubigern, bei denen es sich um juristische Personen oder Personengesellschaften nach deutschem oder ausländischen Recht handelt, müssen ihre Vertretungsbefugnis durch Vorlage eines aktuellen Auszugs aus dem betreffenden Gesellschaftsregister oder einer entsprechenden Bestätigung nachweisen.

Gesetzliche Vertreter (wie beispielsweise stellvertretend für ihre Kinder handelnde Eltern, stellvertretend für ihre Mündel handelnde Vormunde) oder amtlich bestellte Verwalter (wie beispielsweise Insolvenzverwalter) müssen ihre gesetzliche Vertretungsmacht durch Vorlage der entsprechenden Dokumente nachweisen (z. B. Ernennungsurkunde im Falle eines Insolvenzverwalters).

Die Schuldverschreibungen sowie alle aus der Aufforderung zur Stimmabgabe herrührenden Wertpapiere wurden und werden nicht gemäß des U.S.-Wertpapiergesetzes von 1933 (das Wertpapiergesetz) in der jeweils geltenden Fassung registriert, und all jene neuen Wertpapiere werden im Sinne der Befreiungsregelung der Registrierungsanforderungen gemäß Rule 802, Section 4(a)(2) oder Regulation S des Wertpapiergesetzes angeboten und verkauft.

Die Aufforderung zur Stimmabgabe erfolgt in Bezug auf Schuldverschreibungen der innogy Finance B.V., einer Gesellschaft mit beschränkter Haftung (besloten vennotschap) nach niederländischem Recht, garantiert durch die innogy SE, einer Europäischen Gesellschaft (Societas Europaea), die in der Bundesrepublik Deutschland nach deutschem und europäischem gegründet wurde, und deutschen Offenlegungs- und Verfahrensanforderungen unterliegt, die sich von denen in den Vereinigten Staaten unterscheiden. Sofern das Dokument Finanzinformationen enthält, wurden diese im Einklang mit den in Deutschland geltenden Rechnungslegungsstandards erstellt, die möglicherweise nicht mit Finanzinformationen von U.S. amerikanischen Unternehmen vergleichbar sind. Die Aufforderung zur Stimmabgabe erfolgt in den Vereinigten Staaten auf Grundlage von Befreiungen nach Section 14(e) des US Securities Exchange Act in der jeweils geltenden Fassung. Dementsprechend wird die Aufforderung zur Stimmabgabe in Übereinstimmung mit den anwendbaren regulatorischen, offenlegungs- sowie verfahrensrechtlichen Anforderungen nach deutschem Recht erfolgen, einschließlich in Bezug auf den Zeitplan, die Abwicklungsverfahren sowie die Zeitpunkte der Zahlungen, die sich von in den Vereinigten Staaten anwendbaren inländischen Angebotsverfahren und Gesetzen unterscheiden. Für die Gläubiger können sich Schwierigkeiten bei der Durchsetzung ihrer Rechte und Ansprüche aus den jeweiligen nationalen Wertpapiergesetzen ergeben, da die Nachfolgeschuldnerin sowie die Neue Garantin außerhalb der U.S.-Jurisdiktion ansässig sind und einige bis alle ihrer Führungskräfte und Organmitglieder außerhalb der U.S.-Jurisdiktion ansässig sein können. Die Gläubiger können die Nachfolgeschuldnerin, die Neue Garantin, die Bestehende Emittentin, die Bestehende Garantin oder ihre jeweiligen Führungskräfte und Organmitglieder möglicherweise nicht vor einem U.S.-amerikanischen Gericht wegen Verstößen der U.S.-amerikanischen Wertpapiergesetze verklagen. Ferner kann es sich schwierig gestalten, die Nachfolgeschuldnerin, die Neue Garantin, die Bestehende Emittentin oder die Bestehende Garantin und ihre jeweiligen verbundenen Unternehmen zu zwingen, sich dem Urteil eines U.S.-Gerichts zu unterwerfen.

EXISTING ISSUER

innogy Finance B.V.

Willemsplein 2/4

5211 AK ‘s-Hertogenbosch

The Netherlands

SUBSTITUTE ISSUER

E.ON International Finance B.V.

Kabelweg 37

1014 BA Amsterdam

The Netherlands

EXISTING GUARANTOR

innogy SE

Opernplatz 1

45128 Essen

Germany

NEW GUARANTOR

E.ON SE

Brüsseler Platz 1

45131 Essen

Germany

SOLICITATION AGENTS

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf London E14 5LB

United Kingdom

For information by telephone: +44 20 7986 8969

Attention: Liability Management Group

Email: liabilitymanagement.europe@citi.com

NatWest Markets N.V.

Claude Debussylaan 94

1082 MD Amsterdam

The Netherlands

For information by telephone: + 44 (0) 20 7085 6124

Attention: Liability Management

Email: liabilitymanagement@natwestmarkets.com

TABULATION AND VOTING AGENT

Lucid Issuer Services Limited

Tankerton Works

12 Argyle Walk

London WC1H 8HA

United Kingdom

For information by telephone: +44 20 7704 0880

Attention: Paul Kamminga / Arlind Bytyqi

Email: innogy@lucid-is.com

Voting Platform: www.lucid-is.com/innogy

SCRUTINEER

Notarin Dr. Christiane Mühe

FM Notare

Taunusanlage 17

60325 Frankfurt am Main

Germany

For information by telephone: +49 69 707 96 850

Email: innogy@fm-notare.com

LEGAL ADVISORS

To the Solicitation Agents as to US law	To the Solicitation Agents as to Dutch law

White & Case LLP Bockenheimer Landstraße 20 60323 Frankfurt am Main Germany	NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands

To the Solicitation Agents as to German law

White & Case LLP

Bockenheimer Landstraße 20

60323 Frankfurt am Main

Germany